As filed with the Securities and Exchange Commission on January 16, 2025

File No. 000-56701

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

New Mountain Net Lease Trust

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation or registration)	99-6897976 (I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor New York, NY (Address of principal executive offices)	10019 (Zip Code)

212-720-0300

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda Daniel B. Honeycutt Simpson Thacher & Bartlett LLP 900 G. Street, N.W. Washington, DC 20001	Benjamin Wells Simpson Thacher & Bartlett LLP 425 Lexington Ave New York, NY 10017

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class I common shares of beneficial interest, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

Explanatory Note

New Mountain Net Lease Trust is filing this Registration Statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We have filed this Registration Statement with the SEC under the Exchange Act on a voluntary basis to provide current information to holders of our common shares.

When used in this Registration Statement, the following terms shall have the meanings set forth below, except where the context suggests otherwise:

•	“we,” “us,” “our,” “NEWLEASE” and the “Company” refer to New Mountain Net Lease Trust, a Maryland statutory trust, together with its consolidated subsidiaries;

•	“Adviser” refers to New Mountain Finance Advisers, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of New Mountain Capital, L.L.C., a Delaware limited liability company (“New Mountain”);

•	“Anchor Shares” refers to, collectively, Class A shares and Class F shares;

•	“annualized base rent” means the Company's pro rata share of the forward 12 months cash rent based on in place rent agreements as of September 30, 2024, excluding tenant recoveries, straight-line rent, and above-market and below-market lease amortization;

•	“common shares” or “shares” refers to our common shares of beneficial interest, par value $0.01 per share, currently classified as Class A common shares (“Class A shares”), Class E common shares (“Class E shares”), Class F common shares (“Class F shares”) and Class I common shares (“Class I shares”);

•	“Initial L.P.” refers to NMNC Initial L.P., LLC, a Delaware limited liability company and the initial limited partner of the Operating Partnership (as defined below), which will be a wholly-owned subsidiary of the Company;

•	“NMC Holders” refers to New Mountain and certain of its professionals and senior advisors that will elect to retain at least $100 million in our Class E shares and/or Class E units of the Operating Partnership in connection with the Formation Transactions (as defined below);

•	“NM Fund I” refers to New Mountain Net Lease Partners, L.P., a Delaware limited partnership;

•	“occupancy” or a specified percentage of our portfolio that is “occupied” means the quotient of (1) the total square footage of our properties minus the square footage of our properties that are vacant and from which we are not receiving any rental payment, and (2) the total square footage of our properties as of a specified date;

•	“Operating Partnership Agreement” refers to the Limited Partnership Agreement of the Operating Partnership, as amended;

•	“Other New Mountain Accounts” refers to investment funds, REITs, vehicles, investment programs, businesses, accounts, products and/or other similar arrangements (in each case, including any new or successor funds, programs, accounts or businesses) sponsored, advised and/or managed by New Mountain that have or will have active investment programs that are focused on real estate equity and/or debt investing or otherwise may make real estate investments;

•	“Other New Mountain Clients” refers to, collectively, Other New Mountain Accounts or discretionary clients of the Adviser or its affiliates;

•	“REIT” means a real estate investment trust; and

•	“Special Limited Partner” refers to NEWLEASE Special Limited Partner LP, a Delaware limited partnership and an indirect, wholly-owned subsidiary of New Mountain that will own a special limited partner interest in the Operating Partnership.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

This Registration Statement does not constitute an offer of securities of the Company or any other New Mountain entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which requires us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

Unless otherwise noted, numerical information contained within this Registration Statement is as of September 30, 2024.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this Registration Statement our Current Reports on Form 8-K filed with the SEC on December 20, 2024, and January 8, 2025.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Special Note Regarding Forward-Looking Statements

This Registration Statement contains forward-looking statements, including forecasts and projections, and statements regarding the Adviser’s assessment of the market. Sentences or phrases that use such words as “believe,” “anticipate,” “plan,” “may,” “hope,” “can,” “will,” “expect,” “goal,” “objective,” “forecast,” “seek,” “should,” “project,” “estimate,” “intend,” “continue” and other similar expressions identify forward-looking statements and not historical facts, but their absence does not mean that a statement is not forward-looking. The forward-looking statements contained in this Registration Statement include, among others, forecasts and assumptions as to:

•	Interest rates;

•	Economic growth;

•	Changes in demographics;

•	Market conditions;

•	Rent growth;

•	Net operating income growth;

•	Capitalization rates; and

•	Occupancy rates.

Forward-looking statements involve risks and uncertainties that could cause actual results and outcomes to differ materially from those suggested by the forward-looking statements, as well as assumptions that may prove to be incorrect, and as such are inherently unreliable. You should be aware that return projections, forecasts, other forward-looking statements and statements regarding the Adviser’s assessment of the market are by their nature uncertain. Factors that could cause actual results or outcomes to differ materially from those suggested by the forward-looking statements include the following:

•	Changes in interest rates;

•	Inflation;

•	Unexpected market movements;

•	A slowdown or contraction of the economy;

•	Legislative or regulatory developments;

•	Errors in strategy execution;

•	Acts of God and wars (including the recent wars between Israel and Hamas and Russia and Ukraine); and

•	Other asset-level developments, including the risk factors described in “Item 1A Risk Factors.”

Due to various risks, uncertainties and assumptions, including, without limitation, those set forth in “Item 1A Risk Factors” and “Item 7 Certain Relationships and Related Transactions, and Trustee Independence - Potential Conflicts of Interest,” actual events or results or the actual performance of the Company may differ materially from those reflected in or contemplated by the forward-looking statements contained in this Registration Statement. As a result, you should not rely on such forward-looking statements. The Adviser, New Mountain, the Company, and their respective affiliates and employees expressly disclaim any representation or warranty regarding involvement in or responsibility for any forward-looking statements contained herein. The market analysis presented herein represents the subjective views of the Adviser.

You are cautioned not to place undue reliance on forward-looking statements and statements regarding the Adviser’s assessment of the market, which speak only as of the date hereof or the date referenced herein, and the Adviser undertakes no obligation to update or revise any such statements, whether as a result of new information, future events or otherwise.

Summary Risk Factors

The following is only a summary of the principal risks that may adversely affect our business, financial condition and results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A Risk Factors.”

Some of the more significant risks relating to our business, our private offering and an investment in our common shares include:

•	Certain of the investments that comprise the Seed Portfolio (as defined below) have been held for a limited period of time and, following the completion of the Formation Transactions, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

•	Since there is no public trading market for our common shares, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide shareholders with the opportunity to request that we repurchase their shares on a quarterly basis (after any applicable lock up period), but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular calendar quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if in its discretion it deems such action to be in our best interest, such as when repurchase requests would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of repurchasing our shares. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	We cannot guarantee that will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayments of our assets, borrowings, return of capital or offering net proceeds. We have no limits on the amounts we may fund from such sources.

•	The purchase price and repurchase price for our common shares will be generally based on our prior month’s NAV (subject to material changes as described above) and will not be based on any public trading market. While there will be independent valuations of our investments from time to time, the valuation of investments is inherently subjective and our NAV may not accurately reflect the actual price at which our investments could be liquidated on any given day.

•	We have no employees and are dependent on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other New Mountain Accounts, the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.

•	Principal and interest payments on any borrowings will reduce the amount of funds available for distribution or investment in additional real estate assets.

•	There are limits on the ownership and transferability of our shares.

•	We do not own the New Mountain name, but we are permitted to use it as part of our corporate name pursuant to the terms of the advisory agreement between us and the Adviser or its affiliate (the “Advisory Agreement”). Use of the name by other parties or the termination of our license to use the New Mountain name may harm our business.

•	While our investment strategy includes investing in net leased properties with a focus on providing current income to investors, an investment in us is not an investment in fixed income. Fixed income has material differences from an investment in the Company, including those related to vehicle structure, investment objectives and restrictions, risks, fluctuation of principal, safety, guarantees or insurance, fees and expenses, liquidity and tax treatment.

•	We intend to continue to qualify as a REIT for U.S. federal income tax purposes. However, if we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our shareholders could materially decrease.

•	The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.

•	Investment in net lease assets involves certain risks, including, but not limited to, tenants’ inability to pay rent, increases in interest rates and lack of availability of financing, tenant turnover and vacancies, and changes in supply of or demand for similar properties in a given market.

•	We will depend on tenants for our revenue, and therefore our revenue will be dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could materially adversely affect our revenue and net income, overall performance, results of operations and ability to pay distributions.

•	COVID-19 has had a negative impact on the economy and business activity globally (including in the markets in which we plan to invest). COVID-19 or other pandemics could adversely affect the performance of our investments.

•	We are subject to risks related to changes in global, national, regional or local economic, demographic or capital market conditions (including volatility as a result of the ongoing conflicts between Russia and Ukraine and Israel and Hamas and the rapidly evolving measures in response).

Item 1	Business

(a)          General Development of Business

We are a Maryland statutory trust formed on August 5, 2024. We are externally managed by our investment adviser, New Mountain Finance Advisers, L.L.C., a Delaware limited liability company and an affiliate of our sponsor, New Mountain.

Our investment strategy is primarily to acquire, own, finance and lease a diversified portfolio of operationally critical, single-tenant, commercial net lease real estate assets located in the United States. We utilize New Mountain’s deep sponsor relationships and sponsor coverage effort to help identify, source, and execute new net lease opportunities. Our acquisition approach focuses on underwriting (i) tenant’s credit, (ii) the real estate, and (iii) the location’s criticality to the tenant’s underlying operations. We leverage New Mountain’s leading underwriting engine, housed by the private equity and credit arms, to provide tools to efficiently and, we believe, accurately underwrite the underlying tenant credit.

We may also selectively invest in real estate-related assets, including debt investments such as commercial mortgage loans, bank loans, mezzanine loans, other interests relating to real estate, debt of companies in the business of owning and/or operating real estate-related businesses, agency and non-agency residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”), collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”) and publicly listed equity securities of real estate and real estate-related companies, preferred equity, real estate corporate debt, equity of other REITs/traded securities, to provide current income and, alongside our credit facilities and operating cash flow, serve as an additional source of liquidity for cash management, satisfying share repurchases under our share repurchase plan and other purposes.

Our structure as a perpetual-life REIT allows us to originate, acquire, finance and manage our investment portfolio in an active and flexible manner. We believe the structure is advantageous to shareholders, as we are not limited by a pre-determined operational period and the need to liquidate assets, potentially in an unfavorable market, to satisfy a liquidity event at the end of that period.

Following the initial closing of our private offering, we intend to conduct a continuous, blind pool private offering of our common shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to investors that are (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of common shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act). We expect the initial closing of our private offering to occur on or about January 2, 2025.

(b)          [Reserved]

(c)           Description of Business

The Company

We are structured as a non-listed, perpetual-life REIT, and therefore our securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list our securities on a national securities exchange. As a perpetual-life REIT, our common shares are intended to be sold monthly on a continuous basis at a price generally equal to our prior month’s NAV per share. Accordingly, we are not able to accurately estimate an amount we seek to raise in our continuous, blind pool private offering of our common shares. We intend to elect and qualify to be taxed as a REIT under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes and generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our REIT taxable income to shareholders and maintain our qualification as a REIT. Our principal office is located at 1633 Broadway, 48th Floor, New York, NY, 10019 and our telephone number is (212) 720-0300.

Formation Transactions

Prior to the initial closing of our private offering, we, together with NM Fund I and certain other affiliates of New Mountain, expect to undertake a series of transactions (collectively, referred to as, the “Formation Transactions”), as summarized below:

•	The Adviser determined the net asset value of the Seed Portfolio as of September 30, 2024 (the “Seed Portfolio Fair Value”), and our board of trustees engaged CBRE Capital Advisors, Inc. (“CBRE”) to provide a fairness opinion with respect to such valuation. CBRE’s fairness opinion was obtained on October 30, 2024, and delivered to the Company’s board of trustees.

•	NM Fund I will contribute 100% of the outstanding common stock of New Mountain Net Lease Partners Corporation, a Maryland corporation (the “Existing REIT”), which prior to such contribution indirectly owned the Seed Portfolio (the “REIT Contribution”), to us in exchange for a number of the Company’s common shares based on the Seed Portfolio Fair Value, divided by $20.00.

•	Substantially concurrently with the REIT Contribution, the Existing REIT will (1) redeem all outstanding shares of preferred stock in accordance with their terms and (2) file articles of conversion to convert to a Delaware limited partnership (the “OP Conversion”).

•	In connection with the OP Conversion, the Existing REIT will change its name to NEWLEASE Operating Partnership LP (after such conversion and name change, referred to as, the “Operating Partnership”).

•	NM Fund I will then distribute in kind our common shares that it receives in connection with the REIT Contribution to its existing partners in proportion to their ownership in NM Fund I immediately prior to the Formation Transactions, who will have the opportunity to elect to have their common shares repurchased by us. To the extent the net proceeds in the initial closing of our private offering are not sufficient to repurchase all such common shares from existing NM Fund I partners who elect to have their shares repurchased, NM Fund I (or an alternative investment vehicle thereof) will continue to directly own a portion of our common shares. In accordance with the terms of our share repurchase plan, to the extent such holders request we repurchase their common shares, we intend to use the net proceeds from subsequent closings in our private offering to repurchase any such shares.

We will not undertake the initial closing of our private offering until each of the Formation Transactions are completed, which we expect to occur on or about January 2, 2025.

New Mountain

New Mountain is a leading alternative investment firm with aggregate assets under management totaling approximately $55 billion across private equity, credit, and net lease investment strategies, as of September 30, 2024. The Firm emphasizes intensive fundamental research and a growth-oriented, “value-add” investment approach, rather than reliance on excessive risk, as the best path to high and consistent long-term returns. New Mountain has developed research and operational expertise in carefully selected defensive growth niches of life sciences, consumer health and wellness, specialty materials and ag tech, biopharmaceutical technology, health technology, auto aftermarket & roll-ups, home services & aging in place, infrastructure services & technology, asset light financial services & fintech, corporate professional services including process outsourcing, digital transformation, digital marketing & ad tech, future of work, software & payments, industrial growth and tech, food products and testing, specialty packaging, and specialty distribution and works systematically to establish expertise in additional sectors over time.

New Mountain believes that it has established itself over the last 20+ years as a lasting and preeminent institution with a strong and enduring culture. The Firm’s culture is built around its mission to be “best in class” in the new generation of investment managers in real estate, private credit, and private equity investing. The Firm emphasizes: (i) intellectual honesty without personal politics; (ii) a flat organization with active, “hands on” senior leadership; (iii) opportunities to advance based on merit; (iv) shared rewards; and (v) ethics, rigor and a dedication to being the very best.

The New Mountain Net Lease platform (“NMNL”) is tightly integrated with the leading underwriting engine of New Mountain’s Private Equity and Credit platforms which provide a unique competitive advantage for cross-fertilization and deep credit underwriting capabilities, both of which are critical to executing the net lease strategy.

Investment Objectives

Our investment objectives are to invest in real estate and real estate-related assets that will enable us to:

•	Provide current income in the form of predictable, stable monthly cash distributions;

•	Realize appreciation in net asset value (“NAV”) from differentiated sourcing, investment selection, structuring and proactive asset management;

•	Preserve and protect invested capital; and

•	Provide an investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with the potential for additional upside through real estate tax advantages, appreciation and lower volatility than publicly-traded real estate companies.

We cannot assure you that we will achieve our investment objectives. In particular, we note that our NAV may be subject to volatility related to the values of our assets. See “Item 1A Risk Factors.”

Investment Strategy

Our investment strategy is primarily to acquire, own, finance and lease a diversified portfolio of operationally critical, single-tenant, commercial net lease real estate assets located in the United States. We utilize New Mountain’s deep sponsor relationships and sponsor coverage effort to help identify, source, and execute new net lease opportunities. Our acquisition approach focuses on underwriting (i) tenant’s credit, (ii) the real estate, and (iii) the location’s criticality to the tenant’s underlying operations. We leverage New Mountain’s leading underwriting engine, housed by the private equity and credit arms, to provide tools to efficiently and, we believe, accurately underwrite the underlying tenant credit.

Ongoing monitoring of tenant credit quality is an important element of our risk management activity. We review each of our tenant’s (and any applicable guarantor’s) financial statements no less than annually and perform ongoing monitoring of tenant and guarantor announcements pertaining to their business operations and financial performance. We perform certain financial analysis on the financial statements, when available, to understand the tenant’s ability to meet financial obligations when due. We also benchmark financial performance at the properties we own to other similar properties, to the extent such information is available.

We may also selectively invest in real estate-related assets, including debt investments such as commercial mortgage loans, bank loans, mezzanine loans, other interests relating to real estate, debt of companies in the business of owning and/or operating real estate-related businesses, agency and non-agency RMBS, CMBS, CLOs, CDOs (each term defined below) and publicly listed equity securities of real estate and real estate-related companies, preferred equity, real estate corporate debt, equity of other REITs/traded securities, to provide current income and, alongside our credit facilities and operating cash flow, serve as an additional source of liquidity for cash management, satisfying share repurchases under our share repurchase plan and other purposes. Subject to maintaining our qualification as a REIT under the Code and maintaining our exclusion from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”), there are no limits on the amount of our assts that may be invested in any particular target asset, including real estate-related assets. See "Item 1A Risk Factors-Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act."

Our structure as a perpetual-life REIT allows us to originate, acquire, finance and manage our investment portfolio in an active and flexible manner. We believe the structure is advantageous to shareholders, as we are not limited by a pre-determined operational period and the need to liquidate assets, potentially in an unfavorable market, to satisfy a liquidity event at the end of that period.

Target Assets

Net Lease Assets

We invest primarily in single-tenant, difficult-to-vacate, operationally critical facilities housed in fundamentally sound real estate, which we believe provides downside protection and consistent high occupancy. We focus on investments with the below attributes; however, we may invest in assets that do not meet some or all of the below criteria.

•	Transaction Types: Sale Leaseback, Existing Net Lease, Build-To-Suit.

•	Asset Types: Light Manufacturing, Cold Storage/Food Manufacturing, Life Science, Warehouse & Distributions, Industrial Outdoor Storage, Automotive Services, Medical/Veterinarian Facilities, Family Entertainment.

•	Tenant Sectors: Containers and Packaging, Commodity and Specialty Chemicals, Food Products and Distributors, Health Care Equipment, Services, and Supplies, Industrial Machinery and Supplies and Components, Trading Companies and Distributors, Pharmaceuticals, Biotech, and Life Science, Environmental and Facility Services, Personal Care Products, Communication Equipment, Industrial Machinery, Medical and Veterinarian Services, Family Entertainment, Automotive Service, among others.

•	Geography: Primarily U.S. focused.

•	Lease Structure: Single and multi-property, non-cancellable leases and master leases structured to maximize downside protection.

•	Lease Term: Medium to long term leases with renewal terms (e.g., typically 10 years or more).

•	Rent Escalations: Annual rent escalators (typically fixed at 2%+).

Cash, Cash Equivalents and Other Short-Term Investments

We intend to hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:

•	money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

Other Investments

The allocation of our capital among our target assets will depend on market conditions at the time we invest and may change over time in response to prevailing market conditions, including with respect to interest rates and general economic and credit market conditions. We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code and maintaining our exclusion from registration under the Investment Company Act. Such other assets may include, among other things, other net lease assets that may include longer or shorter terms or may not be “triple” net lease and/or ground lease investments.

Seed Portfolio

Following the completion of the Formation Transactions, NEWLEASE will own a fully invested and financed, granularly diverse portfolio of seasoned, stabilized, net leased industrial assets comprising nearly 15.5 million square feet and a weighted average remaining lease term (WALT) of 15.1 years (the “Seed Portfolio”). As of September 30, 2024, the Seed Portfolio had an occupancy rate of 100% and an annualized base rent of approximately $85 million. The Seed Portfolio’s 166 industrial properties are leased to 33 tenants that have grown through COVID and the inflationary cycle without a single lease default or missed rental payment as of September 30, 2024.

Further details on the Seed Portfolio are set forth below:

Tenant	No. of Properties	Square Feet	Assumable Debt (in millions)(1)	Interest Rate(2)	Lease Term Remaining(3)	Loan Term Remaining(4)
PCI Pharma Services	5	1,356,188	$108.5	3.38%	15.1	5.2
Boyd Corporation	4	451,920	$25.4	3.53%	15.5	6.0
Boyd Corporation	3	183,797	$30.0	3.24%	16.9	2.2
Amneal Pharmaceuticals	1	491,200	$59.0	3.20%	18.8	6.8
Exactech	8	444,973	$—	—	17.5	—
FXI Inc.	6	1,790,587	$62.3	4.94%	13.8	3.8
Quirch	4	951,651	$53.0	5.08%	14.1	4.2
Cadence Petroleum	17	597,209	$25.8	6.15%	17.9	8.3
ABX Solutions	4	972,499	$26.0	3.07%	16.9	7.1
Boston Scientific	1	258,375	$39.7	3.29%	11.2	6.6
Rollins	14	230,010	$39.4	3.21%	11.4	6.8
Arctic Glacier	21	539,369	$24.6	4.66%	20.3	4.6
Beijer Ref	24	606,967	$32.1	4.43%	17.3	7.8
Performance Food Group	3	639,162	$31.9	3.77%	8.3	3.7
Voyant Beauty	3	861,600	$30.2	4.36%	17.2	7.8
BOX Partners	1	425,578	$22.8	3.49%	17.3	2.3
Paragon Films	3	465,895	$21.8	3.45%	16.8	6.9
Rohrer	4	394,658	$20.5	4.94%	17.3	2.7
Team Tech	4	484,031	$17.2	3.74%	14.8	5.0
Diversey North America	2	340,414	$15.7	3.20%	10.5	5.7
Depot Connect International	6	96,444	$14.9	4.76%	19.9	4.0
Pretium Packaging	2	310,401	$13.6	3.68%	14.8	5.2
DYMA Brands	5	438,407	$9.0	4.30%	9.9	4.9
PPC Flexible Products	2	474,299	$19.1	4.90%	14.2	4.3
ICP Group	4	332,681	$13.2	4.43%	15.0	7.8
Techmer PM	2	247,366	$15.4	3.60%	16.5	6.7
Pet Food Experts	1	197,300	$11.6	3.41%	11.0	6.3
Arotech	3	121,779	$10.4	3.58%	16.0	6.3
SunOpta	1	67,041	$10.3	3.50%	9.3	2.3
Abzena	1	49,534	$9.2	3.57%	7.7	4.0
ImageFirst	2	122,475	$7.0	3.72%	9.9	5.2
RelaDyne	1	184,530	$7.2	3.48%	9.5	6.3
Colson Group	2	214,500	$5.7	4.72%	14.4	4.6
Brook & Whittle	2	64,609	$3.4	4.12%	9.8	4.9
TOTAL/WEIGHTED AVERAGE	166	15,407,449	$836	3.9%	15.1	5.4

(1)	“Assumable Debt” represents the aggregate principal amount of in place mortgage financing secured by the applicable property or properties comprising the Seed Portfolio, as of September 30, 2024, that are expected to be assumed by NEWLEASE in connection with the completion of the Formation Transactions, and are based on in place financing agreements as of the date of this Registration Statement.

(2)	“Interest Rate” represents the applicable interest rate payable related to each mortgage financing referred to under “Assumable Debt,” as of September 30, 2024, and are based on in place financing agreements as of the date of this Registration Statement.

(3)	“Lease Term Remaining” represents the remaining term under the applicable lease agreement, assuming no extension options, if any, are exercised by the applicable tenant, as of September 30, 2024, and is based on in place lease agreements as of the date of this Registration Statement.

(4)	“Loan Term Remaining” represents the applicable remaining term, assuming no extension options are exercised, if any, related to each mortgage financing referred to under “Assumable Debt,” as of September 30, 2024, and are based on in place financing agreements as of the date of this Registration Statement.

Footprint by property

Diversification by Tenant, Property Sub-Type and Region

Tenant Industry(1)
Containers & Packaging
27%
Food Products & Distributors
16%
Commodity & Specialty Chemicals
16%
Health Care Equipment, Services & Supplies
13%
Trading Companies & Distributors
9%
Pharmaceuticals, Biotechnology & Life Sciences
7%
Environmental & Facility Services
6%
Other
5%
Primary Property Sub-Type(2)
Light Manufacturing
50%
Life Science
17%
Cold Storage/Food Manufacturing
13%
Warehouse & Distribution
11%
Industrial Outdoor Storage ("IOS")
10%
Other
1%
Region(2)
South
35%
Midwest
33%
Northeast
19%
Pacific
6%
West
5%
Canada
2%

(1)	“Tenant Industry” is weighted based on the annualized base rent for the Company’s pro rata portion of the base rent. Annualized base rent is determined by reference to the Company’s pro rata share of the September 30, 2024, base rent, and is based on in place lease agreements as of the date of this Registration Statement, multiplied by 12, and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization.
(2)	“Primary Property Sub-Type” and “Region” are weighted by square feet as of September 30, 2024, based on in place lease agreements as of the date of this Registration Statement.

Lease Expirations

The following chart sets forth our lease expirations as a percentage of the forward twelve months’ contractual rent(1) as of September 30, 2024, based on in place lease agreements as of the date of this Registration Statement.

(1) “Forward twelve months' contractual rent” represents forward from September 30, 2024, and are based on in place lease agreements as of the date of this Registration Statement.

Market Opportunity

We believe there is substantial opportunity in the current net lease market environment due to the two factors outlined below:

i.	Capital Markets: We believe that continued strong private equity investment flows are driving high-quality deals into a sale-leaseback market. Moreover, we believe that competition for private equity acquisitions is placing even greater emphasis on the capital structure optimization, which can be provided through sale leaseback transactions.

ii.	Competitive Landscape: There has been an increase in competition for net lease deals as well as an increase in user demand for industrial buildings, build-to-suits, and cap structure optimization, which are driving deals to the market. New Mountain has a proven track-record in the net lease space and a reputation for execution certainty, which we believe positions us to continue to win deals even as competition increases.

We believe that our strategy offers higher yield, call protection, and longer duration than the alternatives, while providing additional downside protection and greater upside potential.

Potential Competitive Strengths

New Mountain has been investing in operationally critical, triple net real estate since 2016. The platform has invested $2.2 billion across 54 transactions representing 24 million square feet of single tenant, net leased industrial real estate. New Mountain employs a defensive core-plus real estate strategy focused on U.S. assets primarily leased to sponsor-backed non-investment grade tenants in industries that are well-researched by New Mountain. We believe our ability to execute our investment strategy is supported by distinctive competitive strengths, including:

Scaled Real Estate Investing Platform

New Mountain is a fully scaled investment platform with $2.1 billion of acquisition value in industrial triple net lease assets over the past 8 years. New Mountain holds a portfolio of 22 million square feet across 217 properties located in 45 states and Canadian provinces leased to 47 tenants.

Experienced Management and Deep Organizational Resources

New Mountain is led by industry veteran Teddy Kaplan who has over 20 years of experience in the real estate industry underwriting, structuring, financing, managing investments, and selling assets. Mr. Kaplan is supported by four dedicated investment professionals and three dedicated back office/asset management professionals. New Mountain also has the support of the broader New Mountain platform, which is comprised of over 240 professionals, including 150 investment professionals, led by approximately 30 Managing Directors, 20 Senior Advisors (generally equivalent to “Operating Partners” at other firms), 20 Directors and 20 Vice Presidents. In addition, the Firm draws upon the experience of its extended network of industry experts.

Differentiated Approach in a Defined Market Niche

We strive to provide investors consistent monthly distributions and capital appreciation through our differentiated sourcing and underwriting approach. As part of the broader New Mountain platform, we leverage the Firm’s relationships and underwriting engine to efficiently and, we believe, accurately source and diligence transactions. We have the support of approximately 150 New Mountain investment professionals and benefits from direct access to New Mountain’s substantial middle market private equity and credit platforms’ connectivity. We believe that together these platforms provide a unique competitive advantage for cross-fertilization and deep credit underwriting capabilities, both of which are critical to executing the strategy.

Multifaceted Downside Protection

We seek to achieve critical downside protection through the following key components of our strategy: (i) New Mountain’s significant underwriting capabilities; (ii) high criticality of target assets; (iii) medium to long-term non-cancellable lease obligations of tenants; (iv) sizable business disruption costs to tenants if they can no longer operate in their existing facility; and (v) focus on tenants with high coverage ratios of EBITDA to rent. As a result of these features, New Mountain believes that the possibility of default and/or bankruptcy is low. This heightened focus on “defensive growth” strategies has been at the forefront of New Mountain’s business since its inception. To date, there has been no bankruptcy or business failure on any New Mountain private equity investment.

New Mountain’s Investment Approach

We expect to leverage the considerable resources, investing experience, knowledge, and relationships of the entire New Mountain platform throughout our investment process. New Mountain’s private equity investment professionals and its dedicated credit staff work as a unified team to find new investment opportunities and underwrite and execute them. We believe this integrated approach enables a deeper level of due diligence than could otherwise be conducted by a stand-alone firm. New Mountain believes that this integrated model promotes superior investment selection and has been a key contributor to the success of the New Mountain’s private equity and credit portfolios. This same approach is used for the NMNL platform. While a number of net lease managers benefit from an affiliation with a private equity firm, New Mountain believes its model is truly differentiated because of the integrated manner in which the Adviser sources and underwrites investments.

As part of the greater New Mountain platform, we expect to be able to leverage New Mountain’s market connectivity, sourcing and intermediary coverage and credit underwriting engine housed by the private equity and credit arms of New Mountain through our relationship with the Adviser. New Mountain has deep sponsor relationships, a sponsor coverage effort, and a capital markets team that help identify, source and execute on new net lease opportunities. With both the private equity and credit platform seeing over 1,000 deals each on an annual basis, we believe that the depth of market knowledge made available to us will give us a unique competitive advantage in both sourcing and evaluating transactions. By utilizing New Mountain’s approximately 150 investment professionals, its deep sponsor relationships, as well as the direct origination efforts of the credit team, we believe our sourcing and underwriting efforts are demonstrably differentiated.

Borrowing Policies

In connection with the Formation Transactions, the Company expects to acquire the Seed Portfolio, certain properties of which currently are subject to in place mortgage financings secured by the applicable property. In connection with the Company’s acquisition of the Seed Portfolio, certain of such mortgage financings are expected to be assumed by the Company, as set forth in the table above under “—Seed Portfolio.” In addition, NM Fund I currently has a unsecured, revolving credit agreement, which provides for maximum borrowings of up to $88 million. It is expected that such credit agreement will be refinanced in connection with the Formation Transactions. Assuming the Formation Transactions occurred as of September 30, 2024, the Seed Portfolio’s leverage ratio was approximately 59%.

Following the completion of the Formation Transactions, we intend to target a leverage ratio of approximately 55% to 75% of our gross real estate assets (measured using the greater of fair market value and purchase price, including equity in our real estate-related asset portfolio), inclusive of property-level and entity-level debt net of cash, but excluding debt on our real estate-related debt portfolio. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio of properties or, subject to our board of trustee’s oversight, on a portfolio-wide basis.

Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in its settled real estate debt investments. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, will not be included as part of the calculation above.

Temporary Strategies

We may deviate from our investment guidelines and/or target allocations and invest all or any portion of our assets in U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that we considers consistent with this strategy. During these periods, we may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. It is impossible to predict when, or for how long, we will use these alternative strategies. There can be no assurance that such strategies will be successful.

Operating and Regulatory Structure

Investment Company Act Considerations

We intend to engage primarily in the business of investing in real estate and to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We may also invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which Other New Mountain Accounts may invest. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

We intend to conduct our operations so that we and most of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in non-investment company businesses related to real estate. In addition, we expect to be able to conduct our subsidiaries’ respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we may need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

To the extent we ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

We will classify our assets for purposes of our 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/25% test, based on certain no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if we are active in the management and operation of the joint venture and have the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other New Mountain Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control or in which we share control.

Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities (“MBS”) that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration. A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see “Item 1A Risk Factors - Risks Related to the Private Offering and Our Organizational Structure.”

Operating Structure and REIT Considerations

A non-listed REIT is a REIT whose common shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold by the Company monthly on a continuous basis at a price generally equal to the Company’s prior month’s NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular calendar quarter in our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our Declaration of Trust or otherwise to effect a liquidity event at any time.

We elected and have qualified to be taxed as a REIT under the Code beginning with the first taxable year of the Existing REIT (our predecessor for U.S. federal tax purposes) ending December 31, 2018, and each year since, and intend to continue to make such an election. In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a real estate portfolio under professional management;

•	satisfies the various requirements of the Code, including a requirement to distribute to shareholders at least 90% of its REIT taxable income each year; and

•	is generally not subject to U.S. federal corporate income taxes on its REIT taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.

In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. See “Item 1A Risk Factors - Risks Related to our REIT Status and Certain Other Tax Items.”

We plan to own all or substantially all of our assets through the Operating Partnership. We are the sole general partner of the Operating Partnership. The Special Limited Partner will own a special limited partner interest in the Operating Partnership. In addition, each of the Adviser and the Special Limited Partner may elect to receive units in the Operating Partnership in lieu of cash for its management fee and performance participation interest, respectively. The Adviser and the Special Limited Partner may put these units back to the Operating Partnership and receive cash unless our board of trustees determines that any such repurchase for cash would be prohibited by applicable law or our Declaration of Trust, in which case such Operating Partnership units will be repurchased for common shares. The use of our Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.

The below presents the current organizational chart of NM Fund I, prior to giving effect to the Formation Transactions.

(1)	See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Seed Portfolio” for a table that provides the Company’s ownership in each property that comprises the Seed Portfolio.

The following chart shows our ownership structure and our relationship with New Mountain, the Adviser and their respective affiliates following the completion of the Formation Transactions.

Anchor Investors (Class A shares)
33.6%(1)
Other Investors (Class I shares)
0.0%(1)
Anchor Investors (Class F shares)
41.5%(1)
NMC Holders (Class E shares)
24.9%(1)
New Mountain
New Mountain Net Lease Trust
New Mountain Finance Advisers, L.L.C.
Advisory Agreement
100%
NMNC Initial L.P., LLC
General Partner Interest(2)
Limited Partner Interest(2)
100%(2)
NEWLEASE Operating Partnership L.P.
Special Limited Partner Interest
NEWLEASE Special Limited Partner, L.P.
Seed Portfolio(3)

(1)

The number of common shares to be issued to NM Fund I in connection with the REIT Contribution will be based on the Seed Portfolio Fair Value, which for purposes of the above is assumed to be approximately $546.2 million, divided by $20.00. NM Fund I will distribute in kind the common shares that it receives in connection with the REIT Contribution to its existing partners in proportion to their ownership in NM Fund I immediately prior to the Formation Transactions, who will have the opportunity to elect to have their common shares repurchased by us. The above assumes (i) the issuance of an aggregate of approximately 27,307,734.25 common shares of the Company, consisting of 831,571.40 Class A shares, 6,287,641.75 Class F shares and 20,188,521.10 Class E shares to be issued to NM Fund I in consideration for the REIT Contribution, (ii) the issuance of an additional 13,151,717.95 common shares of the Company, consisting of 8,215,703.00 Class A shares, 4,893,014.95 Class F shares, 500 Class I shares and 42,500 Class E shares, to investors in the initial closing of our private offering and (iii) the repurchase by us of an aggregate of approximately 13,528,237.50 common shares, consisting of 13,518,889.15 Class E shares and 9,348.35 Class A shares, from existing partners of NM Fund I who elect to have their common shares repurchased. Following the completion of the Formation Transactions and each of the issuances and related repurchases outlined in (i) – (iii) in the prior sentence, the presentation assumes the Company will have an aggregate of 26,931,214.70 common shares outstanding, consisting of 6,712,131.95 Class E shares, 9,037,926.05 Class A shares, 11,180,656.70 Class F shares and 500 Class I shares. For the initial closing of our continuous private offering, the above percentages are subject to change based on final elections by existing partners of NM Fund I and subscriptions received in connection with the initial closing of our continuous private offering. The allocation of each class of the Company’s common shares described herein is subject to change and is based on a variety of factors, including but not limited to, the Company’s ability to raise funds, elections by existing partners of NM Fund I to have their common shares repurchased by the Company and any final adjustments to the NAV of the Seed Portfolio, among others. Following the initial closing of our continuous private offering, such percentages are expected to change based on additional issuances of Class A shares, Class F shares, Class E shares and Class I shares in subsequent closings of our continuous private offering and repurchases under our share repurchase plan.

(2)	Following the completion of the Formation Transactions, the Company will be the sole general partner of the Operating Partnership and will directly own 99% of the limited partnership interest and indirectly, through its 100% ownership in NMNC Initial L.P., LLC, own the remaining 1% of limited partner interest. Immediately following the initial closing of our continuous private offering, the Operating Partnership is not expected to have any third-party holders of Operating Partnership units.

(3)	See “Item 2 Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Seed Portfolio” for a table that provides the Company’s ownership in each property that comprises the Seed Portfolio, upon the completion of the Formation Transactions.

Our Board of Trustees

We operate under the direction of our board of trustees. Our board of trustees is currently comprised of one trustee, Adam Weinstein. Our board of trustees intends to retain the Adviser to manage the acquisition and dispositions of our investments, subject to supervision by the board of trustees.

Upon the initial closing of our private offering, our board of trustees will have seven members, four of whom will be independent trustees, as defined by our Declaration of Trust. Two-thirds of our board of trustees may change the number of trustees, from time to time, but not to fewer than three nor more than fifteen, unless we amend our Bylaws. Our Bylaws provide that a majority of our trustees must be independent trustees, except for a period of up to 60 days after the death, removal or resignation of, or other vacancy involving, an independent trustee pending the election of a successor independent trustee. Our Declaration of Trust defines “independent trustee” as a trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, or New Mountain or its affiliates, (b) whom our board of trustees affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect that four trustees will be determined by our board of trustees to be independent trustees, giving us a majority independent board of trustees.

For so long as New Mountain or its affiliate acts as investment adviser to us, New Mountain shall have the right to designate three trustees for election to our board of trustees. Furthermore, our board of trustees will be required to consult with New Mountain in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal for cause by shareholders in accordance with our Declaration of Trust).

Each trustee will serve until his or her resignation, removal, death, or adjudication of legal incompetence or the election and qualification of his or her successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. For these purposes, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. A vacancy on our board of trustees resulting for any reason other than removal for “cause” by the shareholders, may be filled only by a vote of a majority of the remaining trustees; provided that any vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees. A vacancy on our board of trustees resulting from removal by the shareholders for “cause” or if there are no trustees may be filled only by the shareholders; provided, that if the trustee so removed was designated by New Mountain pursuant to our Declaration of Trust, then New Mountain will have the exclusive right to designate a successor trustee for election to our board of trustees.

Our board of trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, our board of trustees will supervise the relationship between us and the Adviser. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.

Our board of trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, intends to review our investment policies with sufficient frequency, and at least annually, to determine that they are in our best interest.

Advisory Agreement

The description below of the advisory agreement between us and the Adviser or its affiliate (the “Advisory Agreement”), which we expect to enter into in connection with the initial closing of our private offering, is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Advisory Agreement, a form of which is filed as an exhibit to this Registration Statement.

Our board of trustees at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to the Company and the Operating Partnership. Pursuant to the Advisory Agreement, our board of trustees will delegate to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services

Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:

•	serving as an adviser to us and the Operating Partnership with respect to the establishment and periodic review of our investment guidelines and our and the Operating Partnership’s investments, financing activities and operations;

•	sourcing, evaluating and monitoring our and the Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of our and the Operating Partnership’s assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of trustees;

•	with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our and the Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

•	providing us with portfolio management and other related services;

•	serving as our adviser with respect to decisions regarding any of our financings, hedging activities or borrowings; and

•	engaging and supervising, on our and the Operating Partnership’s behalf and at our and the Operating Partnership’s expense, various service providers.

The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.

Term and Termination Rights

Unless earlier terminated as described below, the Advisory Agreement will remain in effect for an initial period of two years from the date it first becomes effective, and will continue automatically for successive two-year renewal periods thereafter unless at least two-thirds of the independent trustees agree that (i) there has been unsatisfactory performance by the Adviser that is materially detrimental to the Company and the Operating Partnership or (ii) the compensation payable to the Adviser under the Advisory Agreement is unfair; provided that the Company and the Operating Partnership do not have the right to terminate the Advisory Agreement under clause (ii) above if the Adviser agrees to continue to provide the services under the Advisory Agreement at a reduced fee that at least two-thirds of the independent trustees determines to be fair (pursuant to the procedure described below).

Without penalty or fee, the Company and the Operating Partnership may elect not to renew the Advisory Agreement upon the expiration of the initial two year term (or any subsequent renewal term) upon 180 days’ prior written notice to the Adviser (the “Termination Notice”). If the Company or the Operating Partnership issues the Termination Notice, the Company or the Operating Partnership shall be obligated to specify the reason for nonrenewal in the Termination Notice; provided, however, that in the event that such Termination Notice is given in connection with a determination that the compensation payable to the Adviser is unfair, the Adviser will have the right to renegotiate such compensation by delivering to the Company and the Operating Partnership, no fewer than 60 days prior to the prospective last day of the initial term (or any subsequent renewal term) (the “Effective Termination Date”), written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under the Advisory Agreement. Thereupon, the Company and the Operating Partnership (represented by the independent trustees) and the Adviser will endeavor to negotiate in good faith the revised compensation payable to the Adviser under the Advisory Agreement, provided that the Adviser and at least two-thirds of the independent trustees agree to the terms of the revised compensation to be payable to the Adviser within 60 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and the Advisory Agreement will continue in full force and effect on the terms stated in the Advisory Agreement, except that the compensation payable to the Adviser thereunder will be the revised compensation then agreed upon by the Adviser and the independent trustees.

In the event that the Company, the Operating Partnership and the Adviser are unable to agree to the terms of the revised compensation to be payable to the Adviser during such 60-day period, the Advisory Agreement will terminate and such termination to be effective on the date which is the later of (A) 10 days following the end of such 60-day period and (B) the Effective Termination Date originally set forth in the Termination Notice.

In addition, without payment of penalty, the Company may terminate the Advisory Agreement immediately (i) for Cause (as defined below), (ii) upon the bankruptcy of the Adviser or (iii) upon a breach of a material provision of the Advisory Agreement by the Adviser and such breach continues for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if the Adviser takes steps to cure such breach within 30 days of the written notice). In addition, the Adviser may terminate the Advisory Agreement at its option immediately upon a change of control of the Company or the Operating Partnership. “Cause” is defined in the Advisory Agreement as fraud, criminal conduct, willful misconduct or willful or gross negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.

In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination, all unpaid expense reimbursements due under the terms of the Advisory Agreement and any accrued performance participation through the date of termination. See “—Management Fee,” “—Performance Allocation,” and “—Expense Reimbursements.” In addition, upon the termination or expiration of the Advisory Agreement, the Adviser has agreed to cooperate with us and take all reasonable steps requested to assist our board of trustees in making an orderly transition of the advisory function.

Management Fee

As compensation for its services provided pursuant to the Advisory Agreement, we will pay the Adviser a management fee equal to (i) 1.25% of NAV for Class I shares and (ii) 1.00% of NAV for Class A shares and Class F shares, in each case per annum payable monthly. Additionally, to the extent that our Operating Partnership issues Operating Partnership units to parties other than us, our Operating Partnership will pay the Adviser a management fee equal to (1) 1.25% of the NAV of the Operating Partnership attributable to Class I units not held by us and (2) 1.00% of NAV of the Operating Partnership attributable to Class A units and Class F units not held by us, in each case per annum payable monthly. Notwithstanding the foregoing, we will not pay the Adviser a management fee on Class E shares or Class E units. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation or distributions payable on our shares.

The management fee may be paid, at the Adviser’s election, in cash or cash equivalent aggregate NAV amounts of Class E shares or Class E units. The Adviser’s ability to elect to receive our common shares or Operating Partnership units serves as a benefit to the Company for cash management purposes and further align the Adviser’s interests with our shareholders. Any requests by the Adviser for repurchase of its shares or units will be consistent with the Adviser’s fiduciary duties to us and our shareholders.

Performance Allocation

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner will hold a performance participation interest in the Operating Partnership that entitles it to receive an allocation from our Operating Partnership equal to 12.5% of the Total Return with respect to Class I units, 5% of the Total Return with respect to Class A units and 10% of the Total Return with respect to Class F units, subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (each term as defined below). Such allocation will be made quarterly and accrue monthly. Under the partnership agreement, the performance participation interest will not be paid on Class E units, and as a result, it is a class-specific expense.

Promptly following the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partner will be entitled to a performance participation allocation as described above calculated in respect of the portion of the year to date, less any performance participation allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The performance participation allocation that the Special Limited Partner is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year.

Specifically, the Special Limited Partner will be allocated a performance participation in an amount equal to:

•	First, if the Total Return with respect to Class I units Class F units and Class A units for the applicable period exceeds the sum, with respect to such relevant class of Operating Partnership units, of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals (A) 12.5%, with respect to Class I units, (B) 10%, with respect to Class F units and (C) 5%, with respect to Class A units, of the sum of (x) the Hurdle Amount with respect to such class of Operating Partnership units for that period and (y) any amount allocated to the Special Limited Partner with respect to such class of Operating Partnership units pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, (A) 12.5%, with respect to Class I units, (B) 10%, with respect to Class F units and (C) 5%, with respect to Class A units, of such remaining Excess Profits.

“Total Return” with respect to any Operating Partnership units for any period since the end of the prior calendar year shall equal the sum of:

(i)            all distributions accrued or paid (without duplication) on the Class I units, Class F units and Class A units (collectively referred to as, the “Performance Participation OP Units”) plus

(ii)            the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation OP Units, and (y) any allocation/accrual to the performance participation interest.

For the avoidance of doubt, the calculation of the Total Return will (i) include any appreciation or depreciation in the NAV of units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such units.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation OP Units outstanding at the beginning of the then-current calendar year and all Performance Participation OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Performance Participation OP Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation OP Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance participation interest, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Participation OP Units repurchased during such period, which units will be subject to the performance participation allocation upon repurchase as described below.

Except as described in Loss Carryforward below, any amount by which the Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” will initially equal zero and will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation OP Units repurchased during such year, which units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partner’s performance participation. This is referred to as a “High Water Mark.”

The Special Limited Partner will also be allocated a performance participation with respect to all Performance Participation OP Units that are repurchased at the end of any month (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such unit was outstanding, and proceeds for any such unit repurchase will be reduced by the amount of any such performance participation.

If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partner is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Allocations in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Special Limited Partner (or its affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partner (or its affiliate) will promptly pay the Operating Partnership the remaining Quarterly Shortfall Obligation in cash.

Distributions on the performance participation interest may be payable in cash or Class E units, or any combination thereof, at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request that the Operating Partnership repurchase such Operating Partnership units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the terms and limitations applicable to the equity commitment made by New Mountain and certain of its professionals and senior advisors or our share repurchase plan, including the repurchase limits or the Early Repurchase Deduction. The Operating Partnership will repurchase any such Class E units for Class E shares of our common shares or cash (at the Special Limited Partner’s election) unless our board of trustees determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Class E units will be repurchased for our Class E shares.

The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV is measured during the subsequent calendar year. In our first calendar year of operations, the performance participation will be prorated for the portion of the calendar year.

The measurement of the foregoing net assets change is also subject to adjustment by our board of trustees to account for any unit dividend, unit split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions made after the commencement of our private offering that our board of trustees deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).

Except as noted above with respect to Quarterly Allocations, the Special Limited Partner will not be obligated to return any portion of performance participation paid based on our subsequent performance.

Changes in our Operating Partnership’s NAV per unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common shares. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the Special Limited Partner may be entitled to receive payments under the performance participation for a given year even if some of our shareholders who purchased shares during such year experienced a decline in NAV per share. Similarly, shareholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance participation at such time, even if no performance participation allocation for such year are ultimately payable to the Special Limited Partner at the end of such calendar year.

In the event the Advisory Agreement is terminated, the Special Limited Partner will be allocated any accrued performance participation with respect to all Operating Partnership units as of the date of such termination.

The payment of any performance allocation by the Operating Partnership will be consistent with the requirements set forth in Rule 205-3 under the Investment Advisers Act of 1940, as amended, including that the Company will be a “qualified client” as defined in Rule 205-3.

Expense Reimbursement

The Adviser will pay all Adviser Expenses, which includes the costs and expenses of its normal operating overhead, including salaries of the Adviser’s investment employees and Senior Advisors (as defined below) and rent and other expenses incurred in maintaining the Adviser’s place of business. We may reimburse the Adviser for services performed by our executive officers for our allocable portion of the compensation, benefits and related expenses (including travel expenses) paid by the Adviser (or its affiliates) to our executive officers (based on the percentage of time such individuals devote, on the Adviser’s estimated basis, to the business affairs of the Company and/or in acting on behalf of the Company). We will pay all Company Expenses, which includes costs, expenses and liabilities that in the good faith judgment of the Adviser are incurred by or arise out of the operation and activities of the Company, including, without limitation:

•	the management fee and the performance participation allocation;

•	out-of-pocket fees and expenses relating to the Company and consummated investments, Broken Deal Expenses and temporary investments, including the sourcing, bidding, financing, evaluating, making deposits on, purchasing, trading, syndication of co-investments, settling, maintaining custody, disposition, monitoring, acquisition, holding and sale of thereof, including origination fees, syndication fees, research costs, due diligence costs, Broken Deal Expenses, bank service fees, fees and expenses of custodians, consultants, experts, travel, meal, lodging and entertainment expenses incurred for investment related purposes, outside legal counsel, consultants and accountants, administrator’s fees and financing costs (including interest expenses) and fees and expenses related to the organization or maintenance of any intermediate entity used to acquire, hold or dispose of any investment or otherwise facilitating the Company’s investment activities, including without limitation any overhead expenses related to such entity and costs of advisers, consultants, engineers and other professionals and service providers to the Company and its investment entities, in each case to the extent that such fees and expenses are not reimbursed by a third party;

•	an amount equal to 100% of all premiums for insurance protecting the assets of the Company, and any Covered Persons (as defined below) from liabilities to third parties in connection with the Company’s affairs to the extent such premiums cover liabilities with respect to actions or omissions of the Company or of any Covered Person that would otherwise be subject to indemnification by the Company;

•	out-of-pocket legal, Company-related and investment-related public relations, investor relations (including website costs), tax expenses, custodial and accounting expenses of third-party service providers, including fees, costs and expenses associated with the preparation of amendments to the Declaration of Trust and the solicitation of consent to such amendments, if applicable, the preparation, printing and distribution of the Company’s financial statements and tax returns, and any Company-Related Compliance Obligation Expenses (as defined below), and out-of-pocket expenses related to data rooms, investor portals or other websites and accounting systems;

•	interest on and fees and expenses arising out of all Company indebtedness, including, but not limited to, the arranging thereof and the costs and expenses of any lenders, investment banks and other financing sources;

•	out-of-pocket auditing, tax preparation and review, accounting, appraisal, banking (including bank fees for returned wires), entity-level compliance fees, brokerage commissions, board meetings, consulting (including ESG related consulting and tools), operating and valuation expenses of third-party service providers (including compliance, accounting, technology and environmental, social and governance consultants);

•	out-of-pocket fees, costs and expenses of any third-party administrators (including Acuity resources), broker dealers, transfer agents, tax advisers, independent trustee, website design and maintenance, and deal finders;

•	extraordinary costs and expenses (including, but not limited to indemnification and contribution expenses);

•	subject to certain exceptions, taxes and other governmental charges, fees, penalties and duties payable by the Company, and costs and expenses associated with third-party tax advisors, tax return preparation or tax audits;

•	costs of damages (including the costs of any indemnity or contribution right granted to any placement agent or third-party finder for common shares engaged by the Company or its affiliates);

•	costs of reporting to the shareholders, including costs incurred to comply with all current and future SEC reporting and tax reporting, and of any annual meeting or any special meetings of the shareholders;

•	costs associated with any third-party examinations or audits (including other similar services) of the Company or the Adviser that are attributable to the operation of the Company;

•	costs of winding up, liquidating, dissolving and terminating the Company;

•	costs and expenses of asset managers, property managers and other professionals and service providers in respect of the Company’s properties;

•	expenses incurred in connection with complying with the Company’s organizational documents and applicable law, as well as any costs and expenses incurred in connection with transfer pricing studies and any transfers of common shares (to the extent not reimbursed by the parties to such transfer);

•	administering and servicing and special servicing fees (whether paid to third-parties or to affiliates of the Adviser);

•	the cost of operational and accounting software and related expenses;

•	cost of software (including the fees of third-party software developers and software utilized in connection with the Company’s investment, operational, treasury and accounting activities and related expenses, including as related to risk, research and market data, operations, accounting, treasury and the tracking and monitoring of investments (e.g., portfolio management software, general ledger software, environmental, social and governance monitoring software, subscription management software and automation tools (e.g., Snowflake, Sigma, RPA)) used by the Adviser and its affiliates;

•	risk, research and market data-related expenses (including software and hardware); and

•	costs associated with corporate governance, the preparation and execution of board meetings, and co-investments and/or joint venture arrangements;

provided, that, with respect to each of the expenses described above, it being understood that, where any Company Expense relates to the Company and Other New Mountain Accounts, such Company Expense shall mean only the Company’s allocable share thereof as determined in good faith by the Adviser.

Advanced Organization and Offering Costs and Certain Operating Expenses

The Adviser has agreed to advance on our behalf our organization and offering expenses (including legal, accounting, and other expenses attributable to the organization) and certain of our operating expenses, excluding certain investment-related expenses and financing expenses, through the date that is 12 months following the initial closing of the private offering. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following such date. After the date that is 12 months following the initial closing of the private offering, we will reimburse the Adviser for any organization and offering costs associated with the private offerings that it incurs on our behalf as and when incurred. As of September 30, 2024, the Adviser has incurred organization and offering expenses on our behalf of approximately $2.5 million. These organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the Formation Transactions close. When recorded by the Company, organization expenses will be expensed as incurred, and offering expenses will be charged to equity. Any amount due to the Adviser but not paid will be recognized as a liability on the Company’s balance sheet.

Fees from Other Services of the Adviser

We may retain certain affiliates of the Adviser, from time to time, for services relating to the investments or operations, including in-house transactional legal and tax services, accounting services (including but not limited accounting & shadow accounting, investor reporting, meeting preparation, corporate and tax structuring and related services), treasury services, leveraged purchasing, IT system support, system implementation, risk management services (including but not limited to anti-money laundering and know-your-customer services and monitoring and compliance), compliance related services, including all compliance services provided by New Mountain’s compliance personnel with respect to us, our investments and their activities (including, without limitation, services related to legal and regulatory compliance obligations (e.g., reporting and filing obligations) under U.S. federal, state, local, non-U.S. or other laws and regulations related to our activities and the making, holding or disposing of our investments), local and state filing services, asset management and operations, hedging and currency management, fund finance, fund borrowing, environmental, social and governance services, services related to transfers of shares, investor relations services, property management services and operations (including but not limited to the initial & continuing review of the property condition, phase Is, seismic reports, and insurance, quarterly tenant monitoring, lease and loan compliance), audit services, public filing requirement services, valuation services, account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance/budget services, human resources, judicial processes, vendor management, operational services, tax services, loan management services, construction management services, leases services, property, title, and/or other types of insurance and related services, transaction support services, transaction consulting services, and other similar operational matters. Any such arrangements will be at or below market rates. For more information about such services, please see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence - Potential Conflicts of Interest.”

NMC Holders and Repurchase Terms

In connection with the Formation Transactions, the NMC Holders will elect to retain an investment of at least $100 million (the “Sponsor Equity Commitment”) in our Class E shares and/or Class E units of the Operating Partnership, which, prior to the completion of the Formation Transactions, was invested through an investment in the general partner of NM Fund I. Subject to certain limited exceptions, the NMC Holders have agreed to hold all of the shares and/or units it receives in connection with the Sponsor Equity Commitment until at least the second anniversary of the initial closing of our private offering (the “Liquidity Date”). Following the Liquidity Date, the NMC Holders may, from time to time, request to have such shares/units repurchased or redeemed, as applicable, by us pursuant to the terms and limitations of our share repurchase plan or the Operating Partnership’s limited partnership agreement, as applicable. See “—Share Repurchase Plan” below for more information regarding repurchases.

Operating Partnership Agreement

The description below of the Operating Partnership Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Operating Partnership Agreement, a form of which is filed as an exhibit to this Registration Statement.

Management of Our Operating Partnership

The Operating Partnership was formed on January 30, 2018, and, following the Formation Transactions, will acquire and hold assets on our behalf. We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

We are and expect to continue to be the sole general partner of the Operating Partnership. We hold a limited partnership interest in the Operating Partnership, with remaining limited partnership interests held by the Special Limited Partner.

As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of trustees will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to the Adviser authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees.

The Special Limited Partner has expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our shareholders collectively. Neither we nor our board of trustees is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our shareholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners may be resolved in favor of our shareholders. We are not liable under the partnership agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Certain U.S. Tax Considerations.”

Capital Contributions

We intend to contribute the net proceeds from our private offering, after payment of fees and expenses attributable to our private offering and operations, to the Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with our private offering and our operations.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us, the Operating Partnership may borrow funds from a financial institution or other lenders or, subject to regulatory considerations, we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of trustees concludes in good faith that such admittance is in our best interest.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the Operating Partnership. The Operating Partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners or our shareholders. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership agreement.

Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into four classes of units: (i) Class A units, (ii) Class I units, (iii) Class F units and (iv) Class E units.

Class A Units, Class I Units, Class F Units and Class E Units

In general, the Class A units, Class I units, Class F units and Class E units are intended to correspond on a one-for-one basis with our Class A shares, Class I shares, Class F shares and Class E shares, respectively. When we receive proceeds from the sale of common shares, we will contribute such proceeds to the Operating Partnership and receive Operating Partnership units that correspond to the classes of our shares sold.

In general, Class A units, Class I units, Class F units and Class E units will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the Operating Partnership’s liquidation, Class A units, Class E units and Class F units will automatically convert to Class I units in proportion to the NAV per unit of each class, and the resulting Class I units will share on a unit-by-unit basis in the assets of the Operating Partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership unit, regardless of whether any distributions are made by the Operating Partnership.

For each Class A unit, Class I unit, Class F unit or Class E unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of Operating Partnership units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional Operating Partnership units without our consent as general partner.

The Adviser may elect to receive its management fee in cash, Class E shares or Class E units, or any combination thereof, and distributions on the Special Limited Partner’s performance participation allocation may be payable in cash or Class E units, or any combination thereof, at the election of the Special Limited Partner.

For holders other than us, the Adviser or the Special Limited Partner, after owning an Operating Partnership unit for one year, Operating Partnership unitholders generally may, subject to certain restrictions, exchange Operating Partnership units for a corresponding number of our common shares. The Adviser and the Special Limited Partner may exchange Class E units for a corresponding number of Class E shares at any time.

Issuance of Additional Limited Partnership Interests

As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests (including Operating Partnership units), preferred partnership interests or convertible securities. We have issued Operating Partnership units, and may issue more in the future.

Our Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including Operating Partnership units) on a tax-deferred basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in the Operating Partnership, rather than in our common shares, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

Without the consent of a majority in interest of the limited partners of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.

With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the Operating Partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.

Allocation of Investment Opportunities

The Adviser expects to be presented with investment opportunities that fall within the investment objectives of the Company and Other New Mountain Clients, and in such circumstances, the Adviser shall allocate such opportunities among the Company and such and Other New Mountain Clients (including, without limitation, an allocation of 100% of such an opportunity to the Other New Mountain Clients, or 100% of such opportunity to the Company) in accordance with the Adviser’s Investment Allocation Policy and any accompanying procedures, which provides that the Adviser will allocate investment opportunities in good faith and on a basis that it determines, in its sole discretion and consistent with its fiduciary obligations, to be fair and reasonable taking into account all factors as the Adviser deems relevant, including the (i) rights of first offer in favor of certain clients; (ii) investment guidelines, goals or restrictions of the client; (iii) capacity of the client; (iv) existing allocation to similar strategies and the diversification objectives of the client; (v) tax considerations; (vi) legal or regulatory considerations; and (vii) other relevant business considerations deemed relevant by the Adviser in good faith and provided that the Adviser may, notwithstanding anything to the contrary in the Advisory Agreement, in its sole discretion offer to any Other New Mountain Account up to 5% of the amount to be invested by the Company in such opportunity.

As described above, up to 5% of the amount to be invested by the Company in any investment opportunity may, in the Adviser’s sole and absolute discretion, be allocated to any other New Mountain investment fund and/or managed account. New Mountain may form one or more Other New Mountain Account(s) for the benefit of one or more third party investors that will be entitled to all or a portion of such allocation with respect to any investment, alongside one or more New Mountain investment funds or managed accounts (including, potentially, the Company). Distributions to investors in any such Other New Mountain Account may be more economically favorable to the participants in such Other New Mountain Account than the Company’s shareholders. No such account or vehicle, including, for the avoidance of doubt, any Other New Mountain Account formed solely to participate as such a co-investor alongside one or more of the Company and/or Other New Mountain Account, will be considered a successor fund. No rights or benefits granted to an investor or Other New Mountain Account (or any investor in any such Other New Mountain Account) that participates as such a co-investor will be subject to any most-favored-nations provisions, including in cases where such investor or such Other New Mountain Account participates in all of the investments made by the Company or such investor or such Other New Mountain Account (or any investor in any such Other New Mountain Account) also invests in the Company. The participation of any such Other New Mountain Account alongside the Company will have the practical effect of enlarging the capital available to New Mountain for deployment in the Company’s investment program and will not be counted toward any limitation on aggregate commitments to the Company.

For additional information, see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence - Potential Conflicts of Interest - Allocation of Investment Opportunities.”

Term

The Company has been established, and is expected to continue, for an indefinite period of time. As part of the Company’s indefinite term structure, investors may request the repurchase of their common shares on a quarterly basis (as further discussed below). See “- Share Repurchase Plan” below for more information regarding repurchases.

Governmental Regulations

Our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (i) regulate credit-granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.

In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In recent years, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage, and disclosure. While we expect that additional new regulations in these areas will be adopted and existing ones may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.

Competition

We face competition from various entities for investment opportunities, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, Other New Mountain Accounts with investment strategies that overlap with ours may be allocated investment opportunities, which the Adviser and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with New Mountain’s prevailing policies and procedures.

In the face of this competition, we have access to the Adviser’s professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our common shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.

Distribution Reinvestment Plan

We intend to adopt a distribution reinvestment plan, whereby Class I shareholders can elect to have their cash distributions reinvested in Class I shares commencing with any distribution paid on or after July 1, 2025. Any cash distributions attributable to the Class I shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our Class I shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See “Certain U.S. Tax Considerations.” herein for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per share purchase price for Class I shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Class I shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as Class I shares purchased in the private offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the distribution reinvestment plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Share Repurchase Plan

Shareholders may request on a quarterly basis that the Company repurchase all or any portion of their shares pursuant to our share repurchase plan, provided, that, subject to certain limited exceptions, holders of Anchor Shares may not submit Anchor Shares for repurchase until the first Repurchase Date (as defined below) following the second anniversary of the initial closing of the private offering. We are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular calendar quarter in our discretion. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each quarter. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular calendar quarter, we will only repurchase shares following the close of business day as of the last calendar day of that calendar quarter (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date, except that shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. Additionally, shareholders who have received our common shares in exchange for their Operating Partnership units may include the period of time such shareholder held such Operating Partnership units for purposes of calculating the holding period for such common shares. The Early Repurchase Deduction may only be waived in the case of repurchase requests arising from the death or qualified disability of the holder and in other limited circumstances. To have your shares repurchased, your repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Settlements of share repurchases will be made within three business days of the Repurchase Date using the prior month’s transaction price. We will disclose the repurchase price for each quarter when available on our website at www.NEWLEASE.com and directly to financial intermediaries. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan. An investor may withdraw its repurchase request by notifying the transfer agent before 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter.

The aggregate NAV of total repurchases of Class A shares, Class F shares, Class E shares and Class I shares is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months). Common shares or units issued to the Adviser and the Special Limited Partner pursuant to the Advisory Agreement or with respect to the performance participation allocation, respectively, are not subject to these repurchase limitations.

In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any calendar quarter, shares repurchased at the end of the applicable calendar quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next calendar quarter, or upon the recommencement of the share repurchase plan, as applicable.

Our approach to portfolio construction is to maintain a portfolio consisting predominately of income-generating, stabilized real estate investments, as well as real estate-related assets, including debt investments, and marketable securities, cash, cash equivalents and other short-term investments. Real estate investments cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. The real estate-related assets, marketable securities and other short-term investments are designed as a feature of our investment program to provide current income and contribute to our overall net returns and, alongside our credit facilities and operating cash flow, as an additional source of liquidity for our share repurchase plan, cash management and other purposes. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares or Operating Partnership units to New Mountain or its affiliates), the sale of our assets, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole, or should we otherwise determine that investing our liquid assets in real estate or other investments rather than repurchasing our shares is in our best interests as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems in its reasonable judgment such action to be in our best interest and the best interest of our shareholders. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the transaction price for the applicable quarter is not made available by the tenth business day prior to the last business day of the quarter (or is changed after such date), then no repurchase requests will be accepted for such quarter and shareholders who wish to have their shares repurchased the following quarter must resubmit their repurchase requests.

Human Capital

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Advisory Agreement and Declaration of Trust. See “Item 1 Business - Advisory Agreement.”

Our Private Offering

Following the initial closing of our private offering (expected to occur on or about January 2, 2025), subscriptions to purchase our common shares may be made on an ongoing basis, but investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker-dealer, and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month (unless waived by us). A subscription order may be canceled at any time before the time it has been accepted.

Common shares will generally be sold at the then-current transaction price, which will generally be the prior month’s NAV per share of the class of share being purchased. Although the price you pay for our common shares will generally be based on the prior month’s NAV per share, the NAV per share for the month in which you make your purchase may be significantly different. We may offer shares at a price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share (including by updating a previously available offering price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. Because management fees and the performance participations allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our share classes may differ. See “Item 9 Market Price Of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters - Net Asset Value Calculation and Valuation Guidelines” for more information about the calculation of NAV per share.

On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements. Investors may only purchase our common shares pursuant to accepted subscription orders as of the first business day of each month (based on the prior month’s transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our common shares being subscribed at least five business days prior to the first business day of the month. If a purchase order is received less than five business days prior to the first business day of the month, unless waived by the Adviser, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

Generally, within 15 calendar days after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. We will provide notice of the transaction price directly to the financial intermediaries that participate in our private offering, who, in turn, will communicate such transaction price to applicable investors in accordance with the financial intermediary’s policies and/or procedures.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

Certain U.S. Tax Considerations

The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax Adviser.

The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our common shares as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common shares held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “- Taxation of Tax-Exempt Holders of Our Common Shares” below), insurance companies, persons holding common shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Code, investors in pass-through entities or U.S. holders of common shares whose “functional currency” is not the U.S. dollar. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed herein. In addition, this summary does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the net investment income tax. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common shares has been requested from the U.S. Internal Revenue Service (the “IRS”) or other tax authority. The IRS may assert, or a court may sustain, a position contrary to any of the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common shares will depend on the shareholder’s particular tax circumstances.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE COMPANY.

Our Taxation as a REIT

We elected and have qualified to be taxed as a REIT under the Code beginning with the first taxable year of Existing REIT (our predecessor for U.S. federal tax purposes) ending December 31, 2018. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of trustees determines that REIT qualification remains in our best interest.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.

REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “- Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “- Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our shareholders, is taxed only at the shareholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax.

•	If due to reasonable cause and not willful neglect we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% Gross Income Test or the 95% Gross Income Test, multiplied in either case by a fraction intended to reflect our profitability.

•	If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% Value Test, 10% Vote Test or 10% Value Test, as described below under “- Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the corporate tax rate.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “- Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (a “TRS”) (or on certain expenses deducted by a TRS) if certain arrangements between us and a TRS of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•	If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time we would recognize, and would be subject to tax at the regular U.S. federal corporate income tax rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to be taxed as a REIT is made. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to be taxed as a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Declaration of Trust contains restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Declaration of Trust restricting the ownership and transfer of our shares are described in “Item 11 Description of Registrant’s Securities to be Registered - Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our shares requesting information regarding the actual ownership of our shares (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% Value Test described below (see “- Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest, including the Operating Partnership, is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “- Asset Tests” and “- Gross Income Tests.”

Taxable REIT Subsidiaries. A TRS is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a TRS. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Income earned by a TRS is not attributable to the REIT for purposes of the gross income test, and the assets of a TRS are not attributable to the REIT for purposes of the asset tests. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat dividends paid to us from such TRS, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. For example, we may use TRSs to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Several provisions of the Code regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements between unrelated parties.

Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses or the pass-through income deduction. Such limitations may also impact the amount of U.S. federal income tax paid by any of our TRSs.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term (the “75% Gross Income Test”).

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% Gross Income Test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property (the “95% Gross Income Test”).

If we fail to satisfy the 75% Gross Income Test or the 95% Gross Income Test (or both) for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “- REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any TRS, will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% Gross Income Test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% Gross Income Test but will be qualifying income for purposes of the 95% Gross Income Test. The portion of the interest income that will not be qualifying income for purposes of the 75% Gross Income Test will be equal to the portion of the principal amount of the loan that is not secured by real property - that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a TRS which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a TRS or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. While we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business, we cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Gross Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Gross Income Test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Gross Income Test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “- Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

•	investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and

•	regular or residual interests in a real estate mortgage investment conduit (“REMIC”). However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC (the “75% Asset Test”).

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•	Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% Value Test”).

•	Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities (the “10% Vote Test”).

•	Except for securities of TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below (the “10% Value Test”).

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more TRSs.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, including the Operating Partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% Value Test, as explained below).

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% Asset Test will not be taken into account for purposes of the 10% Value Test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% Value Test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% Gross Income Test described above under “- Gross Income Tests.” In applying the 10% Value Test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% Asset Test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% Asset Test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. Appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% Value Test and the 5% Value Test, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, a REIT which fails one or more of the asset requirements for a particular tax quarter may nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:

•	the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration; these distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our shareholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

In order for distributions to be counted towards a REIT’s distribution requirement and to give rise to a dividends paid deduction by the REIT, they generally must not be “preferential dividends.” A dividend is not a preferential dividend if it is distributed pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in the organizational documents. These preferential dividend limitations will not apply to us during any period that we are treated as a “publicly offered REIT,” which generally includes a REIT required to file annual and periodic reports with the SEC. As a result, we do not expect to be subject to the preferential dividend rule.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements, in which case it may be necessary to borrow funds or make non-cash distributions (including, for example, distributions of our own shares) in order to satisfy the distribution requirements.

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a TRS that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s length negotiations.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our shareholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to shareholders and any distributions that are made will not be deductible by us. Moreover, all distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours.

Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships

General. Substantially all of our assets will be held through our Operating Partnership. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” (subject to certain exceptions). A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “- Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

U.S. federal income tax audits of partnerships, such as our Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes are conducted at the entity level, but unless such an entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to our Operating Partnership in exchange for Operating Partnership units in connection with future acquisitions. The partnership agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the partnership agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value.

Taxation of U.S. Holders of Our Common Shares

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common shares that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Corporate shareholders will not be eligible for the dividends received deduction with respect to these distributions. Under the current tax law, U.S. holders that are individuals, trusts and estates generally may deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%. Without further legislation, the deduction would sunset after 2025.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of the shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our shares as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require shareholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our common shares will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of shares be comprised proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common shares by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as TRSs, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the shares on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the shares on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our shareholders, the shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the share becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.

Sales of Our Common Shares. Upon any taxable sale or other disposition of our common shares (except pursuant to a repurchase by us, as described below), a U.S. holder of our common shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common shares for tax purposes.

Gain or loss will be capital gain or loss if the common shares have been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common shares by a U.S. holder who has held such common shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Shares. A repurchase of our common shares will be treated as a distribution in exchange for the repurchased common shares and taxed in the same manner as any other taxable sale or other disposition of our common shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common shares, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common shares actually owned, as well as common shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common shares pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting shares owned by the holder immediately after the sale is less than 80% of the percentage of our voting shares owned by the holder determined immediately before the sale. The sale of common shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our shares as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “- Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common shares taxable as a dividend in the amount of their increased percentage ownership of our common shares as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Taxation of Non-U.S. Holders of Our Common Shares

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules.

We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, local and foreign income tax laws on ownership and disposition of the common shares, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder on our common shares that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder of our common shares who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common shares eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common shares will reduce the non-U.S. holder’s adjusted basis in its common shares and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common shares will be treated as gain from the sale of its shares, the tax treatment of which is described below under “- Sales of Our Common Shares.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common shares constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “- Sales of Our Common Shares.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	The investment in the common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our shares which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of shares at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “qualified foreign pension fund.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “- Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common shares will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Shares. Subject to the discussion below under “- Repurchases of Our Common Shares,” gain recognized by a non-U.S. holder upon the sale or exchange of our shares generally would not be subject to U.S. taxation unless:

•	the investment in our common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common shares constitute U.S. real property interests within the meaning of FIRPTA, as described below.

We anticipate that our common shares will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically-controlled REIT. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares is held directly or indirectly by non-U.S. holders (as specially determined for purposes of the domestically-controlled REIT rules). No assurance can be given, however, that we are or will be a domestically-controlled REIT.

Even if we were not a domestically-controlled REIT, a sale of common shares by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common shares were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•	the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

However, it is not anticipated that our common shares will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common shares may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common shares (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the New York Stock Exchange or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the non-U.S. person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. Any distribution to a qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that meets the requirements to be treated as a “withholding qualified holder” pursuant to Treasury Regulations Section 1.1445-1(g)(11) (a “Withholding Qualified Holder”) who holds our common shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common shares.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate. Non-U.S. Limited Partners that determine that they qualify as Withholding Qualified Holders will be asked by the General Partner to certify their status as Withholding Qualified Holders.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Shares. A repurchase of our common shares that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “- Taxation of U.S. Holders of Our Common Shares - Repurchases of Our Common Shares” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common shares generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “- Sales of Our Common Shares.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common shares or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return.

Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their acquisition, ownership and disposition of our common shares, including any reporting requirements.

Taxation of Tax-Exempt Holders of Our Common Shares

Provided that a tax-exempt holder has not held its common shares as “debt-financed property” within the meaning of the Code and our common shares of beneficial interest are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common shares will not constitute UBTI unless the tax-exempt holder has held its common shares as debt-financed property within the meaning of the Code or has used the common shares in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•	it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Declaration of Trust’s restrictions on the number of our shares of beneficial interest that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Distribution Reinvestment Plan

Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Class I shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to their cost, which is the gross amount of the deemed distribution.

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Shares. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common shares held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common shares on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common shares sold and whether any gain or loss with respect to such shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common shares sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Shares. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

Tax Shelter Reporting

If a shareholder recognizes a loss with respect to our shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (“FFIs”) (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current regulations, however, the term generally refers to payments that are from non U.S. sources but that are “attributable to” certain U.S. payments as described above. Under proposed regulations, on which taxpayers may rely, withholding on these payments is not set to apply before the date that is two years after the publication of final regulations defining the term “foreign passthru payment.” If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Company by any (i) “employee benefit plan” (described in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an individual retirement account (an “IRA”) and a “Keogh” plan), (iii) plan, fund, account or other arrangement that is subject to the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a Benefit Plan Investor (as defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term “benefit plan investor” (“Benefit Plan Investor”) is generally defined to include (a) an “employee benefit plan” described Section 3(3) of ERISA that is subject to Title I of ERISA, (b) a “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including “Keogh” plans and IRAs), and (c) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (a) and (b) by reason of an investment by such an employee benefit plan or plan in the entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In contemplating an investment in the Company, each fiduciary of the Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the Plan, whether such investment is appropriate for the Plan and is consistent with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Company with the assets of any Plan if the Adviser, New Mountain or any of their respective affiliates is a fiduciary with respect to such assets of the Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any common shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of the Benefit Plan Investor. Depending on the satisfaction of certain conditions which may include the identity of the Benefit Plan Investor fiduciary making the decision to acquire or hold common shares on behalf of the Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of Section 406 ERISA and Section 4975 of the Code. It should be noted that these exemptions do not provide relief from the self-dealing prohibitions of Section 406 of ERISA or Section 4975 of the Code. It should be further noted that even if the conditions specific to one or more of these exemptions are satisfied, the scope of relief provided by these exemptions may not necessarily cover all acts involving the common shares that might be construed as prohibited transactions. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring common shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the common shares.

Plan Asset Issues

An additional issue concerns the extent to which the Company or a portion of the assets of the Company could itself be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and the regulations promulgated thereunder by the United States Department of Labor (the “DOL”), as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) concerns the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Asset Regulations, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors within the meaning of the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulations. The Plan Asset Regulations defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the definition of an “operating company” under the Plan Asset Regulations includes a “real estate operating company” (a “REOC”). Generally in order to qualify as REOC an entity must demonstrate on its initial valuation date and annually thereafter that at least 50% of its assets valued at cost (other than short term investments pending long term commitment or distribution to investors) are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. In addition, to qualify as a REOC an entity must in the ordinary course of its business actually be engaged directly in such real estate management or development activities. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the DOL has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

We will not be an investment company under the Investment Company Act. Accordingly, to the extent the Company does not qualify as a VCOC or a REOC, we intend that our shares will either qualify for the “publicly offered security” exception or otherwise satisfy an exception to the Plan Asset Regulations; however no assurance can be given that this will be the case. In this respect (a) we may require any person proposing to acquire shares to furnish such information as may be necessary to determine whether such person is either (i) a Benefit Plan Investor or (ii) a person who has discretionary authority or control with respect to the assets of the Company or that provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a person and (b) we will have the power to (i) exclude any shareholder or potential shareholder from purchasing shares and (ii) prohibit any redemption of shares, and all shares of the Company shall be subject to such terms and conditions.

Plan Asset Consequences

If the assets of the Company were deemed to be “plan assets” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized by the fiduciary on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%.

Fiduciaries of Benefit Plan Investors who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Adviser. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, if our assets are deemed to be “plan assets” under the Plan Asset Regulations, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers). In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if the Company’s assets are deemed to constitute “plan assets” of any shareholder which is Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from our decisions.

Governmental Plans and Non-U.S. Plans

Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to ERISA or Section 4975 of the Code, but may be subject to provisions of Similar Laws which may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest the Company. Accordingly, each Plan, including governmental and foreign plans, considering an investment in the shares should consult with their legal advisors regarding their proposed investment in the shares.

Independent Fiduciaries with Financial Expertise. This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. New Mountain, the Adviser and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan.

Representation

By acceptance of any class of our shares, each shareholder will be deemed to have represented and warranted that either (i) no portion of the assets used by such shareholder to acquire or hold the shares constitutes assets of any Plan or (ii) (A) the purchase and holding of the shares by such shareholder will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws and (B)  it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law, as applicable) with respect to the Plan’s investment in the common shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the common shares and any related transactions.

Reporting of Indirect Compensation. Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the management fee payable to the Adviser and the performance participation allocation allocable to the Special Limited Partner, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

The foregoing discussion is general in nature and is not intended to be all-inclusive. The sale of our shares to a Plan is in no respect a representation by us or any other person associated with the offering of our shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the Company. As indicated above, Similar Laws governing the investment and management of the assets of Plans that are not subject to ERISA or Section 4975 of the Code, such as governmental and non-U.S. plans, may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Company and the considerations discussed above, if applicable.

Item 1A.      Risk Factors

Risks Related to the Private Offering and Our Organizational Structure

Certain of the investments that comprise the Seed Portfolio have been held for a limited period of time and, following the completion of the Formation Transactions, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

Certain of the investments that comprise the Seed Portfolio have been held for a limited period of time and, following the completion of the Formation Transactions, we are not able to provide you with information to assist you in evaluating the merits of any specific properties or real estate debt that we may acquire in the future. Because such investments have not been held for a long period of time, it may be difficult for you to evaluate our success in achieving our investment objectives. We will continue to seek to invest substantially all of the future net offering proceeds from the private offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the Adviser to select suitable and successful investment opportunities. Furthermore, the Adviser has broad discretion in selecting the types of properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

There are no assurances that the private offering will raise substantial capital, which may materially adversely affect our ability to achieve our investment objectives.

The amount of net proceeds we raise in the private offering may be substantially less than the amount we would need to achieve our investment objectives or repurchase all shares from NM Fund I investors who elect to be repurchased. To the extent the net proceeds in the initial closing of the private offering are not sufficient to repurchase all such common shares from existing NM Fund I partners who elect to have their shares repurchased, the Company intends to use the net proceeds from subsequent closings to repurchase any such remaining common shares pursuant to the terms of our share repurchase plan. There is no assurance that the Company will have sufficient net proceeds in the initial closing, or any in subsequent closings, to repurchase common shares from existing NM Fund I partners who elect to have their shares repurchased, in which case the Company may not be able to acquire additional investments.

The Adviser manages our portfolio pursuant to very broad investment guidelines and generally is not required to seek the approval of our board of trustees for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and, in turn, may materially adversely affect our results of operations and financial condition.

Our board of trustees approved very broad investment guidelines that delegate to the Adviser the authority to execute acquisitions and dispositions of real estate and real estate-related assets on our behalf, in each case, so long as such investments are consistent with the investment guidelines and our Declaration of Trust. The Adviser will implement on our behalf the strategies and discretionary approaches it believes from time to time may be best suited to prevailing market conditions in furtherance of that purpose, subject to the limitations under our investment guidelines and our Declaration of Trust. There can be no assurance that the Adviser will be successful in implementing any particular strategy or discretionary approach to our investment activities. Our board of trustees intends to review our investment guidelines and investment portfolio periodically. The prior approval of our board of trustees or a committee of independent trustees will be required only as set forth in our Declaration of Trust (including for transactions with affiliates of the Adviser) or for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our trustees will rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of trustees.

We may make changes to our business, investment, leverage and financing strategies without shareholder approval.

Our board of trustees is expected to approve very broad investment guidelines with which we must comply, but these investment guidelines provide the Adviser with broad discretion and can be changed by the approval of a majority of our board of trustees. As the market evolves, we may, with the approval of a majority of our board of trustees, change our business, investment and financing strategies without a vote of, or notice to, our shareholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this filing. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to certain investment risks, including real estate market fluctuations. In addition, we intend to use leverage at times and in amounts deemed prudent by our management in its discretion, subject to the oversight of our board of trustees, and the decision of what amount of leverage is prudent is not subject to shareholder approval. Changes to our strategies with regards to the foregoing could materially and adversely affect our financial condition and results of operations. In the event our board of trustees determines to materially modify the Company’s investment guidelines, the Company intends to notify shareholders of such changes in accordance with applicable law, including, for example, by disclosing such changes in an Exchange Act filing on Form 8-K, Form 10-Q or Form 10-K, as applicable.

There is no public trading market for our common shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for our common shares, and we do not expect that such a market will ever develop in the future. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares (after any applicable lock up period). We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases—Early Repurchase Deduction.”

Your ability to have your shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, or none at all, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest.

Subject to certain limited exceptions, holders of Anchor Shares may not submit Anchor Shares for repurchase until the first Repurchase Date following the second anniversary of the initial closing of the private offering. Thereafter, we may choose to repurchase fewer shares than have been requested in any particular calendar quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to, among other reasons, in our board of trustees discretion, lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property, commercial real estate debt or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases (including repurchases at certain non-U.S. investor access funds primarily created to hold our common shares but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the average aggregate NAV at the end of the immediately preceding three months). Further, our board of trustees may make exceptions to, modify or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interests. Our board of trustees cannot terminate our share repurchase plan absent a liquidity event that results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If we do not repurchase the full amount of all shares requested to be repurchased in any given calendar quarter, funds will be allocated pro rata based on the total number of shares being repurchased without regard to class after we have repurchased all shares for which repurchase has been requested due to death, disability or divorce and other limited exceptions. All unsatisfied repurchase requests must be resubmitted after the start of the next calendar quarter, or upon the recommencement of the share repurchase plan, as applicable.

The vast majority of our assets will consist of net lease assets that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Should repurchase requests, in our board of trustee’s judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Upon suspension of our share repurchase plan, our share repurchase plan requires our board of trustees to consider at least quarterly whether the continued suspension of the plan is in the best interests of the Company; however, we are not required to authorize the recommencement of the share repurchase plan within any specified period of time. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment.

Economic events that may cause our shareholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. economy, such as the general negative performance of the real estate sector or disruptions in the public securities markets (including as a result of the recent outbreak of hostilities between Israel and Hamas and Russia and Ukraine), could cause our shareholders to seek repurchase of their shares pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth and diversification of our portfolio, could be materially adversely affected.

In addition, certain advisers may recommend to their clients that they seek repurchase of some or all of our shares that they hold. Any such recommendation may result in a significant volume of repurchase requests in a given period, which may use up capacity under the caps of our share repurchase plan and may result in repurchase requests being fulfilled on pro rata basis.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous private offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our common shares and the time we invest such net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in targeted leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds, until such time that we have raised substantial proceeds in the private offering and acquired a diversified portfolio of investments and/or times when there are few attractive investment opportunities. We may hold such cash in money market accounts, certificates of deposit, treasury bills or other similar temporary investments, each of which are subject to the management fees payable to the Adviser.

In the event we are unable to find suitable investments, such cash may be maintained for longer periods, which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. It is not anticipated that the temporary investment of such cash into money market accounts, certificates of deposit, treasury bills or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may materially adversely affect overall returns. In the event we fail to timely invest the net proceeds from sales of our common shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be materially adversely affected.

If we are unable to successfully integrate investments and manage our growth, our results of operations and financial condition may be materially and adversely affected.

We may be unable to successfully and efficiently integrate acquired investments into our portfolio or otherwise effectively manage our assets or growth. In addition, increases in the size of our investment portfolio and/or changes in our investment focus may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources, which could lead to decreased efficiency. Any failure to effectively manage such growth or increase in scale could materially adversely affect our results of operations and financial condition.

The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.

Although we may seek to provide predictable, stable cash distributions, we have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be materially adversely affected by a number of factors, including, but not limited to, the risk factors described in this Registration Statement. Our board of trustees (or a duly authorized committee of our board of trustees acting within the parameters set by our board of trustees in accordance with our Bylaws) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:

•	Our inability to invest the net proceeds from sales of our shares on a timely basis in income-producing investments;

•	Our inability to realize attractive risk-adjusted returns on our investments;

•	High levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and

•	Defaults in our investment portfolio or decreases in the value of our investments.

As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions we do make to our shareholders is unknown, may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, borrowings, offering net proceeds and the sale of our investments, and we have no limits on the amounts we may fund from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to shareholders. Therefore, we may fund distributions to our shareholders from sources other than cash flow from operations, including, without limitation, borrowings, offering net proceeds (including from sales of our common shares or Operating Partnership units to New Mountain or its affiliates) and the sale of investments. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including, but not limited to, the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in our common shares or Operating Partnership Units (in lieu of cash) and the Special Limited Partner elects to receive distributions on its performance participation interest in Operating Partnership units (in lieu of cash), how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from borrowings, offering net proceeds (including from sales of our common shares or Operating Partnership units to New Mountain or its affiliates) will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional common shares (or other securities convertible into our common shares) will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We cannot predict when, if ever, distribution payments sourced from borrowings and from offering net proceeds may occur, and an extended period of such payments would likely be unsustainable. We have not established a limit on the amount of our distributions that may be funded from any of these sources.

To the extent we borrow funds to pay distributions, we would incur borrowing costs (including interest) and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and materially adversely impact the value of your investment.

We may also defer expenses or pay expenses (including management fees payable to the Adviser or distributions to the Special Limited Partner) with our common shares or Operating Partnership units to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could materially adversely affect our operations and reduce the future return on your investment. We may repurchase shares or redeem Operating Partnership units from the Adviser or the Special Limited Partner shortly after issuing such share or units as compensation. The payment of expenses in our common shares or Operating Partnership units will dilute your ownership interest in us. There is no guarantee any of our operating expenses will be deferred and the Adviser and Special Limited Partner are under no obligation to receive fees or distributions in our common shares or Operating Partnership units and may elect to receive such amounts in cash.

Payments to the Adviser or the Special Limited Partner in the form of common shares or Operating Partnership units, which they elect to receive in lieu of cash in respect of management fees or performance participation interest distributions, will dilute future cash available for distribution to our shareholders.

The Adviser or the Special Limited Partner may elect to receive our common shares or Operating Partnership units in lieu of cash in respect of management fees or performance participation interest distributions. The holders of all Operating Partnership units will be entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of Operating Partnership units will reduce the cash available for distribution to us and, in turn, to our shareholders. Furthermore, such Operating Partnership units received by the Adviser or the Special Limited Partner are required to be repurchased for cash or our common shares, at the holder’s election, subject to limited exceptions, and we may not have sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, offering net proceeds or other sources to make the payment, which will reduce cash available for distribution to you or for new investments. Although the Special Limited Partner is required to pay a Quarterly Shortfall Obligation (as defined below) with respect to Operating Partnership units received in connection with distributions of Quarterly Allocations, there is no guarantee this Quarterly Shortfall Obligation will adequately offset the dilutive impacts on us. Repurchases of our common shares or Operating Partnership units paid to the Adviser as a management fee are not subject to our share repurchase plan, including the quarterly volume limitation and the Early Repurchase Deduction, and, therefore, any such repurchases may receive priority over other repurchase requests relating to shares subject to our repurchase program for any period. The amount of Operating Partnership units issued to the Special Limited Partner may be significant, particularly during periods in which the value of our real estate portfolio appreciates, resulting in higher performance participation allocation. Repurchases of our shares or Operating Partnership units from the Special Limited Partner distributed to the Special Limited Partner with respect to its performance participation interest are not subject to our share repurchase plan, including the quarterly volume limitation and the Early Repurchase Deduction, and, therefore, any such repurchases may receive priority over other repurchase requests relating to shares subject to our repurchase program for any period.

Purchases and repurchases of our common shares will not be made based on the current NAV per share.

Generally, our offering price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our shares, however the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share. In exceptional circumstances, we may, in our sole discretion, but are not obligated to, offer and repurchase shares at a different price that we believe reflects the NAV per share more appropriately than the prior month’s NAV per share, including by updating a previously disclosed transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time. We will provide notice of the transaction price directly to the financial intermediaries that participate in our private offering, who, in turn, will communicate such transaction price to applicable investors in accordance with the financial intermediary’s policies and/or procedures.

Valuations and appraisals of our net lease investments and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.

For the purposes of calculating our monthly NAV, any newly acquired net lease investments will initially be valued at cost, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. Following the initial closing, our net lease investments will be valued by the Adviser on a monthly basis based on current material market data and other information deemed relevant, which valuations will be reviewed and confirmed for reasonableness by the Independent Valuation Advisor on a quarterly basis. Beginning in 2026, each net lease investment will be valued by an independent third-party appraisal firm annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated range of gross market value of the net lease investment. Concurrent with the appraisal process, the Adviser values each net lease investment and, taking into account the appraisal, among other factors, determines the appropriate valuation. However, the Adviser is ultimately responsible for valuing each investment, which may deviate from the estimated range of gross market value included in the annual appraisal. Other real estate-related investments with readily available market quotations will be valued by the Adviser based on market quotations or at fair market value determined in accordance to GAAP. Certain investments, such as mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations. If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material.

Although monthly valuations of each of our net lease investments will be reviewed and confirmed for reasonableness by our Independent Valuation Advisor on a quarterly basis, such reviews are generally based on asset- and portfolio-level information provided by the Adviser, including, without limitation, historical or forecasted operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures, the then most recent annual third-party appraisals, if applicable, and any other information relevant to valuing the investment, which information will not be independently verified by our Independent Valuation Advisor. While the Independent Valuation Advisor reviews for reasonableness, the assumptions, methodologies and valuation conclusions applied by the Adviser for our investments as set forth in our valuation guidelines, the Independent Valuation Advisor is not responsible for, and does not calculate, our NAV, and the Adviser is ultimately and solely responsible for the determination of our NAV.

Within the parameters of our valuation guidelines, the valuation methodologies used to value certain of our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our net lease investments and other real estate-related investments, as applicable, will be only estimates of fair value. Ultimate realization of the value of an asset depends, to a great extent, on economic, market and other conditions beyond our control and the control of the Adviser and our Independent Valuation Advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares, the price we paid to repurchase our common shares or NAV-based fees we paid to the Adviser to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price you will pay for our common shares in the private offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase plan are generally based on our prior month’s NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share amounts may change materially if the appraised values of our net lease investments materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

We anticipate that the annual appraisals of our net lease investments will be conducted on a rolling basis, such that net lease investments may be appraised at different times but each net lease investment would be appraised at least once per year beginning in 2026. When these appraisals are considered by the Adviser for purposes of valuing the relevant net lease investment, there may be a material change in our NAV per share amounts for each class of our common shares from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to take into consideration the new appraisal or actual operating results may cause the NAV per share for each class of our common shares to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

The Adviser’s determination of our monthly NAV per share will be based on monthly valuations of investments, including net lease investments and other real estate-related investments for which market prices are not readily available, provided by the Adviser and reviewed and confirmed for reasonableness by our Independent Valuation Advisor on a quarterly basis, each in accordance with valuation guidelines approved by our board of trustees. In addition, the valuation of our net lease investments will be based in part on appraisals provided by independent third-party appraisal firms in individual appraisal reports reviewed by our Independent Valuation Advisor. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The Adviser will review appraisal reports and monitor our investments and will endeavor to notify the Independent Valuation Advisor of the occurrence of any net lease investment-specific or market-driven event it believes may cause a material valuation change in the investment’s valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a net lease investment may cause the value of a net lease investment to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either shareholders who tender their shares for repurchase by us, or shareholders who buy new shares, or existing shareholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The methods used by the Adviser and Kroll, Inc. (“Kroll”) to calculate our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our common shares and to calculate certain fees and distributions payable to the Adviser and the Special Limited Partner, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets.

Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our common shares and the amount of the Adviser’s management fee and the Special Limited Partner’s performance participation interest. The Adviser has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Adviser, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our common shares were sold or repurchased or on the amount of the Adviser’s management fee or the Special Limited Partner’s performance participation interest, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to the Adviser’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Net Asset Value Calculation and Valuation Guidelines.”

Our shareholders have limited voting rights.

As permitted by Maryland law, our Declaration of Trust provides limited voting rights to our shareholders. Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Declaration of Trust that the board of trustees determines would, viewed as a whole, materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event) or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a trustee for cause and the election of a successor trustee to the extent provided in our Declaration of Trust, (4) the dissolution of the Company to the extent specifically provided by the terms of any class or series of common shares or our preferred shares of beneficial interest, par value $0.01 per share (the “preferred shares”), (5) in the event that there are no trustees, the election of trustees and (6) such other matters that our board of trustees have submitted to our shareholders for approval or ratification.

The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than the removal of a trustee, which requires the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter).

All other matters are subject to the discretion of our board of trustees. Thus, except as set forth above or in any class or series of our shares and subject to the restrictions on transfer and ownership of our shares contained in our Declaration of Trust, holders of common shares do not have the right to vote on any matter.

Our Declaration of Trust permits our board of trustees to authorize us to issue preferred shares on terms that may subordinate the rights of the holders of our current common shares or discourage a third party from acquiring us.

Our board of trustees is permitted, subject to certain restrictions set forth in our Declaration of Trust, to authorize the issuance of preferred shares without shareholder approval. Further, our board of trustees may classify or reclassify any unissued common shares or preferred shares from time to time into one or more classes or series by setting or changing the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any new class or series of common shares or preferred shares. Thus, our board of trustees could authorize us to issue preferred shares with terms and conditions that could subordinate the rights of the holders of our common shares or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common shares.

Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.

Holders of our common shares will not have preemptive rights to any shares we issue in the future. Our Declaration of Trust authorizes us to issue an unlimited number of common shares, including an unlimited number of shares classified as Class A shares, an unlimited number of shares classified as Class F shares, an unlimited number of shares classified as Class I shares and an unlimited number of shares classified as Class E shares, and an unlimited number of shares classified as preferred shares. In addition, our board of trustees may amend our Declaration of Trust from time to time to decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. After you purchase our common shares in the private offering, our board of trustees may elect, without shareholder approval, to: (1) sell additional common shares in this or future offerings; (2) issue common shares or Operating Partnership units in one or more private offerings; (3) issue common shares or Operating Partnership units upon the exercise of the options we may grant to our independent trustees or future employees; (4) issue common shares or Operating Partnership units to the Adviser or the Special Limited Partner, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or distribution on the performance participation allocation; (5) issue common shares or Operating Partnership units to sellers of properties we acquire; or (6) issue equity incentive compensation to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive compensation arrangements. To the extent we issue additional common shares after your purchase of shares in the private offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional Operating Partnership units after you purchase shares in the private offering, your percentage ownership interest in our assets will be diluted. Because certain classes of Operating Partnership units may, in the discretion of our board of trustees, be exchanged for our common shares, any merger, exchange or conversion between the Operating Partnership and another entity ultimately could result in the issuance of a substantial number of our common shares thereby diluting the percentage ownership interest of other shareholders. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our common shares or their interests in the underlying assets held by the Operating Partnership. Operating Partnership units may have different and preferential rights to the claims of common Operating Partnership units, which correspond to the common shares held by our shareholders. Certain Operating Partnership units may have different and preferential rights to the terms of the common Operating Partnership units that correspond to the common shares held by our shareholders.

Maryland law and our Declaration of Trust limit our rights and the rights of our shareholders to recover claims against Covered Persons, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a trustee will not have any liability as a trustee so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Declaration of Trust limits the personal liability of Covered Persons (as defined below) for monetary damages to the maximum extent permitted by Maryland law. Our Declaration of Trust requires us to indemnify each trustee, each officer, the Adviser, New Mountain and each equityholder, member, manager, director, officer, employee or agent of any trustee or our board of trustees (each a “Covered Person”), including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, we must, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status. We are not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our board of trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company. As a result, you and we may have more limited rights against Covered Persons than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

Our Declaration of Trust does not provide for the annual election of trustees by our shareholders, and contains provisions that could make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

Our Declaration of Trust provides that shareholders are only entitled to elect trustees upon the removal of a trustee by shareholders (unless the trustee so removed was designated by New Mountain pursuant to the Declaration of Trust) or in the event there are no trustees. A director may be removed by our shareholders only for “cause” (as defined in our Declaration of Trust), and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter in accordance with our Declaration of Trust).

Our Declaration of Trust provides that any vacancy on our board of trustees (other than vacancies resulting from shareholder removal of a trustee for cause or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees. Independent trustee vacancies may be filled by a majority of the remaining independent trustees, except where removed for cause by the shareholders. For so long as New Mountain or its affiliate acts as investment adviser or manager to us, New Mountain has the right to designate three (3) trustees for election to our board of trustees. Our board of trustees must also consult with New Mountain in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal by shareholders in accordance with our Declaration of Trust). If the vacancy resulting from shareholder removal of a trustee for cause was a trustee designated by New Mountain, New Mountain has the exclusive right to designate a successor trustee for election to our board of trustees.

These requirements make it more difficult to change our management by removing and replacing trustees and may prevent a change in our control.

We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with the requirement in Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold shareholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our common shares are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We cannot predict if investors will find our common shares less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for private companies.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our shareholders.

Our trustees and officers have duties to us and our shareholders under Maryland law and our Declaration of Trust in connection with their management of the Company. At the same time, we, as general partner, will have fiduciary duties under Delaware law to the Operating Partnership and to the limited partners in connection with the management of the Operating Partnership. Our duties as general partner of the Operating Partnership and its partners may come into conflict with the duties of our trustees and officers to the Company and our shareholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of the Operating Partnership provides that, for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the limited partners may be resolved in favor of our shareholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, trustees, agents and employees will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, trustees, agents or employees acted in good faith. In addition, the Operating Partnership is required to indemnify us and our officers, trustees, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of the Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations so that neither we, nor the Operating Partnership nor the subsidiaries of the Operating Partnership are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to successfully avoid registering as an investment company.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the applicable exemption under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our shareholders.

We depend on the Adviser to develop appropriate systems and procedures to control operational risk.

Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We depend on the Adviser and its affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on our financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors.

We are subject to the risk that our trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, we could be unable to achieve the market position selected by the Adviser or might incur a loss in liquidating our positions. Since some of the markets in which we may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange-based markets are subject. We are also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing us to suffer a loss.

Cybersecurity risks could result in the loss of data, interruptions in our business, damage to our reputation and subject us to regulatory actions, increased costs and financial losses, each of which could materially adversely affect our business and results of operations.

Our operations are highly dependent on our information systems and technology and we rely heavily on the Adviser’s and its affiliates’ and other service providers’ financial, accounting, administrative, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks, which may continue to increase in sophistication and frequency in the future. Attacks on the Adviser and its affiliates and their service providers’ systems could involve attempts that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our shareholders, destroy data or disable, degrade or sabotage our systems, or divert or otherwise steal funds, including through the introduction of computer viruses and other malicious code.

Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The information and technology systems the Company will rely on as well as those of the Adviser and other related parties, such as service providers, may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, “phishing” attempts and other forms of social engineering, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders, such as employees, or third-party agents and consultants of the Company. There has been an increase in the frequency and sophistication of the cyber and security threats the Adviser faces, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target the Adviser because it holds a significant amount of confidential and sensitive information about its investors and potential investments. As a result, the Adviser may face a heightened risk of a security breach or disruption with respect to this information. There can be no assurance that measures the Adviser takes to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.

If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information, including nonpublic personal information related to our shareholders (and their beneficial owners) and material nonpublic information. Although the Adviser has implemented, and its service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. The Adviser does not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to the Adviser and us, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, its affiliates’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our shareholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of the Adviser. We or the Adviser could be required to make a significant investment to remedy the effects of any such failures, suffer harm to their reputations, be subject to legal claims and regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.

The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, we could also suffer losses in connection with updates to, or the failure to timely update, our information systems and technology. In addition, we have become increasingly reliant on third-party service providers for certain aspects of our business, including for our administration, as well as for certain information systems and technology, including cloud-based services. These third-party service providers could also face ongoing cyber security threats and compromises of their systems and as a result, unauthorized individuals could gain access to certain confidential data.

Cybersecurity has become a top priority for regulators around the world. Many jurisdictions in which the Adviser operates have laws and regulations relating to data privacy, cybersecurity and protection of personal information, including, as examples, the General Data Protection Regulation in the European Union that went in effect in May 2018 and the California Consumer Privacy Act that went into effect in January 2020. Most jurisdictions have also enacted laws requiring companies to notify individuals and/or government agencies of data security breaches involving certain types of personal data. Breaches in security, whether malicious in nature, the result of human error or through inadvertent transmittal or other loss of data, could potentially jeopardize the Adviser, its employees’ or our investors’ or counterparties’ confidential, proprietary and other information processed and stored in, and transmitted through the Adviser’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third parties’ business and operations, which could result in significant financial losses, increased costs, liability to our investors and other counterparties, regulatory intervention and reputational damage. Furthermore, if the Adviser fails to comply with the relevant laws and regulations or fails to provide the appropriate regulatory or other notifications of breach in a timely manner, it could result in regulatory investigations and penalties, which could lead to negative publicity and reputational harm and may cause our investors or the Adviser’s fund investors and clients to lose confidence in the effectiveness of our or the Adviser’s security measures.

Finally, the Adviser’s technology, data and intellectual property are also subject to a heightened risk of theft or compromise to the extent the Adviser or its affiliates engage in operations outside the United States, in particular in those jurisdictions that do not have comparable levels of protection of proprietary information and assets such as intellectual property, trademarks, trade secrets, know-how and customer information and records. In addition, the Adviser may be required to compromise protections or forego rights to technology, data and intellectual property to operate in or access markets in a foreign jurisdiction. Any such direct or indirect compromise of these assets could have a material adverse impact on such businesses.

Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions (including volatility as a result of the ongoing conflicts between Israel and Hamas and Russia and Ukraine and the rapidly evolving measures in response);

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•	vacancies or inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in tax law;

•	increases in interest rates and lack of availability of financing; and

•	changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to shareholders.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments. The Adviser’s financial condition may be adversely affected by a significant economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on the Adviser’s businesses and operations.

A depression, recession or slowdown in the U.S. real estate market or one or more regional real estate markets, and to a lesser extent, the global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We would also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our capital structure or our investments’ capital structures.

Market disruptions in a single country could cause a worsening of conditions on a regional and even global level, and economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. For example, concerns about the fiscal stability and growth prospects of certain European countries in the last economic downturn had a negative impact on most economies of the Eurozone and global markets. The occurrence of similar crises in the future could cause increased volatility in the economies and financial markets of countries throughout a region, or even globally.

The Russian Federation invaded Ukraine on February 24, 2022, which has resulted in rising geopolitical tensions. The United States, the United Kingdom, European Union member states and other countries have imposed unprecedented economic sanctions on the Russian Federation, parts of Ukraine and various designated parties. As further military conflicts and economic sanctions continue to evolve, it has become increasingly difficult to predict the impact of these events or how long they will last. Depending on direction and timing, the Russian Federation-Ukraine conflict may exacerbate normal risks associated with the performance of our investments.

For example, as a result of the 2008 financial crisis, the availability of debt financing secured by commercial real estate was significantly restricted as a result of tightened lending standards for a prolonged period. As a result of the uncertainties in the credit market, real estate investors were unable to obtain debt financing on attractive terms, which adversely affected investment returns on acquisitions or their ability to make acquisitions or property improvements. Any future financial market disruptions may force us to use a greater proportion of our offering net proceeds to finance our acquisitions and fund property improvements, reducing the cash available to pay distributions or satisfy repurchase requests and reducing the number of acquisitions we would otherwise make.

Certain countries have been susceptible to epidemics and pandemics, most recently the novel coronavirus known as “COVID-19,” which has been designated as a pandemic by the World Health Organization. The outbreak of such epidemics or pandemics, together with the resulting restrictions on travel or quarantines imposed, have had a negative impact on the economy and business activity globally (including in the markets in which we intend to invest), and thereby could adversely affect the performance of our investments. Furthermore, the rapid development of epidemics or pandemics could preclude prediction as to their ultimate adverse impact on economic and market conditions, and, as a result, present material uncertainty and risk with respect to us and the performance of our investments. These epidemics or pandemics could have particularly adverse impacts on certain industries and may also have particular negative effects on certain regions in which we own investments.

Political tensions between the United States and China have escalated in recent years. Rising political tensions could reduce levels of trade, investments, technological exchanges and other economic activities between the United States and China, which would materially adversely affect global economic conditions and the stability of global financial markets.

We expect to be subject to tenant and industry concentrations that make us more susceptible to adverse events than if our portfolio were more diversified.

Any adverse change in the financial condition of our tenants in which we have significant concentrations, or any downturn in the industries in which our tenants operate, or in any other industry in which we may have a significant concentration, could adversely affect our tenants that are involved in such industries, their demand for our properties, their ability to renew or re-lease our properties at the same or increased rent, or at all, and their ability to make rental payments on properties already leased to them.

To the extent that tenants and potential tenants are adversely affected by macro or microeconomic changes, our properties may experience decreases in demand, higher default rates on leases or other payments and amounts due, or other adverse results, all of which may have a material and adverse effect on our business, financial condition, results of operations and cash flows.

We may be subject to additional risks from our non-U.S. investments.

We may invest in real estate located outside of the United States and real estate debt and real estate-related securities issued in, and/or backed by real estate in, countries outside the United States, including Canada, Europe, Asia-Pacific and certain other countries. Non-U.S. real estate and real estate debt and real estate-related securities involve certain factors not typically associated with investing in such investments in the United States, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which such investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) certain economic, social and political risks, including potential exchange-control regulations, potential restrictions on non-U.S. investment and repatriation of capital, the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, and adverse economic and political developments; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and the protection of investors; (viii) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign investors; and (x) less publicly available information. Furthermore, while we may have the capacity, but not the obligation, to mitigate such additional risks, including through the utilization of certain foreign exchange hedging instruments, there is no guarantee that we will be successful in mitigating such risks and in turn may introduce additional risks and expenses linked to such efforts.

Our investments will be concentrated in the industrial light manufacturing and industrial adjacent sectors and our business would be adversely affected by an economic downturn in those sectors. In addition, the Seed Portfolio is geographically concentrated in the Northeast, Midwest, and Southern region of the United States, which may expose us to the risk of economic downturns in these regions.

Our investments in net lease real estate assets will be concentrated in the industrial light manufacturing and industrial adjacent sectors. This concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities were more diversified. In addition to general, regional, national, and international economic conditions, our operating performance is impacted by the economic conditions of the specific geographic markets in which we have concentrations of properties. For example, the Seed Portfolio is geographically concentrated in the Northeast, Midwest, and Southern region of the United States, with properties in the following markets (which accounted for the percentage of our gross asset value on a pro forma basis indicated) as of June 30, 2024: Northeast (19%); Midwest (32%); and South (34%). This geographic concentration could adversely affect our operating performance if conditions become less favorable in any of the markets in which we have a concentration of properties. While we intend to diversify our portfolio by geography and investments over time, our portfolio may be heavily concentrated at any time in only a limited number of geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment or adverse economic or business conditions affecting a particular geography. Investors have no assurance as to the degree of diversification in our investments by geographic region.

Further, we cannot assure you that any of our target markets will grow or that underlying real estate fundamentals will be favorable to owners and operators of industrial warehouse and logistics properties. Our operations may also be affected if competing properties are built in our target markets. Any adverse economic or real estate developments in our target markets, or any decrease in demand for industrial warehouse and logistics properties resulting from the regulatory environment, business climate or energy or fiscal problems, could materially and adversely impact our financial condition, results of operations, cash flow, our ability to satisfy our debt service obligations and our ability to successfully implement our investment strategy.

We may change our investment and operational policies without shareholder consent.

We may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this Registration Statement. Our board of trustees also approved very broad investment guidelines with which we must comply, but these guidelines provide the Adviser with broad discretion and can be changed by our board of trustees. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially adversely affect our results of operations and financial condition.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. Additionally, we may agree to lock-out or other provisions when we acquire a property that materially restrict us from selling such property or our interest in such property for a period of time. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without materially adversely affecting returns to our shareholders. These restrictions could materially adversely affect our results of operations and financial condition.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit or guarantee and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•	acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

In addition, while we intend to invest primarily in stabilized, income-oriented real estate, we may also acquire assets that require new development or some amount of capital investment to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any renovation or repositioning will be successful, or that the actual costs will not be greater than our estimates.

Certain of our investments may have additional capital requirements.

Certain of our investments, including those that may be in a development phase, are expected to require additional financing to satisfy their working capital requirements or development strategies. The amount of such additional financing needed will depend upon the maturity and objectives of the particular asset, which may be an unfavorable price at such time. Each round of financing (whether from us or other investors) is typically intended to provide enough capital to reach the next major milestone in an asset’s life-cycle. If the funds provided are not sufficient, additional capital may be required to be raised at a price unfavorable to the existing investors, including us. In addition, we may make additional debt and equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial investment in such portfolio company in order to preserve our proportionate ownership when a subsequent financing is planned, or to protect our investment when such portfolio company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of us or any portfolio company. There can be no assurance that we or any portfolio company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to provide sufficient additional capital with respect to an investment could adversely affect our performance.

The sale and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

Competition for investment opportunities may reduce our profitability and the return on your investment.

We will face competition from various entities for investment opportunities in properties, including other REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers, some of which are likely a source of reasonable alternatives under Regulation Best Interest. In addition to third-party competitors, other programs sponsored by the Adviser and its affiliates, particularly those with investment strategies that overlap with ours may seek investment opportunities in accordance with the Adviser’s prevailing policies and procedures. Some of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, over the past several years, a number of real estate funds and publicly traded and public, non-listed REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate and/or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that increased competition for appropriate investment opportunities would reduce the number of investment opportunities available to us and adversely affect the terms, including price, upon which investments can be made. This competition may cause us to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

We may make joint venture investments, including with Other New Mountain Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.

We have made joint venture investments and we expect to make additional joint venture investments in the future. We may enter into joint ventures as part of an acquisition with the seller of the properties. We may acquire non-controlling interests or shared control interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the joint venture partner would have full control over the joint venture. Disputes between us and joint venture partners may result in litigation or arbitration that would increase our expenses and prevent our officers and trustees from focusing their time and effort on our business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In some cases, our joint venture partner may be entitled to property management fees, promote or other incentive fee payments as part of the arrangement of the joint venture. In addition, we may in certain circumstances be liable for the actions of our joint venture partners.

In addition, in connection with investments in which we participate alongside any Other New Mountain Accounts, the Adviser may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest with any Other New Mountain Account in the future. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other New Mountain Accounts.

If we have a right of first refusal to buy out a joint venture partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. In some joint ventures we may be obligated to buy all or a portion of our joint venture partner’s interest in connection with a crystallization event, and we may be unable to finance such a buy-out when such crystallization event occurs, which may result in interest or other penalties accruing on the purchase price. If we buy our joint venture partner’s interest we will have increased exposure in the underlying investment. The price we use to buy our joint venture partner’s interest or sell our interest is typically determined by negotiations between us and our joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to our then-current valuation of our interest in the joint venture that is used to calculate our NAV. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our joint venture partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with New Mountain affiliates may also entail further conflicts of interest. Joint venture partners may receive ongoing fees in connection with providing service to the joint venture or its properties, including promote fees, beyond their equity investment, which would reduce the amount of our economic interest.

Some additional risks and conflicts related to our joint venture investments (including joint venture investments with New Mountain affiliates) include, but are not limited to:

•	the joint venture partner could have economic or other interests that are inconsistent with or different from our interests, including interests relating to the financing, management, governance, operation, leasing or sale of the assets purchased by such joint venture;

•	our joint venture partners may receive ongoing fees from our joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to us;

•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner could cause it to want to take actions contrary to our interests. For example, if the joint venture partner conducts its operations so as to not be an investment company by complying with the requirements under Section 3(a)(1)(C) of the Investment Company Act or seeks to have some or all of its investments in majority-owned subsidiaries that qualify for the exemption pursuant to Section 3(c)(5)(C) of the Investment Company Act, such joint venture partner could seek to dispose of or continue to hold joint venture investments for reasons other than the business case of particular assets, which could be at odds with us;

•	the joint venture partner could have joint control or joint governance of the joint venture even in cases where its economic stake in the joint venture is significantly less than ours;

•	under the joint venture arrangement, it is possible that neither we nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur. Such deadlocks could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition. In addition, depending on the governance structure of such joint venture partner, decisions of such vehicle may be subject to approval by individuals who are independent of New Mountain;

•	under a joint venture arrangement, we and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, we may be forced to sell our investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in our best interest to do so;

•	if the joint venture partner charges fees or incentive allocation to the joint venture arrangement, the joint venture partner could have an incentive to hold assets longer or otherwise behave to maximize fees and incentive allocation paid, even when doing so is not in our best interest;

•	the joint venture partner could have authority to remove the New Mountain affiliated investment manager of the joint venture. If such removal were to occur, we would be joint venture partners with a third-party manager, in which case it could be significantly more difficult for us to implement our investment objective with respect to any of our investments held through such joint ventures;

•	our participation in investments in which a joint venture partner participates will be less than what our participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of our participation in such investments may decrease over time;

•	under the joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital;

•	under the joint venture arrangement, the termination or non-renewal of the Adviser pursuant to the terms of the Advisory Agreement could trigger change of control restrictions that may include buy/sell rights like those described above, a loss of governance rights in the joint venture or other adverse consequences;

•	under the joint venture arrangement, we and the joint venture partner could be subject to lock-ups, which could prevent us from disposing of our interests in the joint venture at a time it determines it would be advantageous to exit; and

•	the joint venture partner could have a right of first offer, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment.

Furthermore, we may have conflicting fiduciary obligations if we acquire properties with Other New Mountain Accounts or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

We may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on the Adviser in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package and/or also include certain additional investments or transactions even though, were it not part of the overall transaction, we may not want to purchase one or more properties included in such portfolio or participate in additional investments or transactions. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties or investments, or if the seller imposes a lock-out period or other restriction on a subsequent sale, we may be required to operate such properties or attempt to dispose of such properties or investments (if not subject to a lock-out period). We have also shared in the past and may in the future share the acquisition of large portfolios of properties with our affiliates, which can result in conflicts of interest, including as to the allocation of properties within the portfolio and the prices attributable to such properties. See “—Risks Related to Conflicts of Interest—We may invest in joint ventures and other co-investment arrangements with Other New Mountain Accounts or divide a pool of investments among us and Other New Mountain Accounts.” It may also be difficult for the Adviser to fully analyze each property in a large portfolio, increasing the risk that properties do not perform as anticipated. We also may be required to accumulate a large amount of cash to fund such acquisitions. We would expect the returns that we earn on such cash to be less than the returns on investments in real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on our portfolio.

In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our shareholders.

In our due diligence review of potential investments, we may rely on third-party consultants and advisors and representations made by sellers of properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, due diligence will typically be conducted in a manner that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, social governance, real property and legal issues. Outside consultants, legal advisors, appraisers, accountants, investment banks and other third parties, including affiliates of the Adviser or New Mountain, may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. Where affiliates of New Mountain are utilized, the Adviser’s management fee will not be offset for the fees paid or expenses reimbursed to such affiliates. In addition, if the Adviser is unable to timely engage third-party providers, the ability to evaluate and acquire more complex targets could be adversely affected. In the due diligence process and making an assessment regarding a potential investment, the Adviser will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The Adviser’s due diligence investigation with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, particularly for large investments. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this Registration Statement, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

Certain properties may require an expedited transaction, which may result in limited information being available about the property prior to its acquisition.

Investment analyses and decisions by the Adviser may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser at the time of making an investment decision may be limited, and the Adviser may not have access to detailed information regarding the investment property or portfolio of properties, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting such investment. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment, and we may make investments which we would not have made if more extensive due diligence had been undertaken. Because large portfolios of properties still generally require diligence to analyze individual properties, these risks are exacerbated in expedited transactions of large portfolios. In addition, the Adviser may use consultants, legal advisors, appraisers, accountants, investment banks and other third parties in connection with its evaluation or diligence of certain investments. No assurance can be given as to the accuracy or completeness of the information provided by such third parties, and we may incur liability as a result of such third parties’ actions.

There can be no assurance that the Adviser will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices or material misstatements or omissions by the seller in connection with our property acquisitions during the due diligence phase or during our efforts to monitor and disclose information about the investment on an ongoing basis or that any risk management procedures implemented by us will be adequate.

When conducting due diligence and making an assessment regarding an investment, the Adviser will rely on the resources available to it, including information provided or reported by the seller of the investment and, in some circumstances, third-party investigations. The due diligence investigation that the Adviser carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Conduct occurring at the portfolio property, even activities that occurred prior to our investment therein, could have a material adverse impact us.

In the event of fraud by the seller of a property, we may suffer a partial or total loss of capital invested in that property. An additional concern is the possibility of material misrepresentation or omission on the part of the seller. Such inaccuracy or incompleteness may materially adversely affect the value of our investments in such property. We will rely upon the accuracy and completeness of representations made by sellers of properties in the due diligence process to the extent reasonable when we make our investments, but cannot guarantee such accuracy or completeness.

In addition, we rely on information, including financial information and non-GAAP metrics, provided by sellers of our investments for disclosure to our investors about potential acquisitions or current assets owned by us. Accordingly, although we believe such information to be accurate, such information cannot be independently verified by the Adviser, and in some cases such information has not been independently reviewed or audited while under our ownership or control or at all. We cannot assure you that that the financial statements or metrics of properties we have acquired or will acquire would not be materially different if such statements or metrics had been independently audited or reviewed.

Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of our properties to varying degrees depending on the type of investment. For example, certain asset management and finance functions, such as data entry relating to a property, may be outsourced to a third-party service provider whose fees and expenses will be borne by such property or us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to our reduced control of the functions that are outsourced.

We may rely on property managers to operate our properties and leasing agents to lease vacancies in our properties.

The Adviser may engage property managers to manage our properties and leasing agents to lease vacancies in our properties. These property managers may be our affiliates, subject to applicable law, or partners in joint ventures that we enter into. We may also use portfolio entities owned by us to provide these property management, leasing and similar services. The property managers will have significant decision-making authority with respect to the management of our properties. As a result, our ability to direct and control how our properties are managed on a day-to-day basis may be limited. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. In cases where we use one of our portfolio entities to provide property management services, we will directly incur the expenses of property management and the other costs and obligations associated with operating the portfolio entity, including the compensation of our portfolio entity employees. Any adversity experienced by, or problems in our relationship with, our property managers or leasing agents could adversely impact the operation and profitability of our properties.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and could materially adversely affect our revenue and net income, overall performance, results of operations and ability to pay distributions.

We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could materially adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations could materially adversely affect our income. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing debts we may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may materially adversely affect our results of operations, performance and our ability to pay distributions.

Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Similarly, certain of our properties may be leased out to single tenants or tenants that are otherwise reliant on a single enterprise to remain in business. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on our business and financial results. As a result, such tenants or operators may be required to suspend operations for what could be an extended period of time. Further, if such tenants default under their leases or such operators are unable to operate, we may not be able to promptly enter into a new lease or operating arrangement, rental rates or other terms under any new leases or operating arrangement may be less favorable than the terms of the current lease or operating arrangement or we may be required to make capital improvements for a new tenant or operator, any of which could materially adversely impact our operating results.

Single-tenant leases involve significant risks of tenant default and tenant vacancies, which could materially and adversely affect us.

The Seed Portfolio is comprised of single-tenant net leased properties and therefore will be dependent on our tenants for substantially all of our revenue. As a result, our success depends on the financial stability of our tenants. The ability of our tenants to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes, and maintain the properties in a manner so as not to jeopardize their operating licenses or regulatory status depends on the performance of their business and industry, as well as general market and economic conditions, which are outside of our control. At any given time, any tenant may experience a downturn in its business that may weaken its operating results or the overall financial condition of individual properties or its business as whole. As a result, a tenant may fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent, or declare bankruptcy. The financial failure of, or default in payment by, a single tenant under its lease is likely to cause a significant or complete reduction in our rental revenue from that property and a reduction in the value of the property. We may also experience difficulty or a significant delay in re-leasing or selling such property. The occurrence of one or more tenant defaults could materially and adversely affect us.

Our underwriting and risk-management procedures that we use to evaluate a tenant’s credit risk may be faulty, deficient, or otherwise fail to accurately reflect the risk of our investment, which could materially and adversely affect us.

Our underwriting and risk-management procedures that we use to evaluate a tenant’s credit risk may not be sufficient to identify tenant problems in a timely manner or at all. We use our internal estimate of the likelihood of an insolvency or default, based on the regularly monitored performance of our properties, our assessment of each tenant’s financial health, including profitability, liquidity, indebtedness, and leverage profile, and our assessment of the health and performance of the tenant’s particular industry. If our assessment of credit quality proves to be inaccurate, we may experience one or more tenant defaults, which could have a material adverse effect on us.

Any failure of one or more tenants to provide accurate or complete financial information could prevent us from identifying tenant problems that could materially and adversely affect us.

We rely on information from our tenants to determine a potential tenant’s credit risk as well as for on-going risk management. A tenant’s failure to provide appropriate information may interfere with our ability to accurately evaluate a potential tenant’s credit risk or determine an existing tenant’s default risk, the occurrence of either could materially and adversely affect us.

We could face potential material adverse effects from the bankruptcies or insolvencies of our tenants.

If a tenant, or the guarantor of a lease of a tenant, commences, or has commenced against it, any legal or equitable proceeding under any bankruptcy, insolvency, receivership, or other debtor’s relief statute or law (collectively, a “bankruptcy proceeding”), we may be unable to collect all sums due to us under that tenant’s lease or be forced to “take back” a property as a result of a default or a rejection of a lease by a tenant in a bankruptcy proceeding. If a tenant becomes bankrupt or insolvent, federal law may prohibit us from evicting such tenant based solely upon such bankruptcy or insolvency. In addition, a bankrupt or insolvent tenant may be authorized to reject and terminate its lease or leases with us. Any claims against such bankrupt tenant for unpaid future rent would be subject to statutory limitations that would likely result in our receipt of rental revenues that are substantially less than the contractually specified rent we are owed under the lease or leases. Any or all of the lease obligations of our tenants, or any guarantor of our tenants, could be subject to a bankruptcy proceeding which may bar our efforts to collect pre-bankruptcy debts from these entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If our lease is rejected by a tenant in bankruptcy, we may only have a general unsecured claim against the tenant and may not be entitled to any further payments under the lease. We may also be unable to re-lease a terminated or rejected space or to re-lease it on comparable or more favorable terms. A bankruptcy proceeding could hinder or delay our efforts to collect past due balances and ultimately preclude collection of these sums, resulting in a decrease or cessation of rental payments, which could materially and adversely affect us.

We may be unable to renew leases as leases expire.

We may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Even if a tenant renews its lease or we enter into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If we are unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, our results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before we will begin receiving rental payments under a replacement lease. During that period, we will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs and other operating expenses. In addition, declining economic conditions may impair our ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require us to make capital improvements to properties that would not have otherwise been planned. Any unbudgeted capital improvements that we undertake may divert cash that would otherwise be available for distributions or for satisfying repurchase requests. Ultimately, to the extent that we are unable to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which could materially adversely impact our operating results.

We may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede our ability to respond to adverse changes in the performance of our properties could materially adversely affect our financial condition and results of operations.

Our properties will face significant competition.

We will face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.

Our properties may be leased at below-market rates under long-term leases.

We may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that we expect contractual rent increases would be generally included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates (including, for example, as a result of increased inflation), or if our negotiated increases provide for a discount to then-current market rental rates (in exchange for lower volatility), we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our shareholders could be lower than if we did not enter into long-term leases.

We may experience material losses or damage related to our properties and such losses may not be covered by insurance.

We may experience material losses related to our properties arising from natural disasters, such as extreme weather events, climate change, earthquakes or floods, and acts of God, vandalism or other crime, faulty construction or accidents, fire, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism or other catastrophes. We plan to require tenants to carry insurance covering our properties under policies the Adviser deems appropriate. The Adviser will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism, in others the coverage against terrorist acts is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, we expect the frequency and impact of weather and climate related events and conditions could increase as well. As a result, not all investments may be insured against terrorism, weather or fire. If we or one or more of our tenants experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting us or the Adviser.

We will face unique risks related to any development or redevelopment projects we undertake.

We may invest in real estate value creation opportunities that incorporate property refurbishment, redevelopment and development, which will subject us to the risks normally associated with these activities, including risks relating to the availability and timely receipt of zoning, occupancy and other regulatory approvals, required governmental permits and authorizations, the cost and timely completion of construction (including risks beyond our reasonable control, such as weather or labor conditions or material shortages), risks that the properties will not achieve anticipated sales or occupancy levels or sustain anticipated rentals and the availability of both construction and permanent financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of refurbishment, redevelopment and development activities once undertaken, any of which could have an adverse effect on our performance. Investments undergoing refurbishment, redevelopment and development may receive little or no cash flow from the date of acquisition through the date of completion and may experience operating deficits after the date of completion. In addition, market conditions may change during the course of the project, which may make such refurbishment, redevelopment or development less attractive than at the time it was commenced.

Our investments in refurbishment, redevelopment and development properties may involve construction. The primary risks associated with new construction are cost overruns and delays. We will generally require developers to meet certain performance benchmarks with respect to construction progress as a condition of our investment. Although such developers may be required to guarantee completion of construction and be responsible for 100% of all cost overruns, delays may be beyond the control of such developers, and hence cannot always be fully mitigated. Additionally, developers may refuse or not be able to meet any previously agreed obligations or suffer financial difficulties, including insolvency. Should delays occur, an investment may be subject to a longer holding period, possibly reducing our returns. Developer guarantees may not include all costs or may not be fulfilled by the developer. Although we will attempt to mitigate some of the construction risk by requiring third-party surety guarantees for the completion of construction in some instances, affiliating only with development companies having significant net worth and cash flow to support completion guarantees, and in many cases requiring the deferral of developer fees and a portion of construction fees, there can be no assurances that we will be successful in so doing. Any increased construction costs could materially and adversely affect the return on our investments. We may enter into certain completion, environmental or non-recourse carve-out guarantees (or indemnify certain third parties, including joint venture partners with respect to such guarantees) with respect to one or more refurbishment, redevelopment and development properties. We may also guarantee the indebtedness or other obligations of any person in which we have made or propose to make such an investment (or one or more investment vehicles that may co-invest with us). As a result of such guarantees and indemnities, our losses with respect to an investment in refurbishment, redevelopment and development properties may exceed the total amount we invest in such investment.

Supply chain disruptions could create unexpected renovation or maintenance costs or delays and/or could impact our tenants’ businesses, any of which could materially adversely affect our results of operations.

The construction and building industry, similar to many other industries, has recently experienced worldwide supply chain disruptions due to a multitude of factors that are beyond our control, including the COVID-19 pandemic, and such disruptions may continue to occur. Materials, parts and labor have also increased in cost over the recent past, sometimes significantly and over a short period of time. Although we generally do not intend to engage in large-scale development projects, small-scale construction projects, such as building renovations and maintenance or tenant improvements that may be required under leases may be routine and necessary as part of our business. We may incur costs for a property renovation or maintenance that exceeds our original estimates due to increased costs for materials or labor or other costs that are unexpected. We also may be unable to complete renovation of a property or tenant space on schedule due to supply chain disruptions or labor shortages. Some tenants may have the right to terminate their leases if a renovation project is not completed on time. In addition, our tenants’ businesses may also be affected by supply chain issues, which could impact their ability to meet their obligations to us under their leases.

The impacts of climate-related initiatives at the U.S. federal and state levels remain uncertain at this time but could result in increased operating costs.

Government authorities and various interest groups are promoting laws and regulations that could limit greenhouse gas (“GHG”) emissions due to concerns over contributions to climate change. The United States Environmental Protection Agency (the “EPA”) has moved to regulate GHG emissions from large stationary sources, including electricity producers, and mobile sources, through fuel efficiency and other requirements, using its existing authority under the Clean Air Act. Moreover, certain state and regional programs are being implemented to require reductions in GHG emissions. Any additional taxation or regulation of energy use, including as a result of (i) the regulations that the EPA has proposed or may propose in the future, (ii) state programs and regulations, or (iii) renewed GHG legislative efforts by future Congresses, could result in increased operating costs that we may not be able to effectively pass on to our tenants. In addition, any increased regulation of GHG emissions could impose substantial costs on our industrial tenants. These costs include, for example, an increase in the cost of the fuel and other energy purchased by our industrial tenants and capital costs associated with updating or replacing their trucks earlier than planned. Any such increased costs could impact the financial condition of our industrial tenants and their ability to meet their lease obligations and to lease or re-lease our properties.

We could become subject to liability for environmental violations, regardless of whether we caused such violations.

We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, or by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition. We could also suffer losses if reserves or insurance proceeds prove inadequate to cover any such matters. The cost to perform any remediation, and the cost to defend against any related claims, could exceed the value of the relevant investment, and in such cases we could be forced to satisfy the claims from other assets. We may have an indemnity from a third party purporting to cover these liabilities, but there can be no assurance as to the financial viability of any indemnifying party at the time a claim arises. In addition, some environmental laws create a lien on a contaminated asset in favor of governments or government agencies for costs they may incur in connection with the contamination.

Our costs associated with complying with the Americans with Disabilities Act of 1990 (the “ADA”) may affect cash available for distributions.

Any domestic properties we acquire will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may acquire properties that do not comply with the ADA or we may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.

The properties we acquire will be subject to property taxes that may increase in the future, which could materially adversely affect our cash flow.

Any properties we acquire will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable (or not obligated) to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. Consequently, any tax increases may materially adversely affect our results of operations at such properties.

A significant number of our properties may be special use and/or build-to-suit and may be difficult to sell or relet upon tenant defaults or lease terminations.

A significant number of our properties may include special use and/or build-to-suit properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets and this illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With such properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant, finance the property or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell or relet our properties and materially adversely affect our results of operations.

We face risks in effecting operating improvements.

In some cases, the success of an investment will depend, in part, on our ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at a property entails a high degree of uncertainty. There can be no assurance that we will be able to successfully identify and implement such restructuring programs and improvements.

Our industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.

Fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our properties.

Our properties are generally subject to triple net leases, which could subject us to losses.

Our properties are generally subject to triple net leases. Typically, triple net leases require the tenants to pay all of the operating costs and maintenance costs associated with the properties. As a result, the value of, and income from, investments in commercial properties subject to triple net leases will depend, in part, upon the ability of the applicable tenant to meet its obligations to maintain the property under the terms of the triple net lease. If a tenant fails or becomes unable to so maintain a property, we will be subject to all risks associated with owning the underlying real estate. In addition, we may have limited oversight into the operations or the managers of these properties, subject to the terms of the triple net leases.

Certain commercial properties subject to triple net leases in which we may invest may be occupied by a single tenant and, therefore, the success of such investments is largely dependent on the financial stability of each such tenant. A default of any such tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we may also incur significant losses to make the leased premises ready for another tenant and experience difficulty or a significant delay in re-leasing such property.

In addition, triple net leases typically have longer lease terms and, thus, there is an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years.

We may acquire these investments through sale-leaseback transactions, which involve the purchase of a property and the leasing of such property back to the seller thereof. If we enter into a sale-leaseback transaction, we will seek to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” for U.S. federal income tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and the timing of our income inclusion could differ from that of the lease payments. If a sale-leaseback transaction were so recharacterized (or otherwise not respected as a lease), we might fail to satisfy the REIT qualification “asset tests” or “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the REIT distribution requirement for a taxable year.

If a tenant of a triple net lease defaults and we are unable to find a replacement tenant, we may attempt to hold and operate the relevant property ourselves through a TRS, which would subject income on the property to corporate-level taxation, thereby reducing our funds available for distribution. In certain circumstances, depending on how much capacity we have available of the total value we are permitted to hold in TRSs under applicable rules, we may not be able to hold and operate the property in a TRS, which could result in the property and the related income not satisfying the REIT qualification asset and income tests and could jeopardize our REIT status.

Due to tax considerations applicable to certain investors, the Company expects to be required to structure the sale or disposition of certain real estate assets in a manner that may reduce overall returns.

The Company expects it will be required to structure the sale or disposition of certain real estate assets through a taxable REIT subsidiary (“TRS”), the sale of a subsidiary REIT, an exchange described in Section 1031 of the Code, or other method to increase tax efficiency for certain investors. The use of any such disposition structure may materially increase the total costs borne by the Company associated with the sale or disposition of such real estate asset, which will result in a reduction of overall returns for all shareholders. For example, such structuring may result in additional taxes owed by the TRS with respect to such sale, and, accordingly, will reduce the return to the Company and its shareholders as compared to a direct sale of such assets by the Company.

Technological or other innovations may disrupt the markets and sectors in which we operate and subject us to increased competition or negatively impact the tenants of our properties and the value of our properties.

Current trends in the real estate market generally have been toward disrupting the industry with technological or other innovations, and multiple young companies have been successful in capitalizing on this trend toward disruption. In this period of rapid technological and commercial innovation, new businesses and approaches may be created that could affect us, tenants of our properties or our investments or alter the market practices that help frame our strategy. Such new approaches could damage our future investments, significantly disrupt the market in which we operate and subject us to increased competition, which could materially and adversely affect our business, financial condition and results of operations. Moreover, given the pace of innovation in recent years, the impact on a particular investment may not have been foreseeable at the time we made the investment. Furthermore, we could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.

Rising inflation may materially adversely affect our financial condition and results of operations.

Inflation in the United States has recently accelerated and is currently expected to continue at an elevated level in the near-term. Rising inflation could have an adverse impact on any floating rate mortgages, credit facility and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact our tenants’ revenues and, in turn, our tenants’ ability to pay rent.

In addition, leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases and our operating and other expenses are increasing faster than anticipated, our business, financial condition, results of operations, cash flows or our ability to satisfy our debt service obligations or to pay distributions on our common shares could be materially adversely affected.

Risks Related to Investments in Real Estate-Related Investments

Investments in real estate debt are subject to risks including various creditor risks and early redemption features, which may materially adversely affect our results of operations and financial condition.

The real estate debt and other real estate-related assets in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

Our debt investments may face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem a debt security if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. If the U.S. Federal Reserve or other relevant central banks increase benchmark interest rates, this could also negatively impact the price of debt instruments and could adversely affect the value of our real estate debt investments and the NAV per share of our common shares.

Reinvestment risk could affect the price for our common shares or their overall returns.

Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our real estate debt investments, marketable securities and other short-term investments current earnings rate. A decline in income could affect the NAV of our common shares or their overall returns.

Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.

Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for issuers to satisfy their debt payment obligations, increasing the default risk applicable to issuers, and/or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers and/or real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals (including average occupancy, operating income and room rates for hotel properties), the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, outbreaks of an infectious disease, epidemics/pandemics or other serious public health concerns, negative developments in the economy or political climate that depress travel activity (including restrictions on travel or quarantines imposed), environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war, demand and/or real estate values generally and other factors that are beyond the control of the Adviser. Such changes may develop rapidly and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments which could cause rapid and large fluctuations in the values of such investments. There can be no assurance that there will be a ready market for the resale of our debt investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us. The value of securities of companies which service the real estate business sector may also be affected by such risks.

The Adviser cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the financial crisis, which has resulted in a modification to certain loan structures and market terms. For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. These and other similar changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.

The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.

Our real estate-related debt investments will involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate debt and other real estate-related instruments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. See “—We may invest in subordinated debt, which is subject to greater credit risk than senior debt” below. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.

We may invest in high-yield debt, which is generally subject to more risk than higher rated securities.

Debt that is, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by the Adviser to be of comparable quality are commonly referred to as “high-yield” securities.

Investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality securities.

High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high-yield securities structured as zero-coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.

The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high yield security, and could adversely affect the NAV of our shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly-traded market. When secondary markets for high yield securities are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and we may have greater difficulty selling our portfolio securities. We will be more dependent on the Adviser’s research and analysis when investing in high-yield securities.

Some of our real estate-related securities investments may become distressed, which securities would have a high risk of default and may be illiquid.

While it is generally anticipated that our real estate-related securities investments will focus primarily on investments in non-distressed real estate-related interests (based on our belief that there is not a low likelihood of repayment), our investments may become distressed following our acquisition thereof. Additionally, we may invest in real estate debt investments that we believe are available to purchase at “discounted” rates or “undervalued” prices. Purchasing real estate debt at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive returns to us or will not be subject to further reductions in value. There is no assurance that such investments can be acquired at favorable prices, that such investments will not default, or that the market for such interests will improve. In addition, the market conditions for real estate debt investments may deteriorate further, which could have an adverse effect on the performance of our investments.

During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial or operational difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. There is no assurance that the Adviser will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.

These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings, or may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, an extension of the term, a substantial reduction in the interest rate, a substantial write-down of the principal of such investment and other concessions which could adversely affect our returns on the investment. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein.

For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such investment, replacement “takeout” financing will not be available, resulting in an inability by the issuer to repay the investment. Although unlikely, it is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate debts we acquire. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Issuers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan, including, without limitation, lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action, which often prolongs and complicates an already difficult and time consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, an issuer may have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing, management, development and other operations of the property. In the event we foreclose on a debt investment, we will be subject to the risks associated with owning and operating real estate.

Certain risks associated with CMBS may adversely affect our results of operations and financial condition.

We may invest a portion of our assets in pools or tranches of CMBS, including horizontal and other risk retention investments. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels, and which from time to time include assets or properties owned directly or indirectly by one or more Other New Mountain Accounts. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally face the risks described above in “—We may invest in commercial mortgage loans that are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.”

CMBS may also have structural characteristics that distinguish them from other securities. The interest rate payable on these types of securities may be set or effectively capped at the weighted average net coupon of the underlying assets themselves. As a result of this cap, the return to investors in such a security would be dependent on the relevant timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. Certain MBS may provide for the payment of only interest for a stated period of time. In addition, in a bankruptcy or similar proceeding involving the originator or the servicer of the CMBS (often the same entity or an affiliate), the assets of the issuer of such securities could be treated as never having been truly sold to the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer.

The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our CMBS investments quickly. Additionally, certain of our securities investments, such as horizontal or other risk retention investments in CMBS, may have certain holding period and other restrictions that limit our ability to sell such investments.

Concentrated CMBS investments may pose specific risks beyond the control of the Adviser that may adversely affect our results of operations and financial condition.

Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBS or CMBS secured by a small or less diverse collateral pool. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Adviser relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.

The quality of CMBS is dependent on the credit quality and selection of the mortgages for each issuance.

CMBS are also affected by the quality of the credit extended. As a result, the quality of CMBS is dependent upon the selection of the commercial mortgages for each issuance and the cash flow generated by the commercial real estate assets, as well as the relative diversification of the collateral pool underlying such CMBS and other factors such as adverse selection within a particular tranche or issuance.

There are certain risks associated with the insolvency of obligations backing MBS and other investments.

The real estate loans backing the MBS and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the MBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.

There are certain risks associated with MBS interest shortfalls.

Our MBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the MBS interest holders. Interest shortfalls to the MBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in a MBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the MBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to MBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a MBS trust until the servicer’s claim is satisfied.

We may acquire MBS affiliated with New Mountain.

We may acquire MBS whereby mortgages underlying the MBS were issued or acquired by, properties underlying the mortgages in the MBS are owned by, and/or the MBS is serviced or structured by, a New Mountain affiliate. While we may acquire such MBS from third parties on terms already negotiated by and agreed with third parties and will forgo certain non-economic rights (including voting rights) in such MBS as long as the affiliation persists, which we believe should mostly mitigate any conflicts of interest, there is no assurance that such procedures will adequately address all of the conflicts of interest that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. Since certain of our executives are also executives of New Mountain, the same personnel may determine the price and terms for the investments for both us and these entities and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair value, will prevent the consideration we pay for these investments from exceeding their fair value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.

Our CMBS investments face risks associated with extensions that may adversely affect our results of operations and financial condition.

Our CMBS and other investments may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Adviser’s consent.

There are certain risks associated with the servicers of commercial real estate loans underlying CMBS and other investments.

The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans underlying CMBS and other investments may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to immediately address issues or concerns with the underlying loans. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds. While servicers are obligated to service the portfolio subject to a servicing standard and maximize the present value of the loans for all bond classes, servicers with an affiliate investment in the CMBS or other investments may have a conflict of interest. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to effectively perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.

We may invest in commercial mortgage loans that are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.

We may invest from time to time in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by residential, commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.

Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix and tenant bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, tax credits and other operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.

In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.

We may invest in structured products or similar products that may include structural and legal risks.

We may invest from time to time in structured products, including pools of mortgages, loans and other real estate-related interests. These investments may include debt or equity securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, and/or certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans or other interests. We may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor investing in the subordinated debt securities. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.

We may acquire and sell residential credit investments, which may subject us to legal, regulatory and other risks that could adversely impact our business and financial results.

We may invest directly and indirectly in residential credit investments, which may include performing loans, nonperforming loans, residential mortgage loans and RMBS, which represent interests in pools of residential mortgage loans secured by one to four family residential mortgage loans. Investments in residential credit (including RMBS) are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risk. These risks may be magnified by volatility in the economy and in real estate markets generally. Any downturn in the U.S. or global economies may adversely affect the financial condition of residential owners and tenants, making it more difficult for them to meet their periodic repayment obligations relating to residential real estate. Residential credits are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. In addition, interest and principal payments for RMBS are made more frequently than traditional debt securities and the principal of any RMBS may often be prepaid at any time because the underlying residential mortgage loans may be prepaid at any time.

Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies and the securities issued may be guaranteed. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s equity in the mortgaged property, and the financial circumstances of the borrower. Certain mortgage loans may be of sub-prime credit quality (i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac). Delinquencies and liquidation proceedings are more likely with sub-prime mortgage loans than with mortgage loans that satisfy customary credit standards. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.

Residential mortgage loans in an issue of RMBS may also be subject to various U.S. federal and state laws, foreign laws, public policies and principles of equity that protect consumers which, among other things, may regulate interest rates and other fees, require certain disclosures, require licensing of originators, prohibit discriminatory lending practices, regulate the use of consumer credit information, and regulate debt collection practices. In addition, a number of legislative proposals have been introduced in the United States at the federal, state, and municipal level that are designed to discourage predatory lending practices. Violation of such laws, public policies, and principles may limit the servicer’s ability to collect all or part of the principal or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it, or subject the servicer to damages and administrative enforcement. Any such violation could also result in cash flow delays and losses on the related issue of RMBS.

To the extent we invest in RMBS, which may include government mortgage pass-through securities and non-agency RMBS, we will be subject to certain other risks which may adversely affect our results of operations and financial condition.

To the extent we invest in RMBS, our investments will be subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, and interest rate and amortization of principal accompanying the underlying residential mortgage loans. To the extent that assets underlying our investments are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. In the event of defaults on the residential mortgage loans that underlie our investments in RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments. At any one time, a portfolio of RMBS may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions in the United States or in only a few foreign countries. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse political changes, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. We may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as the Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association (“Ginnie Mae”), the U.S. government. In addition, we may invest in government mortgage pass-through securities, which represent participation interests in pools of residential mortgage loans purchased from individual lenders by a federal agency or originated by private lenders and guaranteed by a federal agency, including those issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae certificates are direct obligations of the U.S. Government and, as such, are backed by the “full faith and credit” of the United States. Fannie Mae is a federally chartered, privately owned corporation and Freddie Mac is a corporate instrumentality of the United States. Fannie Mae and Freddie Mac certificates are not backed by the full faith and credit of the United States but the issuing agency or instrumentality has the right to borrow, to meet its obligations, from an existing line of credit with the U.S. Treasury. The U.S. Treasury has no legal obligation to provide such line of credit and may choose not to do so.

We will face risks related to our investments in CDOs.

We may also invest from time to time in CDOs. CDOs include, among other things, CLOs and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.

Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that we may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

We may invest in subordinated debt, which is subject to greater credit risk than senior debt.

We may from time to time invest in debt instruments, including junior tranches of CMBS and “mezzanine” or junior mortgage loans (e.g., B-Notes), that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure, including subordinated CMBS bonds or other “mezzanine” debt, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in an issuer’s capital structure and, to the extent applicable, contractual inter-creditor, co-lender and participation agreement provisions.

Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments (including MBS) absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. As a result, to the extent we invest in subordinate debt instruments (including MBS), we would likely receive payments or interest distributions after, and must bear the effects of losses or defaults on, the senior debt (including underlying mortgage loans, senior mezzanine debt or senior CMBS bonds) before, the holders of other more senior tranches of debt instruments with respect to such issuer.

We will face risks related to our investments in mezzanine loans.

Although not directly secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks. Mezzanine loans may also be affected by the successful operation of other properties, but mezzanine loans are not secured by interests in the underlying commercial properties.

With most mezzanine loans, the bulk of the loan balance is payable at maturity with a one-time “balloon payment.” Full satisfaction of the balloon payment by a borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, and full satisfaction of a loan will be affected by a borrower’s access to credit or a functioning sales market. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan may be impaired. Moreover, mezzanine loans are usually non-recourse in nature. Therefore, if a borrower defaults on the loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invests increase, the performance of our investments related thereto may be adversely affected.

B-Notes and A/B Structures may pose additional risks that may adversely affect our results of operations and financial condition.

We may invest in B-notes, which are mortgage loans typically (i) secured by a first mortgage on a commercial property or group of related properties and (ii) subordinated to an A-note portion of the same first mortgage secured by the same collateral (which we would not expect to hold). As a result, if a borrower defaults, there may not be sufficient funds remaining to repay B-note holders after payment to the A-note holders. Since each transaction is privately negotiated, B-notes can vary in their structural characteristics and risks. In addition to the risks described above, certain additional risks apply to B-note investments, including those described herein. The B-note portion of a loan is typically small relative to the overall loan, and is in the first loss position. As a means to protect against the holder of the A-note from taking certain actions or, receiving certain benefits to the detriment of the holder of the B-note, the holder of the B-note often (but not always) has the right to purchase the A-note from its holder. If available, this right may not be meaningful to us. For example, we may not have the capital available to protect our B-note interest or purchasing the A-note may alter our overall portfolio and risk/return profile to the detriment of our shareholders. In addition, a B-note may be in the form of a “rake bond.” A “rake bond” is a CMBS backed solely by a single promissory note secured by a mortgaged property, which promissory note is subordinate in right of payment to one or more separate promissory notes secured by the same mortgaged property.

We may invest in a wide range of real estate debt and real estate-related securities pursuant to our broad investment guidelines.

Pursuant to our broad investment guidelines, our real estate debt and real estate-related securities investments may include, but are not limited to, commercial mortgage loans, bank loans, mezzanine loans, other interests relating to real estate, debt of companies in the business of owning and/or operating real estate-related businesses, agency and non-agency RMBS, CMBS, CLOs, CDOs and publicly listed equity securities of real estate and real estate-related companies. The Adviser may also employ new investment techniques or invest in new instruments that it believes will help achieve our investment objectives, whether or not such investment techniques or instruments are specifically defined herein, so long as such investments are consistent with the investment guidelines and our Declaration of Trust. New investment techniques or instruments may not be thoroughly tested in the market before being employed and may have operational or theoretical shortcomings which could result in unsuccessful investments and, ultimately, losses to us. In addition, any new investment technique or instrument developed by us may be more speculative than earlier investment techniques or instruments and may involve material and unanticipated risks. Our board of trustees may also change our investment guidelines without the consent of our shareholders.

We may invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.

We may invest from time to time in non-controlling preferred equity positions, common equity and other real estate-related interests. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property. In addition, equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. Our investments in real estate-related equity securities will involve risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities are subject to their own operating and other expenses and may be subject to a management fee and/or performance-based compensation (e.g., promote), which we as equity holders will indirectly bear. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in “—Risks Related to Investments in Real Estate.”

We may invest in real estate corporate debt, which consists of secured and unsecured obligations issued by companies in the business of owning and/or operating real estate-related businesses.

We may invest in corporate debt obligations of varying maturities issued by U.S. and foreign corporations and other business entities, which may include loans, corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities. Bonds are fixed or variable rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Corporate debt is generally used by corporations and other issuers to borrow money from investors. The issuer pays the investor a rate of interest and normally must repay the amount borrowed on or before maturity. The rate of interest on corporate debt may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt instruments may be acquired with warrants attached. Certain bonds are “perpetual” in that they have no maturity date.

Our investments in real estate-related corporate credit are subject to a number of risks, including interest rate risk, credit risk, high yield risk, issuer risk, foreign (non-U.S.) investment risk, inflation/deflation risk, liquidity risk, smaller company risk and management risk. We generally will not have direct recourse to real estate assets owned or operated by the issuers of the corporate debt obligations that we invest in and the value of such corporate debt obligations may be impacted by numerous factors and may not be closely tied to the value of the real estate held by the corporate issuer.

We may invest in equity of other REITs that invest in real estate or real estate debt as one of their core businesses and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common shares.

REITs that invest primarily in real estate or real estate debt are subject to the risks of the real estate market, the real estate debt market and the securities market.

REITs may be subject to management fees and other expenses, and so when we invest in REITs we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common shares. REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and distributions received by us from REITs may consist of dividends, capital gains and/or return of capital. Generally, dividends received by us from REIT shares and distributed to our shareholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.

Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.

We will face “spread widening” risk related to our investment in securities.

For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the market spreads of the securities in which we invest may increase substantially causing the securities prices to fall. It may not be possible to predict, or to hedge against, such “spread widening” risk. The perceived discount in pricing described under “—Some of our real estate-related securities investments may become distressed, which securities would have a high risk of default and may be illiquid.” may still not reflect the true value of the real estate assets underlying such real estate debt in which we may invest, and therefore further deterioration in value with respect thereto may occur following our investment therein. In addition, mark-to-market accounting of our investments will have an interim effect on the reported value prior to realization of an investment.

We may invest in derivatives, which involve numerous risks.

Subject to our compliance with the Code provisions related to maintaining our qualification as a REIT, we may enter into derivatives transactions including, but not limited to, options contracts, futures contracts, options on futures contracts, forward contracts, interest rate swaps, total return swaps, credit default swaps and other swap agreements for investment, hedging or leverage purposes. Derivative instruments, especially when purchased in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The value of such derivatives also depends upon the price of the underlying instrument or commodity. Such derivatives and other customized instruments also are subject to the risk of non-performance by the relevant counterparty. In addition, actual or implied daily limits on price fluctuations and speculative position limits on the exchanges or over-the-counter markets in which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded over-the-counter or on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded over-the-counter and not on an exchange. Such over-the-counter derivatives are also subject to types and levels of investor protections or governmental regulation that may differ from exchange traded instruments.

Our ability to successfully use derivative investments depends on the ability of the Adviser. The skills needed to employ derivatives strategies are different from those needed to select investments and, in connection with such strategies, the Adviser must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.

Absent our ability to rely upon available guidance from the U.S. Commodity Futures Trading Commission (the “CFTC”) that we are not a commodity pool, we, our board of trustees or the Adviser, would be subject to additional regulation and required to comply with applicable CFTC disclosure, reporting, and recordkeeping requirements.

Registration with the CFTC as a “commodity pool operator” or any change in our operations (including, without limitation, any change that causes us to be subject to certain specified covered statutory disqualifications) necessary to maintain our ability to rely upon CFTC Letter No. 12-13 or other exclusion from the definition of, or exemption from being regulated as a “commodity pool operator” with the CFTC could adversely affect our ability to implement our investment program, conduct our operations and/or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit trading in interests that may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have an adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

We may make open market purchases or invest in traded securities.

We may invest in securities that are traded (publicly or through other active markets (including through private transactions)) and are, therefore, subject to the risks inherent in investing in traded securities. When investing in traded securities, we may be unable to obtain financial covenants or other contractual governance rights, including management rights that we might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in traded securities, either when investigating a potential investment or after making the investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in traded securities because New Mountain may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies or requirements. The inability to sell traded securities in these circumstances could materially adversely affect the investment results. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods.

Political changes may affect the real estate debt markets.

The current regulatory environment in the United States may be impacted by future legislative developments and the regulatory agenda of the then-current U.S. President. The U.S. Department of the Treasury has issued a series of recommendations in several reports for streamlining banking regulation and changing key features of the Dodd-Frank Act and other measures taken by regulators following the 2008 financial crisis.

The outcome of congressional and other elections creates uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy and/or government entitlement programs could have a material adverse impact on us and our investments.

We may find it necessary or desirable to foreclose on certain of the loans or CMBS we acquire, and the foreclosure process may be lengthy and expensive.

We may find it necessary or desirable to foreclose on certain of the loans or CMBS we acquire, and the foreclosure process may be lengthy and expensive. The protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests may not be adequate. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy or its equivalent, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value, and in the event of any such foreclosure or other similar real estate owned-proceeding, we would also become subject to the various risks associated with direct ownership of real estate, including environmental liabilities. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.

Risks Related to Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. We intend to target a leverage ratio of approximately 50% to 75% of our gross real estate assets (measured using the greater of fair market value and purchase price, including equity in our real estate-related asset portfolio), inclusive of property-level and entity-level debt net of cash, but excluding debt on our real estate-related debt portfolio. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio of properties or, subject to our board of trustee’s oversight, on a portfolio-wide basis. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled real estate debt investments. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment or (ii) as other working capital advances, will not be included as part of the calculation. We may exceed our target leverage ratio, particularly until such time that we have raised substantial proceeds in the private offering and acquired a diversified portfolio of investments, during a market downturn or in connection with a large acquisition. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.

We may encounter adverse changes in the credit markets.

Any adverse changes in the global credit markets could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our shareholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on our investment activities, any of which would negatively impact our performance.

Inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

Our results of operations, financial condition and business may be impacted by our ability to secure bank credit facilities (including term loans, revolving facilities and subscription lines), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements, such as mortgage or other forms of property level financing, on acceptable terms. We may decide to initially purchase assets without leverage (with the expectation of obtaining property-level or other leverage at a later date, which may be inconsistent with our typical strategy and may also lead to lower returns. Further, if we determine to acquire properties without leverage, there is no assurance that we will be successful in the future in securing property-level or other leverage on desirable terms or at all. We may also rely on short-term financing that would be especially exposed to changes in availability. Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

•	general economic or market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential; and

•	our current and potential future earnings and cash distributions.

We may need to periodically access the capital markets to, among other things, raise cash to fund new loans and investments. Unfavorable economic conditions, such as those caused by the COVID-19 pandemic, or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets could adversely affect our lenders and could cause one or more of our lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, as regulatory capital requirements imposed on our lenders are increased, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. We cannot make assurances that we will be able to obtain financing on favorable terms or at all.

In certain cases, financings for our properties may be recourse to us.

Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. These financing arrangements with respect to our investments generally require “bad boy” guarantees from us and/or the Operating Partnership and in the event that such a guarantee is called, our assets could be adversely affected. Moreover, our “bad boy” guarantees could apply to actions of the joint venture partners associated with our investments. While the Adviser expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to us under such guarantees. We may provide “bad boy” guarantees on behalf of Other New Mountain Accounts investing alongside us and as such guarantees are not for borrowed money, they will typically not be included under our leverage limitations.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may seek to obtain one or more lines of credit in an effort to provide for a ready source of liquidity for any business purpose, including to fund repurchases of our common shares in the event that repurchase requests exceed our operating cash flow and/or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain one or more lines of credit on financially reasonable terms or at all. In addition, we may not be able to obtain lines of credit of an appropriate size for our business. If we borrow under a line of credit to fund repurchases of our common shares, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby. We may utilize a line of credit for the benefit of Other New Mountain Accounts that may invest alongside us in one or more investments. In such circumstances, we generally intend to disclose such arrangements as part of our reporting and enter into arrangements to cause any Other New Mountain Accounts to bear (or reimburse us for) their pro rata share of any costs and expenses (including interest payments) allocable to such extensions of credit.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our shareholders.

Interest we pay on our loan obligations will reduce cash available for distributions. We may obtain variable rate loans, and as a result, increases in interest rates could increase our interest costs, which could reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Volatility in the financial markets and challenging economic conditions could adversely affect our ability to secure debt financing on attractive terms and our ability to service or refinance any future indebtedness that we may incur.

The volatility of the global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, interest rates rise, and investor demand for high yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our shareholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions and as a result of the lender’s failure to grant such approval, we may not be able to take a course of action we deem most profitable. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment. In addition, if any mortgage or other financing agreement contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties or have a material adverse effect on our financial results or operations.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our shareholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.

We may use reverse repurchase agreements to finance our real estate-related securities investments, which may expose us to risks that could result in losses.

We may use reverse repurchase agreements as a form of leverage to finance our real estate-related securities investments, and the proceeds from reverse repurchase agreements are generally invested in additional securities. There is a risk that the market value of the securities acquired from the proceeds received in connection with a reverse repurchase agreement may decline below the price of the securities underlying the reverse repurchase agreement that we have sold but remain obligated to repurchase. Reverse repurchase agreements also involve the risk that the counterparty liquidates the securities we delivered to it under the reverse repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. In addition, there is a risk that the market value of the securities we retain may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, our counterparty may require us to provide additional margin in the form of cash, securities or other forms of collateral under the terms of the derivative contract. Also, in entering into reverse repurchase agreements, we bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, the interest costs associated with reverse repurchase agreements transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.

Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations and financial condition.

The transition away from reference rates and the use of alternative replacement reference rates may adversely affect net interest income related to our loans and investments or otherwise adversely affect our results of operations, cash flows and the market value of our investments.

The London Inter-Bank Offered Rate (“LIBOR”) and certain other floating rate benchmark indices have been the subject of national, international and regulatory guidance and proposals for reform or replacement. The Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee composed of large U.S. financial institutions, identified the Secured Overnight Financing Rate, an index calculated using short-term repurchase agreements backed by U.S. Treasury securities, as its preferred alternative rate for USD LIBOR. As of January 1, 2024, substantially all of our floating rate loans and related financings have transitioned to the applicable replacement benchmark rate, or reference a benchmark rate that is not expected to be replaced. While recently there has been a significant clarification of guidance across products on the recommended timing and form of certain transition milestones from industry working groups, overall there is still a substantial amount of uncertainty in the marketplace regarding the transition away from LIBOR benchmarks. While the elimination of the LIBOR benchmarks and/or changes to another index could result in mismatches with the interest rate of investments that we are financing. In addition, the overall financial markets may be disrupted as a result of the phase-out or replacement of LIBOR.

Risks Related to our Relationship with the Adviser

We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.

Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our investments and our corporate operations, as well as the persons and firms the Adviser retains to provide services on our behalf. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with the Adviser’s business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.

The termination or replacement of the Adviser could trigger a repayment event under our mortgage loans for some of our properties, the credit agreement governing any line of credit and repurchase agreements.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of the Adviser an event requiring the immediate repayment of the full outstanding balance of the loan. If we elect to obtain a line of credit and are able to do so, the termination or replacement of the Adviser could trigger repayment of outstanding amounts under the credit agreement governing such line of credit or under the repurchase agreements that we may enter into in the future. If a repayment event occurs with respect to any of our properties, our results of operations and financial condition may be adversely affected.

The Adviser’s inability to retain the services of key real estate professionals could hurt our performance.

The Adviser’s power to approve the acquisition of a particular investment, finance or refinance any new or existing investment or dispose of an existing investment rests with the Adviser’s investment committee. Accordingly, our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Adviser, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisers, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser have employment agreements with these individuals and they may not remain associated with us. We also do not carry key person life insurance with respect to the Adviser’s key real estate professionals. If any of these persons were to cease their association with us, our operating results could suffer. Although there are key real estate professionals employed by the Adviser, we believe the “key person” concept to be inapplicable to our structure as a perpetual-life REIT and do not maintain key person life insurance on any person. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, investment, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

The success of the private offering is dependent, in part, on the ability of the Adviser to retain key employees and associated persons and to successfully build and maintain a network of Registered Investment Advisers (“RIAs”).

The success of the private offering and our ability to implement our business strategy is dependent upon the ability of the Adviser to retain key employees and associated persons and to build and maintain a network of RIAs and other agents. If the Adviser is unable to do either, we may not be able to raise adequate proceeds through the private offering to implement our investment strategy. The Adviser’s associated persons may experience conflicts of interest in allocating their time between the private offering and other investment products, which could adversely affect our ability to raise adequate proceeds through the private offering and implement our investment strategy. Further, the RIAs may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.

The fees we pay in connection with the private offering and the agreements entered into with New Mountain and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to the Adviser and other New Mountain affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among New Mountain and its affiliates, including the Adviser and us, were not negotiated at arm’s-length. Such agreements include the Advisory Agreement, the Operating Partnership’s partnership agreement and any property management and other agreements we may enter into with affiliates of the Adviser from time to time.

We do not own the New Mountain name, but we may use it as part of our corporate name pursuant to the terms of the Advisory Agreement between us and the Adviser or its Affiliate. Use of the name by other parties or the termination of our license to use the New Mountain name may harm our business.

We intend to enter into an advisory agreement with the Adviser, an affiliate of New Mountain, pursuant to which it will grant us a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “New Mountain Net Lease Trust.” Pursuant to the advisory agreement, we will have a right to use this name for so long as the Adviser (or another affiliate of the license-holder of the New Mountain name) (the “Licensor”) serves as our adviser (or another advisory entity) and the Adviser remains an affiliate of the Licensor. The Licensor and its affiliates, such as New Mountain, will retain the right to continue using the “New Mountain” name. We will further be unable to preclude the Licensor from licensing or transferring the ownership of the “New Mountain” name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, New Mountain or others. We may also be required to, among other things, change our name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business.

Risks Related to Conflicts of Interest

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

We are subject to conflicts of interest arising out of our relationship with New Mountain and its affiliates, including the Adviser. The Adviser faces a conflict of interest between its responsibility to act in our best interests, on the one hand, and any benefit that could result to it or its affiliates from our operations, on the other hand. If and to the extent that our interests and those of the Adviser are not aligned due to such conflicts of interests, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition. New Mountain and our board of trustees have adopted policies and procedures reasonably designed to appropriately prevent, limit or mitigate conflicts of interest. In addition, certain activities that could create conflicts of interest are limited or prohibited by applicable law. However, there is no guarantee that the policies and procedures adopted by us, the Adviser, New Mountain and its affiliates, the terms and conditions of our Declaration of Trust and the Advisory Agreement or the restrictions imposed by applicable law will enable us to adequately identify, address or mitigate these conflicts of interest. In an effort to mitigate certain potential conflicts of interest, transactions between us and the Adviser or its affiliates will be subject to approval by a majority of our trustees, including a majority of our independent trustees not otherwise interested in the transaction, in accordance with the terms of our Declaration of Trust. Not all potential, apparent and actual conflicts of interest are discussed herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. For additional discussion, see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence - Potential Conflicts of Interest.”

The Adviser will face a conflict of interest because the management fees it will receive are payable regardless of the performance of our portfolio and were not determined by arm’s length negotiations.

We (and, to the extent that the Operating Partnership issues Operating Partnership units to parties other than us, the Operating Partnership) will pay the Adviser a management fee based on our NAV, excluding the NAV of the Class E shares, which are not subject to the management fee, regardless of the performance of our portfolio. We will be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. The Adviser’s entitlement to a management fee, which is not based or conditioned upon the achievement of performance metrics or goals, might reduce the Adviser’s incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Because the management fee is based on our NAV, the Adviser may also be motivated to accelerate acquisitions to increase our NAV or, similarly, delay or curtail repurchases of shares to maintain a higher NAV. The Adviser may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets to avoid a reduction in our NAV. In addition, the management fee that the Adviser is entitled to receive has not been determined by “arm’s-length” negotiations and could be higher than the fees that another unaffiliated adviser might receive.

While it is not currently expected to be the case, the Adviser may, from time to time, voluntarily waive all or a portion of the management fees to which it is entitled. The Adviser may have an incentive to voluntarily waive fees as such waivers would make our performance more favorable than otherwise and prospective investors’ investment decisions are likely influenced by our performance. If the Adviser did elect to waive receipt of management fees with respect to any period, there is no guarantee that the Adviser would do so in any subsequent period.

The Adviser will face a conflict of interest due to the nature of the Special Limited Partner’s performance participation interest in the Operating Partnership.

The Special Limited Partner, an affiliate of New Mountain, is entitled to receive distributions on its performance participation interest in the Operating Partnership each quarter based on the Operating Partnership’s Total Return, which is calculated based upon our total distributions paid plus the change in the Operating Partnership’s NAV, excluding the NAV attributable to the Class E units, which are not subject to the performance participation. The existence of the Special Limited Partner’s performance participation interest in the Operating Partnership may create an incentive for the Adviser to make riskier or more speculative investments on our behalf, cause us to incur more leverage, or sell an asset prematurely in an effort to increase the distributions to which the Special Limited Partner is entitled on its performance participation interest. Because the distributions the Special Limited Partner is entitled to receive are based in part on the Operating Partnership’s NAV, the Adviser may also be motivated to accelerate acquisitions to increase the Operating Partnership’s NAV or, similarly, delay or curtail repurchases of our shares to maintain the Operating Partnership’s NAV. Except as noted herein with respect to Quarterly Allocations, the Special Limited Partner will not be obligated to return any portion of performance participation allocation due to the subsequent negative performance.

The Adviser will face a conflict of interest because the fees it will receive for services performed are based in part on our NAV, which the Adviser is ultimately responsible for determining.

The Adviser is ultimately responsible for reviewing and confirming our NAV and overseeing the process surrounding the calculation of our NAV. The Adviser faces an inherent conflict of interest because the Adviser is entitled to receive a management fee based on our NAV (excluding the NAV attributable to our Class E shares, which are not subject to the management fee) and the Special Limited Partner is entitled to receive distributions on its performance participation interest based in part on the Operating Partnership’s NAV (excluding the NAV attributable to the Class E units, which are not subject to the performance participation). The valuation of our investments and our NAV will affect the amount and timing of the management fee paid to the Adviser and the Special Limited Partner’s performance participation interest. As a result, there may be circumstances where the Adviser is incentivized to determine valuations that are higher than the actual fair value of our investments or manage the NAV calculation process in a manner that results in a higher NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of our common shares or the price paid for the repurchase of your common shares on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

New Mountain personnel will work on other projects and conflicts may arise in the allocation of personnel between us and other projects.

The Adviser and its affiliates will devote such time as they determine to be necessary to conduct our business affairs in an appropriate manner. The Adviser has rendered in the past and will continue to render in the future investment advisory and other services to other clients (including investment vehicles and accounts which have the same or similar investment strategy as we do and which may compete with us for investment opportunities) and perform a variety of other functions that are unrelated to our operations. The directors, officers and employees of the Adviser and its affiliates are not required to devote all or any specific portion of their working time to our affairs and potential conflicts of interest will arise in allocating management time, services or functions among us and such other clients, including clients that have the same or a similar type of investment strategy as we do. As a result of these conflicts, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed. The Adviser and its affiliates are not restricted from entering into other investment advisory relationships or from engaging in other business activities.

New Mountain and its affiliates will face various conflicts of interest as a result of its relationship with us.

The Adviser is an affiliate of New Mountain. To the extent permitted under applicable law, we may engage from time to time in “principal transactions” with New Mountain, provided that any such transactions must be approved by a majority of our trustees, including a majority of our independent trustees, not otherwise interested in such transaction, in accordance with the terms of our Declaration of Trust. A principal transaction occurs when an investment adviser arranges for a security to be purchased from or sold to a client from its own account (which can include a fund in which the investment adviser or its personnel have a substantial ownership interest). New Mountain may also act as our counterparty in connection with swaps, options, forward contracts, currency and interest rate hedging, other derivatives and other transactions, in all cases subject to applicable law and the related party transaction approval requirements in our Declaration of Trust.

New Mountain may also execute from time to time “agency cross transactions” between us and other persons and will receive commissions from both parties to such transactions, in all cases subject to applicable law and the related party transaction approval requirements in our Declaration of Trust. An agency cross transaction occurs when an investment adviser, acting as a broker for a person other than the advisory client, knowingly makes a sale or purchase of any security for the account of that client. Moreover, the Adviser may cause or recommend that we execute the purchase or the sale of investments through New Mountain as agent or select or recommend the selection of New Mountain as executing broker in our transactions, and New Mountain will receive fees or commissions in connection with such transactions. These principal and agency cross transactions create a conflict of interest between the Adviser’s interest in seeking that we receive best execution on all transactions and in limiting or reducing the fees that we pay, and its interest in generating additional profits and fees for New Mountain.

Sales of securities for our account may be bunched or aggregated with orders for other accounts of New Mountain or its clients, including other investment funds. Due to prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities bought or sold. When this occurs, the various prices may be averaged, which could be disadvantageous to us. In addition, from time to time, the Adviser may use electronic communication networks (“ECNs”) or other alternative trading systems in which New Mountain has an ownership interest. New Mountain typically receives compensation based upon its ownership percentage in relation to the transaction fees charged by the ECNs.

From time to time, New Mountain’s affiliates will introduce to us a client who has a real estate-related (such as interests in loans or equity related to real estate assets) that it wishes to sell, or who wishes to acquire a real estate-related investment owned by us. If we pursue the resulting transaction, New Mountain will have a conflict in its representation of the client over the price and terms of our investment or disposal. In addition, New Mountain could provide real estate, investment banking, advisory or other services to our competitors with respect to our existing investments or with respect to certain real estate or real estate related investments that we are considering. Such activities will present New Mountain with a conflict of interest vis-à-vis our investment and may also result in a conflict with respect to the allocation of resources to those entities.

Subject to applicable law (including, without limitation, ERISA), from time to time certain Other New Mountain Accounts or discretionary clients of the Adviser or its affiliates (collectively, “Other New Mountain Clients”) may invest in our shares. Such investment may give rise to a conflict of interest for the Adviser and its affiliates between acting in our best interests and Other New Mountain Clients, as Other New Mountain Clients will have certain interests in the way in which we are operated which may conflict with the interests of other shareholders. This may create an incentive for the Adviser or its affiliates to take, or not to take, certain actions that it would otherwise take. Such investments by Other New Mountain Clients present a potential conflict of interest as the Adviser and its affiliates may have the incentive to favor Other New Mountain Clients. For example, the Adviser and its affiliates may face a challenge in balancing the respective duties to the Other New Mountain Clients, us and our other shareholders, and the Adviser and its affiliates acting on behalf of an Other New Mountain Client may have access to information that may not be available to other shareholders. In the event that we elect to satisfy a large repurchase request pursuant to our share repurchase plan for shares held by an Other New Mountain Client, we may determine to dispose of assets when we otherwise would not have done so to fund the repurchase. A large share repurchase could also cause us to incur additional expenses related to funding the repurchase. However, the Adviser and its affiliates have established policies, including information barriers, reasonably designed to mitigate the foregoing and other conflicts of interest that may arise in connection with the investment in us by Other New Mountain Clients, in an effort to ensure that the Adviser and its affiliates act in accordance with applicable law and their respective fiduciary obligations with respect to us and Other New Mountain Clients.

In addition, New Mountain may, subject to applicable law, be involved in the provision of a subscription line, a credit facility, property-level debt or other financing to us in various capacities. This may present conflicts of interest for New Mountain and the Adviser in the event that New Mountain or the lender is required to take an action under such a facility which is adverse to us.

The Adviser will face various conflicts of interest related to the allocation of investment opportunities between us and Other New Mountain Clients.

The Adviser may face conflicts of interest in determining whether an investment opportunity should be allocated to us or Other New Mountain Clients. New Mountain expects to sponsor or manage additional investment vehicles, funds, products and accounts in the future, including those that employ investment strategies that are substantially similar to our investment strategy and that may compete with us for the allocation of investment opportunities.

Investment opportunities that are appropriate for us may also be appropriate for Other New Mountain Accounts and there is no assurance that we will be allocated those investments we wish to pursue or that our shareholders would otherwise wish for us to pursue. The Adviser will allocate investment opportunities between us and Other New Mountain Accounts in accordance with the Adviser’s Investment Allocation Policy and any accompanying procedures, which provide that the Adviser will allocate investment opportunities in a manner that it considers, in its sole discretion and consistent with its fiduciary obligations, to be fair and equitable. Factors considered by the Adviser in prioritizing and allocating investment opportunities will be based on upon the Adviser’s good faith assessment of various factors, including, but are not limited to: (i) rights of first offer in favor of certain clients; (ii) investment guidelines, goals or restrictions of the client; (iii) capacity of the client; (iv) existing allocation to similar strategies and the diversification objectives of the client; (v) tax considerations; (vi) legal or regulatory considerations; (vii) with respect to co-investment allocations, whether the co-investor can provide added value to the operations of the business or provide future opportunities to the business of the client; and (viii) other relevant business considerations. The Adviser will consider various factors (as described above) to allocate opportunities among clients. If, after considering these factors, the Adviser does not unanimously determine that the investment should be allocated to a particular New Mountain Account, then the opportunity will generally be allocated pursuant to a rotation system.

The Adviser calculates available capital, weighs the other factors described above (which will not be weighted equally) and makes other investment allocation decisions in accordance with its allocation policies and procedures in its sole discretion. The manner in which our available capital is determined may differ from, or subsequently change with respect to, Other New Mountain Clients. The amounts and forms of leverage utilized for investments will also be determined by the Adviser and its affiliates in their sole discretion. Any differences or adjustments with respect to the manner in which available capital is determined with respect to us or Other New Mountain Clients may adversely impact our allocation of particular investment opportunities. The Adviser is entitled to amend its investment allocation policies and procedures at any time without prior notice or our consent.

In addition to allocating investment opportunities suitable for us to Other New Mountain Clients, New Mountain may also grant Other New Mountain Clients exclusive rights to certain investment opportunities. As a result, in certain cases we will not be afforded the chance to participate in attractive investment opportunities in which Other New Mountain Clients are given the opportunity to participate, or in some cases will be allocated a small part of an investment opportunity within our investment strategy when Other New Mountain Clients are allocated a larger portion. We may also at times be prohibited (due to, for example, exclusivity rights granted to other investment funds or regulatory limitations) from pursuing certain investment opportunities and our ability to participate in any particular opportunity may be substantially limited. Further, New Mountain often represents participants on all aspects of real estate and real estate-related investment transactions including potential purchasers, sellers, borrowers, lenders and tenants. In such cases, New Mountain’s clients may seek to prohibit New Mountain affiliates or clients (including us) from investing in certain real estate or real estate-related investments.

Additionally, when the Adviser manages or advises Other New Mountain Clients that pay or could potentially pay higher fees or other compensation and follow the same or similar investment strategy as we do, the Adviser will be incentivized to favor the other account paying it the potentially higher fees or other compensation. Investment opportunities or any portion thereof that we do not participate in will likely be offered to Other New Mountain Clients or such other persons or entities as determined by the Adviser in its sole discretion, and we will not receive any compensation related to such opportunities. The results of our investment activities will likely differ significantly from the results achieved by Other New Mountain Clients that implement the same or similar investment strategies as we do. There is no specific limit as to the number of Other New Mountain Clients that may be managed or advised by the Adviser or its affiliates.

In connection with seeking financing or refinancing for Other New Mountain Accounts and their assets, it may be the case that better financing terms are available when more than one Other New Mountain Account provides collateral, particularly in circumstances where the assets of each Other New Mountain Account are similar in nature. As such, rather than seeking such financing or refinancing on its own, we may enter into cross collateralization arrangements with another Other New Mountain Account or portfolio companies of one or more Other New Mountain Accounts. While we would expect any such financing arrangements to generally be non-recourse to the Company and the Other New Mountain Accounts, as a result of any cross-collateralization, the Company could also lose its interests in otherwise performing investments due to poorly performing or non-performing investments of the Other New Mountain Accounts.

For additional discussion, see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence - Potential Conflicts of Interest.”

New Mountain may raise or manage Other New Mountain Accounts which could result in the reallocation of New Mountain personnel and the direction of potential investments to such Other New Mountain Accounts.

New Mountain reserves the right to raise capital for and manage capital for Other New Mountain Accounts, including opportunistic and stabilized and substantially stabilized real estate funds or separate accounts, dedicated managed accounts, investments suitable for lower risk, lower return funds or higher risk, higher return funds, real estate-related securities obligations and trading investment vehicles, real estate funds primarily making investments in a single sector of the real estate investment space (e.g., net lease, office, industrial, retail or multifamily) or making non-controlling investments globally, in a particular region outside of the United States or in public and private debt and equity securities, and investment funds that may have the same or similar investment objectives or guidelines as us or investments, including those raised by us and one or more managed accounts (or other similar arrangements structured through an entity) for the benefit of one or more specific investors (or related group of investors) which, in each case, may have investment objectives or guidelines that overlap with ours. In particular, we expect that there will be overlap of real property and real estate-related securities investment opportunities with certain Other New Mountain Accounts that are actively investing and similar overlap with future Other New Mountain Accounts. The closing of an Other New Mountain Account could result in the reallocation of New Mountain personnel, including reallocation of existing real estate professionals, to such Other New Mountain Account. In addition, potential investments that may be suitable for us may be directed toward such Other New Mountain Account.

We may invest in joint ventures and other co-investment arrangements with Other New Mountain Accounts or divide a pool of investments among us and Other New Mountain Accounts.

We may acquire properties and other assets through joint ventures and other co-investment arrangements with affiliates of the Adviser, including Other New Mountain Accounts, such as the Seed Portfolio Acquisition. Any joint venture with an affiliate of the Adviser must be approved by a majority of our trustees (including a majority of our independent trustees) in accordance with our Declaration of Trust. We may acquire non-controlling interests or shared control interests in such joint ventures. Even if we have some control in such a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures with affiliates of the Adviser will present the same inherent risks as all such transactions, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Our interests and the interests of a joint venture partner or co-investor may conflict in certain specific situations such as differences in investment strategy, exit strategy or level of leverage. In addition, in connection with investments in which we participate alongside any Other New Mountain Accounts, the Adviser may decline to exercise, or delegate to a third party, certain control, foreclosure and similar governance rights relating to such shared investments for legal, tax, regulatory or other reasons. There is no guarantee that we will be able to co-invest with any Other New Mountain Account in the future. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other New Mountain Accounts. See “—Risks Related to Investments in Real Estate—We may make joint venture investments, including with Other New Mountain Accounts. Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of our joint venture partners and disputes between us and our joint venture partners.”

The terms on which affiliates of the Adviser, including Other New Mountain Accounts, co-invest in an investment opportunity could be substantially different, and potentially more favorable, than the terms on which we invest.

In such cases, conflicts could arise between New Mountain or such Other New Mountain Accounts, on the one side, and us, on the other side, with respect to investment strategy, growth and financing alternatives and with respect to the manner and timing of our exit from the investment compared to New Mountain’s or such Other New Mountain Accounts’ exit. New Mountain or Other New Mountain Accounts may also have short positions in the same security or instrument or a different security or instrument of the same issuer as a security or instrument purchased by us, which will likely present additional conflicts, particularly if the issuer experiences financial difficulties.

In some cases, the Adviser will invite strategic investors to co-invest with us because, for example, co-investing with a strategic investor provides us or the portfolio company in which we are investing with certain benefits. Strategic investors include investors or entities controlled by or affiliated with New Mountain or investors with large or long-standing relationships with the Adviser. In such cases, the amount available for investment by us will be correspondingly reduced to permit a strategic investor the opportunity to co-invest.

For additional discussion, see “Item 7 Certain Relationships and Related Transactions, and Trustee Independence - Potential Conflicts of Interest.”

We may co-invest with New Mountain affiliates in real estate-related securities and such investments may be in different parts of the capital structure of an issuer and may otherwise involve conflicts of interest.

Conflict of interests could arise when we and the Other New Mountain Accounts directly or indirectly make investments at different levels of an issuer’s or borrower’s capital structure or otherwise in different classes of the same issuer’s securities. In certain circumstances, Other New Mountain Accounts may have different investment objectives or could pursue or enforce rights with respect to a particular issuer in which we have invested, and those activities could have an adverse effect on us. For example, if we hold debt instruments of an issuer and Other New Mountain Accounts hold equity securities of the same issuer, then if the issuer experiences financial or operational challenges, we (as holder of the debt instrument) may seek a liquidation of the issuer, whereas the Other New Mountain Accounts (which hold the equity securities) may prefer a reorganization of the issuer, and vice versa. In addition, an issuer in which we invest may use the proceeds of our investment to refinance or reorganize its capital structure, which could result in repayment of debt held by Other New Mountain Accounts. If the issuer performs poorly following such refinancing or reorganization, our results will suffer, whereas the Other New Mountain Accounts’ performance will not be affected because the Other New Mountain Accounts no longer have an investment in the issuer.

In addition, we, along with the Other New Mountain Accounts, may pursue or enforce rights with respect to a particular issuer, or the Adviser or New Mountain may pursue or enforce rights with respect to a particular issuer on our behalf and on behalf of Other New Mountain Accounts. We could be negatively impacted by the activities by or on behalf of such Other New Mountain Accounts, and our transactions could be impaired or effected at prices or terms that are less favorable than would otherwise have been the case had a particular course of action with respect to the issuer of the securities not been pursued with respect to such Other New Mountain Accounts.

These conflicts are magnified with respect to issuers that become insolvent. Furthermore, it is possible that in connection with an insolvency, bankruptcy, reorganization or similar proceeding we will be limited (by applicable law, courts or otherwise) in the positions or actions we will be permitted to take due to other interests held or actions or positions taken by New Mountain and its affiliates, Other New Mountain Accounts and the Adviser. Finally, in certain instances, personnel of New Mountain may obtain information about an issuer that is material to the management of Other New Mountain Accounts and that will at times limit the ability of personnel of the Adviser to buy or sell, or to recommend the buying or selling of, securities of that issuer on our behalf. The results of our investment activities may differ significantly from the results achieved by New Mountain for Other New Mountain Accounts or for its own account. The Adviser will manage us and the Other New Mountain Accounts it advises or manages in accordance with their respective investment strategies and guidelines; however, New Mountain will from time to time give advice and take action with respect to any current or future Other New Mountain Account that competes or conflicts with the advice the Adviser gives to, or actions taken for, us, including with respect to the timing or nature of actions relating to certain investments (including, without limitation, advising or having Other New Mountain Accounts engage in short sales of securities or instruments issued by companies in which we have invested). Future investment activities by the Adviser on behalf of other clients will likely give rise to additional conflicts of interest and demands on the Adviser’s time and resources. While New Mountain will seek to resolve any such conflicts in a fair and equitable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among us and the Other New Mountain Accounts, such transactions are not required to be presented to our board of trustees for approval (unless otherwise required by our Declaration of Trust or investment guidelines), and there can be no assurance that any conflicts will be resolved in our favor.

The Adviser may face conflicts of interests in choosing our service providers and certain service providers may provide services the Adviser or New Mountain on more favorable terms than those provided to us.

Certain third-party service providers (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, property managers and investment or commercial banking firms) that provide goods or services to us, New Mountain or certain entities in which we have an investment may also provide goods or services to or have business, personal, financial or other relationships with New Mountain and its other businesses. Such advisors and service providers may be investors in us, affiliates of the Adviser, sources of investment opportunities or co-investors or commercial counterparties or entities in which New Mountain or Other New Mountain Accounts have an investment, and payments by us may indirectly benefit New Mountain or such Other New Mountain Accounts. Additionally, certain employees of New Mountain or the Adviser may have family members or relatives employed by such advisors and service providers. These relationships could have the appearance of affecting or potentially influencing the Adviser in deciding whether to select or recommend such service providers to perform services for us. In addition, in instances where multiple New Mountain businesses may be exploring a potential individual investment, certain of these service providers may choose to be engaged by other New Mountain affiliates rather than us.

Employees of these affiliates may also receive performance-based compensation in respect of our investments. The fees and expenses of such New Mountain-affiliated service providers (and, if applicable, their employees) will be borne by our investments and there will be no related offset to the management fee we pay to the Adviser. While New Mountain believes that any such affiliated service providers, when engaged, generally provide (or will provide) services at rates equal to or better than those provided by third parties, there is an inherent conflict of interest that may incentivize New Mountain to engage its affiliated service providers over a third party.

In addition, we may retain certain affiliates of the Adviser, from time to time, for services relating to the investments or operations, including in-house transactional legal and tax services, accounting services (including but not limited accounting & shadow accounting, investor reporting, meeting preparation, corporate and tax structuring and related services), treasury services, leveraged purchasing, IT system support, system implementation, risk management services (including but not limited to anti-money laundering and know-your-customer services and monitoring and compliance), compliance related services, including all compliance services provided by New Mountain’s compliance personnel with respect to us, our investments and their activities (including, without limitation, services related to legal and regulatory compliance obligations (e.g., reporting and filing obligations) under U.S. federal, state, local, non-U.S. or other laws and regulations related to our activities and the making, holding or disposing of our investments), local and state filing services, asset management and operations, hedging and currency management, fund finance, fund borrowing, environmental, social and governance services, services related to transfers of shares, investor relations services, property management services and operations (including but not limited to the initial & continuing review of the property condition, phase Is, seismic reports, and insurance, quarterly tenant monitoring, lease and loan compliance), audit services, public filing requirement services, valuation services, account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance/budget services, human resources, judicial processes, vendor management, operational services, tax services, loan management services, construction management services, leases services, property, title, and/or other types of insurance and related services, transaction support services, transaction consulting services, and other similar operational matters. Any such arrangements will be at or below market rates.

We expect to have a diverse shareholder group and the interests of our shareholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.

We expect to have a diverse shareholder group. As a result, our shareholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Adviser or its affiliates that participate in the same investments as us. The conflicting interests of individual shareholders with respect to other shareholders and relative to investors in other investment vehicles relate to, among other things, the nature, structuring, financing, tax profile and timing of disposition of investments. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including with respect to the nature or structuring of investments, which may be more beneficial for one shareholder than for another shareholder, especially with respect to shareholders’ individual tax situations. In addition, we may make investments that may have a negative impact on related investments made by our shareholders in separate transactions. In selecting and structuring investments appropriate for us, the Adviser considers the investment, tax and other objectives of us (including our qualification as a REIT) and our shareholders (and those of investors in other investment vehicles managed or advised by the Adviser or its affiliates) that participate in the same investments as us, not the investment, tax or other objectives of any shareholder individually. In addition, certain of our shareholders may also be investors in Other New Mountain Accounts, including supplemental capital vehicles and co-investment vehicles that invest alongside us in one or more investments, which could create conflicts for the Adviser in the treatment of different investors.

The Adviser may face potential conflicts of interest related to access to and flow of certain information, including material, non-public information.

We, directly or through New Mountain, the Adviser or certain of their respective affiliates may come into possession of material non-public information with respect to an issuer in which we have invested or may invest. Should this occur, the Adviser may be restricted from buying or selling securities, derivatives or loans of the issuer on our behalf until such time as the information becomes public or is no longer deemed material. Such restrictions could materially adversely affect our investment results.

New Mountain’s internal information barriers that are designed to prevent the flow of certain types of information, including material, non-public, confidential information, from one area or part of New Mountain to another area or group thereof, may restrict the Adviser’s ability to access information even when such information would be relevant to our potential investments. Due to such barriers, disclosure of such information to the personnel responsible for management of our business may be on a need-to-know basis only, and we may not be free to act upon any such information, even if another area or group of New Mountain may trade on such information. Therefore, we or the Adviser may not have access to material non-public information in the possession of New Mountain that might be relevant to an investment decision to be made by the Adviser on our behalf, and the Adviser may initiate a transaction or purchase or sell an investment which, if such information had been known to it, may not have been undertaken. Further, the Adviser may not be able to initiate a transaction on our behalf that it otherwise might have initiated and may not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect our operations.

Our board of trustees has adopted a resolution renouncing, and our Declaration of Trust provides that we renounce, our interest or expectancy with respect to business opportunities and competitive activities.

Our board of trustees has adopted a resolution that provides that none of New Mountain or its affiliates, our trustees or any person our trustees control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person in his or her capacity as one of our trustees or officers and intended exclusively for us or any of our subsidiaries.

Our Declaration of Trust also provides that to the maximum extent permitted from time to time by Maryland law, (a) none of our trustees or officers who is also an officer, employee or agent of New Mountain or any of its affiliates is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (b) any such person shall have the right to hold and exploit any business opportunities or to direct, recommend, offer, sell, assign, or otherwise transfer such business opportunity to any person or entity other than us and our subsidiaries. In addition, our Declaration of Trust provides that we renounce our interest or expectancy in, or is being offered an opportunity to participate in, any such business opportunity to the maximum extent permitted from time to time by Maryland law.

Our Declaration of Trust also provides that any Covered Person may have business interests and engage in business activities similar, in addition to or in competition with those of or relating to us.

We may source, sell or purchase assets either to or from the Adviser and its affiliates, and such transactions may cause conflicts of interest.

We may directly or indirectly source, sell or purchase all or any portion of an asset (or portfolio of assets/investments) to or from the Adviser and its affiliates or their respective related parties, including parties which such affiliates or related parties, or Other New Mountain Accounts, own or have invested in. Such transactions will be subject to the approval of a majority of trustees (including a majority of our independent trustees) not otherwise interested in the transaction pursuant to our Declaration of Trust. We may also source, sell to or purchase from third parties interests in or assets issued by affiliates of the Adviser or their respective related parties and such transactions would not require approval by our independent trustees or an offset of any fees we otherwise owe to the Adviser or its affiliates. The transactions described above involve conflicts of interest, as our sponsor and its affiliates may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction.

We are subject to potential conflicts of interest related to tenants.

Certain properties owned by us or an Other New Mountain Account will, in certain circumstances, be leased out to tenants that are affiliates of New Mountain, including but not limited to Other New Mountain Accounts or their respective portfolio companies, which would give rise to a conflict of interest. In such events, the Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner in accordance with its prevailing policies and procedures, subject to applicable oversight of our board of trustees.

The personnel of the Adviser and its affiliates may trade in securities for their own accounts, subject to restrictions applicable to New Mountain personnel.

The officers, directors, members, managers, employees and associated persons (as applicable) of the Adviser and its affiliates may trade in securities and make personal investments for their own accounts, subject to restrictions and reporting requirements as may be required by law and New Mountain policies, or otherwise determined from time to time by the Adviser. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which we hold or acquire an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to ours or pursue similar investment opportunities as us.

New Mountain may structure certain investments such that New Mountain will face conflicting fiduciary duties to us and certain Other New Mountain Accounts.

New Mountain may structure certain investments such that one or more Other New Mountain Accounts primarily investing in senior secured loans, distressed debt, subordinated debt, high-yield securities, CMBS and other similar debt instruments are offered the opportunity to participate in the debt tranche of an investment owned by us or allocated to us. The Adviser and its affiliates owe fiduciary duties to such Other New Mountain Accounts as well as to us. If such Other New Mountain Accounts purchase high-yield securities or other debt instruments related to a property or real estate company that we hold an investment in (or if we make or have an investment in or, through the purchase of debt obligations become a lender to, a company or property in which an Other New Mountain Account has a mezzanine or other debt investment), the Adviser and its affiliates will face a conflict of interest in respect of the advice given to, or the decisions made with regard to such Other New Mountain Accounts and us (e.g., with respect to the terms of such high-yield securities or other debt instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies). Similarly, certain Other New Mountain Accounts can be expected to invest in securities of publicly traded companies that are actual or potential investments of ours. The trading activities of Other New Mountain Accounts may differ from or be inconsistent with activities that are undertaken for our account in any such securities. In addition, we may not pursue an investment otherwise within our investment objectives and guidelines as a result of such trading activities by Other New Mountain Accounts.

New Mountain’s potential involvement in financing a third party’s purchase of assets from us could lead to potential or actual conflicts of interest.

We may from time to time dispose of all or a portion of an investment by way of a third-party purchaser’s bid where New Mountain or one or more Other New Mountain Accounts is providing financing as part of such bid or acquisition of the investment or underlying assets thereof. This may include the circumstance where New Mountain or one or more Other New Mountain Accounts is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from us. Such involvement of New Mountain or one or more Other New Mountain Accounts as such a provider of debt financing in connection with the potential acquisition of investments by third parties from us may give rise to potential or actual conflicts of interest.

We may provide debt financing in connection with acquisitions by third parties of assets owned by Other New Mountain Accounts.

We may provide financing as part of a third-party purchaser’s bid or acquisition of (or investment in) a portfolio entity (or the underlying assets of a portfolio entity) owned by one or more Other New Mountain Accounts (or in connection with the acquisitions by one or more Other New Mountain Accounts or their affiliates of assets or interests (or portfolios thereof) owned by a third party). This may include making commitments to provide financing at, prior to or around the time that any such purchaser commits to or makes such investments. We may make investments and provide debt financing with respect to portfolio entities in which Other New Mountain Accounts or affiliates hold or subsequently acquire an interest. While the terms and conditions of any such arrangements will generally be on market terms, the involvement of the Other New Mountain Accounts or affiliates in such transactions may affect credit decisions and the terms of such transactions or arrangements or may otherwise influence the Adviser’s decisions, which will give rise to potential or actual conflicts of interest and which may adversely impact us. For example, such transactions may involve the partial or complete payoff of such loans (with related proceeds being received by the applicable Other New Mountain Accounts) or otherwise result in restructurings of terms and pricing relating to such existing loans with the borrowers thereof in respect of which such Other New Mountain Accounts may receive refinancing proceeds or a retained interest in such loans in accordance with such restructuring arrangements. Additionally, in certain situations we may not commit to provide financing until a third party has committed to make a deposit in connection with the acquisition of an investment from an Other New Mountain Account, which may result in us being disadvantaged in the overall bid process or potentially not consummating the investment.

Certain principals and employees may be involved in and have a greater financial interest in the performance of other New Mountain funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.

Certain of the principals and employees of the Adviser may be subject to a variety of conflicts of interest relating to their responsibilities to us and the management of our real estate portfolio. Such individuals may serve in an advisory capacity to other managed accounts or investment vehicles, as members of an investment or advisory committee or a board of directors (or similar such capacity) for one or more investment funds, corporations, foundations or other organizations. Such positions may create a conflict between the services and advice provided to such entities and the responsibilities owed to us. The other managed accounts or investment funds in which such individuals may become involved may have investment objectives that overlap with ours. Furthermore, certain principals and employees of the Adviser may have a greater financial interest in the performance of such other funds or accounts than our performance. Such involvement may create conflicts of interest in making investments on our behalf and such other funds and accounts and other entities. Such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to us and such organizations. Although the Adviser will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for us. Also, New Mountain personnel are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to New Mountain’s Code of Ethics requirements), some of which will involve conflicts of interests. Such personal securities transactions will, in certain circumstances, relate to securities or instruments, which can be expected to also be held or acquired by us or Other New Mountain Accounts, or otherwise relate to companies or issuers in which we have or acquire a different principal investment (including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in our favor. Investors will not receive any benefit from any such investments, and the financial incentives of New Mountain personnel in such other investments could be greater than their financial incentives in relation to us.

We, Other New Mountain Accounts and their portfolio entities may engage in permissible political activities with the intent of furthering our or their business interests or otherwise.

We, Other New Mountain Accounts and their portfolio entities may, in the ordinary course of our or their respective businesses, make political contributions to elected officials, candidates for elected office or political organizations, hire lobbyists or engage in other permissible political activities with the intent of furthering our or their business interests or otherwise. In certain circumstances, there may be initiatives where such activities are coordinated by New Mountain for the benefit of us, Other New Mountain Accounts or their portfolio entities. The interests advanced by a portfolio entity through such activities may, in certain circumstances, not align with or be adverse to our interests, the interests of our shareholders or the interests of Other New Mountain Accounts or their other portfolio entities. The costs of such activities may be allocated among us, Other New Mountain Accounts and their portfolio entities (and borne indirectly by our stockholders). While the costs of such activities will typically be borne by the entity undertaking such activities, such activities may also directly or indirectly benefit us, Other New Mountain Accounts, their portfolio entities or New Mountain. There can be no assurance that any such activities will be successful in advancing our interests or the interests of an Other New Mountain Accounts or a portfolio entity or otherwise benefit such entities.

Additional potential conflicts of interest may arise in the future due to possible future activities.

The Adviser and its affiliates may expand the range of services that they provide over time. Except as and to the extent expressly provided in the Advisory Agreement, the Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Adviser, New Mountain and their affiliates continue to develop relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by us. These clients may themselves represent appropriate investment opportunities for us or may compete with us for investment opportunities. Additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. If any matter arises that we and our affiliates (including the Adviser) determine in our good faith judgment constitutes an actual and material conflict of interest, we and our affiliates (including the Adviser) will take such actions as we determine appropriate to mitigate the conflict.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not qualify to be taxed as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We expect to operate so as to qualify to be taxed as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed, which could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify to be taxed as a REIT. If we fail to qualify to be taxed as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to shareholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•	unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and therefore, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify to be taxed as a REIT and for which we had taxable income; and

•	we generally would not be eligible to requalify to be taxed as a REIT for the subsequent four full taxable years.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our shareholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our shareholders under our share repurchase plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales. These options could increase our costs or reduce our equity.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our shares and the amounts we distribute to our shareholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT asset test requirements may force us to liquidate or restructure otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities (other than securities that qualify for the straight debt safe harbor) of any one issuer or more than 10% of the value of the outstanding securities of more than any one issuer unless we and such issuer jointly elect for such issuer to be treated as a TRS under the Code. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our assets may be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions in order to avoid losing our REIT qualification and suffering adverse tax consequences. In order to satisfy these requirements and maintain our qualification as a REIT, we may be forced to liquidate assets from our portfolio or not make otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

Our ownership of, and relationship with, any TRS will be restricted and a failure to comply with the restrictions could jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS, directly or indirectly, owns more than 35% of the voting power or value of the stock will in turn automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay U.S. federal, state and local income tax at the relevant corporate income tax rates on any income that it earns, and there is no requirement that a TRS must make a distribution of its taxable income to the parent REIT. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Although we plan to monitor our investments in TRSs (if any), there can be no assurance that we will be able to comply with the 20% limitation or avoid the application of the 100% excise tax, each as discussed above.

Our Declaration of Trust does not permit any person or group to own more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common shares and/or of our outstanding shares of beneficial interest of all classes or series, and attempts to acquire our common shares or our shares of beneficial interest of all other classes or series in excess of these 9.9% limits would not be effective without an exemption (prospectively or retroactively) from these limits by our board of trustees.

For us to qualify as a REIT under the Code, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for this purpose) during the last half of a taxable year. For the purpose of assisting our qualification as a REIT for U.S. federal income tax purposes, among other purposes, our Declaration of Trust prohibits beneficial or constructive ownership by any person or group of more than 9.9%, in value or number of shares, whichever is more restrictive, of our outstanding common shares, or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares of beneficial interest of all classes or series, which we refer to as the “Ownership Limit.” The constructive ownership rules under the Code and our Declaration of Trust are complex and may cause outstanding common shares owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.9% of our outstanding shares by a person could cause another person to constructively own in excess of 9.9% of our outstanding common shares and thus violate the Ownership Limit. There can be no assurance that our board of trustees, as permitted in the Declaration of Trust, will not decrease this Ownership Limit in the future. Any attempt to own or transfer our shares in excess of the Ownership Limit without the consent of our board of trustees will result either in the shares in excess of the limit being transferred by operation of our Declaration of Trust to a charitable trust, and the person who attempted to acquire such excess shares not having any rights in such excess shares, or in the transfer being void.

The Ownership Limit may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our shareholders or would result in receipt of a premium to the price of our common shares (and even if such change in control would not reasonably jeopardize our REIT status). The exemptions to the Ownership Limit granted to date may limit the power of our board of trustees to increase the Ownership Limit or grant further exemptions in the future.

Non-U.S. holders may be subject to U.S. federal income tax upon their disposition of our common shares or upon their receipt of certain distributions from us.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “Certain U.S. Tax Considerations—Taxation of U.S. Holders of Our Common Shares”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from such disposition and therefore, may be treated as recognizing income effectively connected with the conduct of a U.S. trade or business. Such tax does not apply, however, to the disposition of shares in a REIT that is “domestically-controlled.” Generally, a REIT is domestically-controlled if less than 50% of its shares, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically-controlled REIT and we have no obligation to qualify as such under our governing documents. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of our common shares (including a redemption) would be subject to tax under FIRPTA, unless (i) our common shares were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common shares. See “Certain U.S. Tax Considerations—Taxation of Non-U.S. Holders of Our Common Shares—Sales of Our Common Shares.”

A non-U.S. holder other than a “qualified shareholder” or a “qualified foreign pension fund,” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our common shares, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of our common shares. In addition, a repurchase of our common shares, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend. See “Certain U.S. Tax Considerations—Taxation of Non-U.S. Holders of Our Common Shares—Distributions, and—Repurchases of our Common Shares.”

We seek to act in the best interests of the Company as a whole and not in consideration of the particular tax consequences to any specific holder of our common shares. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of our common shares.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.

Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. In addition, we may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Our board of trustees is authorized to revoke our REIT election without shareholder approval, which may cause adverse consequences to our shareholders.

Our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines it is no longer in our best interests to qualify as a REIT. Our board of trustees, in its sole and absolute discretion, also may determine that compliance with any restriction or limitation on ownership and transfers of our shares of beneficial interest is no longer required for REIT qualification. Our board of trustees has duties to us and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests.

You may have current tax liability on distributions you elect to reinvest in our common shares.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our Class I shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

Currently, the maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. shareholders is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common shares. However, for taxable years ending before January 1, 2026, individual taxpayers may be entitled to claim a deduction in determining their taxable income of 20% of ordinary REIT dividends (dividends other than capital gain dividends and dividends attributable to certain qualified dividend income received by us), which temporarily reduces the effective tax rate on such dividends. See “Certain U.S. Tax Considerations—Taxation of U.S. Holders of Our Common Shares—Distributions Generally.” You are urged to consult with your tax advisor regarding the effect of this change on your effective tax rate with respect to REIT dividends.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common shares.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in our common shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of our shareholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of the recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common shares. Although REITs generally receive certain tax advantages compared to entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our Declaration of Trust authorizes our board of trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that changes to U.S. federal income tax laws and regulations or other considerations mean it is no longer in our best interests to qualify as a REIT. In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in our common shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of us or our shareholders. Any such changes could have an adverse effect on an investment in our common shares, the market value or the resale potential of our assets, or our ability to attract and retain investment professionals. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our common shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common shares.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

If the Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of the Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that the Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.

Special Considerations Relating to Benefit Plan Investors

If the fiduciary of an employee benefit plan or plan subject to the Code or ERISA fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our common shares, the fiduciary could be subject to civil penalties.

There are special considerations that apply to investing in our common shares on behalf of a “benefit plan investor” within the meaning of ERISA, including a pension, profit sharing, 401(k) or other employer-sponsored retirement plan, health or welfare plan, trust, individual retirement account (“IRA”) or “Keogh” plan that are subject to Title I of ERISA or Section 4975 of the Code. If you are investing the assets of any of the entities identified in the prior sentence in our common shares, you should satisfy yourself that, among other matters:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA (to the extent such entity is subject to ERISA) and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the trust plan or IRA;

•	our shareholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our common shares constitutes a non-exempt prohibited transaction under Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA and the Plan Asset Regulations, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

As discussed under “Certain ERISA Considerations,” we intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” (each within the meaning of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor (the “DOL”), as modified by Section 3(42) of ERISA, as amended from time to time (the “Plan Asset Regulations”)). If, notwithstanding our intent, our assets were deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” under ERISA or the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us; (ii) the possibility that certain transactions in which we have entered into in the ordinary course of business constitute non-exempt “prohibited transactions” under Title I of ERISA and/or Section 4975 of the Code, and may have to be rescinded; (iii) our management, as well as various providers of fiduciary or other services to us (including the Adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code) for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iv) the fiduciaries of shareholders that are “benefit plan investors” would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the “benefit plan investor” any profit realized on the transaction and (ii) reimburse the “benefit plan investor” for any losses suffered by the “benefit plan investor” as a result of the investment. In addition, each “disqualified person” (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a “benefit plan investor” who decides to invest in us could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in us or as co-fiduciaries for actions taken by or on behalf of us or the Adviser. With respect to a “benefit plan investor” that is an IRA that invests in us, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.

Prospective investors that are Plans should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common shares to any Plan is in no respect a representation by us or any other person associated with the offering of our common shares that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

General Risk Factors

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators or other replacements for the reduced or interrupted utilities, which also could be insufficient to fully operate our facilities and could result in our inability to provide services.

Certain properties may require permits or licenses.

A license, approval or permit may be required to acquire certain investments and their direct or indirect holding companies (or registration may be required before an acquisition can be completed). There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected.

We face legal risks when making investments.

Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.

We may face risks associated with short sales.

Our use of short sales for investment and/or risk management purposes subjects us to risks associated with selling short. We may engage in short sales where we do not own or have the right to acquire the security sold short at no additional cost. Our loss on a short sale theoretically could be unlimited in a case where we are unable, for whatever reason, to close out a short position.

Our short selling strategies may limit our ability to benefit from increases in the markets. Short selling also involves a form of financial leverage that may exaggerate any losses. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to us. Finally, the SEC, FINRA or other regulations relating to short selling may restrict our ability to engage in short selling.

We may incur contingent liabilities in connection with the disposition of investments.

In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business or other investment comparable to the investment being sold. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which the Adviser may establish reserves or escrow accounts.

We will face risks associated with hedging transactions.

We may utilize a wide variety of derivative and other hedging instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in derivatives and other hedging transactions may result in poorer overall performance for us than if we had not engaged in any such transaction, and the Adviser may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks. See “—We may invest in derivatives, which involve numerous risks” above.

Item 2	Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a Maryland statutory trust formed on August 5, 2024. Our investment strategy is primarily to acquire, own, finance and lease a diversified portfolio of operationally critical, single-tenant, industrial net lease real estate assets located in the United States. We utilize New Mountain’s deep sponsor relationships and sponsor coverage effort to help identify, source, and execute new net lease opportunities. Our acquisition approach focuses on underwriting (i) tenant’s credit, (ii) the real estate, and (iii) the location’s criticality to the tenant’s underlying operations. We leverage New Mountain’s leading underwriting engine, housed by the private equity and credit arms, to provide tools to efficiently and, we believe, accurately underwrite the underlying tenant credit. We may also selectively invest in real estate-related assets, including debt investments.

We are an externally advised, perpetual-life REIT formed to pursue the following investment objectives:

•	Provide current income in the form of predictable, stable monthly cash distributions;

•	Realize appreciation in the NAV from differentiated sourcing, investment selection, structuring and proactive asset management;

•	Preserve and protect invested capital; and

•	Provide an investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with the potential for additional upside through real estate tax advantages, appreciation and lower volatility than publicly traded real estate companies.

We may not achieve our investment objectives. See “Item 1A Risk Factors.”

We elected and have qualified to be taxed as a REIT under the Code beginning with the first taxable year of the Existing REIT (our predecessor for U.S. federal tax purposes) ending December 31, 2018, and each year since, and intend to continue to make such an election.

Our board of trustees will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to the Advisory Agreement, however, we have delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of trustees.

We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under the continuous offering and NM Fund I is our only shareholder.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this Registration Statement.

Recent Seed Portfolio Highlights

-	As of September 30, 2024, no missed rent payments since inception of the Seed Portfolio in June 2018.

-	Negotiated a 6-year lease term extension with Arctic Glacier in Q2, 2024.

-	Negotiated a 6-year lease term extension with Depot Connect International in Q3, 2024.

Seed Portfolio

Overview

As of September 30, 2024, the Seed Portfolio consisted of 166 industrial properties leased to 33 tenants. The following table provides information regarding the Seed Portfolio:

Tenant	Location	Number of Properties	Original Acquisition Date from Third Party(1)	Ownership Percentage	Square Feet
PCI Pharma Services	Various	5	Oct-19	80.0%	1,356,188
Exactech	Gainesville, FL	8	Mar-22	100.0%	444,973
Amneal Pharmaceuticals	Yaphank, NY	1	Mar-21	80.0%	491,200
Quirch Foods	Various	4	Oct-18	70.0%	951,651
Cadence Petroleum	Various	17	Aug-22	100.0%	597,209
FXI Inc.	Various	5	Jun-18	50.0%	1,790,587
Boston Scientific	Spencer, IN	1	Feb-21	80.0%	258,375
Rollins	Various	14	Feb-21	80.0%	230,010
Beijer Ref	Various	24	Dec-21	80.0%	606,967
Boyd Corporation	Various	4	Mar-20	100.0%	451,920
Voyant Beauty	Various	3	Nov-21	80.0%	861,600
ABX Solutions	Various	4	Aug-21	100.0%	972,499
Performance Food Group	Various	3	Nov-20	80.0%	639,162
Arctic Glacier	Various	21	Dec-18	100.0%	539,369
Boyd Corporation	Various	3	Aug-21	80.0%	183,797
BOX Partners	Elgin, IL	1	Dec-21	100.0%	425,578
Paragon Films	Various	3	Jun-21	100.0%	465,895
Rohrer	Various	4	Dec-21	100.0%	394,658
Team Tech	Various	4	Jun-19	100.0%	484,031
Techmer PM	Various	2	Mar-21	100.0%	247,366
Depot Connect International	Various	6	Jun-18	100.0%	96,444
ICP Group	Various	4	Sep-21	100.0%	332,681
Pretium Packaging	Various	2	Jun-19	100.0%	310,401
PPC Flexible Products	Various	2	Nov-18	67.0%	474,299
DYMA Brands	Various	5	Jul-19	100.0%	438,407
Pet Food Experts	Denver, PA	1	Sep-20	100.0%	197,300
Arotech	Various	3	Sep-20	100.0%	121,779
SunOpta	Eden Prairie, MN	1	Dec-21	100.0%	67,041
Abzena	Bristol, PA	1	May-21	100.0%	49,534
Diversey	Various	2	Mar-20	100.0%	340,414
RelaDyne	Chicago Height, IL	1	Sep-20	100.0%	184,530
ImageFirst	Various	2	Aug-19	100.0%	122,475
Colson Group	Various	2	Nov-18	100.0%	214,500
Brook & Whittle	Various	2	Jun-19	100.0%	64,609

(1)	“Original Acquisition Date from Third Party” represents the month and year that NM Fund I acquired its indirect interest in the property from a third party. Since such date through the date of this Registration Statement, NM Fund I has continually indirectly owned its interest in such property through its 100% ownership interest in the Existing REIT.

Lease Expirations

The following table details the expiring leases of the Seed Portfolio by annualized base rent in thousands and square footage as of September 30, 2024.

Year	Number of Expiring Leases	Number of Properties	Annualized Base Rent(1)	% of Total Annualized Base Rent Expiring	% of Total Square Feet Expiring
2024	0	0	$0.0	0.0%	0.0%
2025	0	0	$0.0	0.0%	0.0%
2026	0	0	$0.0	0.0%	0.0%
2027	0	0	$0.0	0.0%	0.0%
2028	0	0	$0.0	0.0%	0.0%
2029	0	0	$0.0	0.0%	0.0%
2030	0	0	$0.0	0.0%	0.0%
2031	0	0	$0.0	0.0%	0.0%
2032	4	4	$3.6	4.4%	4.5%
2033	1	1	$1.0	1.2%	0.4%
Thereafter	32	161	$79.9	94.4%	95.1%
Total	37	166	$84.5	100%	100%

(1)	Annualized base rent is determined by reference to the Company’s pro rata share of the September 30, 2024 base rent, and is based on in place lease agreements as of the date of this Registration Statement, multiplied by 12, and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization.

Results of Operations (amounts in thousands)

The following table sets forth information regarding the Seed Portfolio’s results of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023:

	For the Nine Months Ended September 30, 2024 (unaudited)	For the Year Ended December 31, 2023
Revenues:
Rental revenue	$80,802	$107,476
Property operating revenue	841	751
Total Revenue	81,643	108,227
Certain Operating Expenses:
Property operating expenses	538	803
Total Certain Operating Expenses	538	803
Revenues in Excess of Certain Operating Expenses	$81,105	$107,424

Rental Revenue

During the nine months ended September 30, 2024, the Seed Portfolio recorded rental income of $80,802 from its tenants in connection with its real estate investments, which is comprised of $72,523 of rental income, $8,165 of straight-line rent, and $114 of amortization of below market leases.

During the year ended December 31, 2023, the Seed Portfolio recorded rental revenue of $107,476 from its tenants in connection with its real estate investments, which is comprised of $94,974 of rental income, $12,388 of straight-line rent, and $114 of amortization of below market leases.

Property Operating Revenue

During the nine months ended September 30, 2024, the Seed Portfolio recorded property operating revenue of $841 from its tenants in connection with the property management services it provided and expenses it paid on their behalf that they are contractually obligated to reimburse, such as, property insurance, property taxes, school taxes, legal fees, and miscellaneous property operating expenses.

During the year ended December 31, 2023, the Seed Portfolio recorded property operating revenue of $751 from its tenants in connection with the property management services provided at two properties and expenses it paid on their behalf that they are contractually obligated to reimburse, such as, property insurance, property taxes, school taxes, legal fees, and miscellaneous property operating expenses.

Property Operating Expense

During the nine months ended September 30, 2024, the Seed Portfolio recorded property operating expense of $538 in connection with general liability insurance and expenses it paid on its tenant’s behalf that they are contractually obligated to reimburse, such as, property insurance, property taxes, school taxes, legal fees, and miscellaneous property operating expenses.

During the year ended December 31, 2023, the Seed Portfolio recorded property operating expense of $803 in connection with general liability insurance and expenses it paid on its tenant’s behalf that they are contractually obligated to reimburse, such as, property insurance, property taxes, school taxes, legal fees, and miscellaneous property operating expenses.

Liquidity and Capital Resources

As of September 30, 2024, we have not commenced operations. Following the completion of the Formation Transactions, we expect the initial closing of our private offering will occur on or about January 2, 2025. We expect to generate sufficient liquidity from (i) the net proceeds of our private offering, (ii) cash flows from operations, and (iii) any financing arrangements we may enter into in the future.

Following the Formation Transactions, we will use cash for (i) new acquisitions of net lease assets and, to a lesser extent, debt investments, (ii) cost of operations (including management fee and performance participation allocation), (iii) debt service, (iv) the repurchase plan, and (v) monthly dividend distributions to our common shareholders to the extend declared by our board of trustees.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following items as critical accounting estimates.

Investments in Real Estate

At acquisition, we determine whether an investment will qualify as asset acquisitions or business combinations pursuant to ASC 805–“Business Combinations.” We expect the majority of our investments to be asset acquisitions.

Upon the acquisition of a property, we assess the fair value of the acquired tangible and intangible assets and assumed liabilities (including land, buildings, tenant improvements, above- and below-market leases, acquired in-place leases, and other identified intangible assets and assumed liabilities) and we allocate the purchase price to them, on a relative fair value basis. The most significant portion of the allocation is generally to building and land and requires the use of market-based estimates and assumptions. We assess and consider fair value based on estimated cash flow projections that utilize appropriate discount and/or capitalization rates, as well as other available market information. Estimates of future cash flows are based on several factors including the historical operating results, known and anticipated trends, and market and economic conditions.

Quantitative and Qualitative Disclosures about Market Risk

The primary components of our market risk are related to interest rates, credit, market value, liquidity, and foreign currency exchange rates. While we do not seek to avoid risk completely, we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. We may finance our real estate investments through fixed and floating rate debt; the value of our positions and/or our net cashflow may increase or decrease depending on interest rate movements.

A rise in the general level of interest rates can be expected to lead to higher debt service payment requirements and may adversely impact the value of our real estate investments. We are exposed to interest rate risk with respect to our variable-rate mortgage indebtedness, where an increase in interest rates would directly result in higher interest expense costs. We seek to manage our exposure to interest rate risk by utilizing long duration fixed rate debt and interest rate swaps to fix our variable rate debt.

Credit Risk

We may be exposed to counterparty credit risk under the terms of derivative contracts. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We may seek to mitigate the credit risk associated with derivative instruments by entering into transactions with high-quality counterparties.

Market Value Risks

Commercial property values are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes and/or tax and legal considerations. Changes in commercial property values are difficult to predict with accuracy. We model a range of valuation scenarios and the resulting impacts to our investments.

Liquidity Risk

Market disruptions may lead to a significant decline in transaction activity in all or a significant portion of the asset classes in which we intend to invest and may at the same time lead to a significant contraction in short-term and long-term debt and equity funding sources. A decline in liquidity of real estate and real estate-related investments, as well as a lack of availability of observable transaction data and inputs, may make it more difficult to sell our investments or determine their fair values. As a result, we may be unable to sell investments, or only be able to sell investments at a price that may be materially different from the fair values presented. Also, in such conditions, there is no guarantee that the Company’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available or, if available, will be available on terms and conditions acceptable to us. In addition, a decline in market value of our assets may have particular adverse consequences in instances where we borrowed money based on the fair value of our assets. A decrease in the market value of our assets may result in the lender requiring it to post additional collateral or otherwise sell assets at a time when it may not be in our best interest to do so.

Foreign Currency Risk

Our loans and investments that are denominated in a foreign currency are also subject to risks related to fluctuations in exchange rates. We generally expect to mitigate this exposure by matching the currency of our foreign currency assets to the currency of the borrowings that finance those assets. As a result, we expect to substantially reduce our exposure to changes in portfolio value related to changes in foreign exchange rates.

Item 3	Properties

Our principal office is located at 1633 Broadway, 48th Floor, New York, New York 10019. As part of the Advisory Agreement, the Adviser is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

Item 4	Security Ownership Of Certain Beneficial Owners And Management

We have not yet commenced commercial activities. NM Fund I made an initial capital contribution of $1,000 in cash, in exchange for 50 common shares. NM Fund I currently holds all of the outstanding common shares issued by the Company, and, as of September 30, 2024, NM Fund I was our only shareholder. The address for NM Fund I and each of the persons named below is in care of our principal executive offices at 1633 Broadway, 48th Floor, New York, New York 10019.

The following table sets forth, as of September 30, 2024, information regarding the number and percentage of common shares owned by each trustee, named executive officers, all trustees and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding common shares. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Common Shares Beneficially Owned

Trustees and Named Executive Officers
Teddy Kaplan(1)	—	—
Michael McCarthy(1)	—	—
Adam B. Weinstein(1)	—	—
Sheila K. McGrath(1)	—	—
Stuart B. Brown(1)	—	—
Bruce D. Martin(1)	—	—
Keven J. Lindemann(1)	—	—
Kellie Steele	—	—
All current executive officers and trustees as a group (9 persons)	—	—
5% Shareholders
NM Fund I(2)	50	100%

(1)	Our board of trustees is currently comprised of one trustee, Adam Weinstein. In connection with the initial closing of the private offering, we expect our board of trustees to increase in size to seven trustees and each of the individuals indicated above to be elected as a trustee.

(2)	New Mountain Net Lease GP, L.L.C., the general partner of NM Fund I, holds sole voting and dispositive power over the shares held by NM Fund I

Item 5	Trustees And Executive Officers

We operate under the direction of our board of trustees. Our board of trustees is currently comprised of one trustee, Adam Weinstein. Our board of trustees will retain the Adviser to manage our investments, subject to supervision by the board of trustees.

Upon the initial closing of our private offering, our board of trustees will have seven members, four of whom will be independent trustees, as defined by our Declaration of Trust. A description of definition of “independent trustee” is found in “Item 7 Certain relationships and Related Transactions, and Trustee Independence - Trustee Independence” below.

Each trustee will hold office until his or her death, resignation, removal, disqualification or adjudication of legal incompetence or the election and qualification of his or her successor. The address for our trustee and each of our executive officers is c/o 1633 Broadway, 48th Floor, New York, New York 10019.

Executive Officers and Trustee Nominees

Information regarding our executive officers and trustee nominees are set forth below:

Name	Age(1)	Position	Position Held Since
Teddy Kaplan	51	Chief Executive Officer, President, and Trustee Nominee(2)	2024
Michael McCarthy	45	Trustee Nominee(2)	2024
Adam B. Weinstein	44	Trustee	2024
Kellie Steele	36	Chief Financial Officer	2024
Sheila K. McGrath	59	Independent Trustee Nominee	(2)
Stuart B. Brown	58	Independent Trustee Nominee	(2)
Bruce D. Martin	56	Independent Trustee Nominee	(2)
Keven J. Lindemann	56	Independent Trustee Nominee	(2)

(1)	As of September 30, 2024.

(2)	Our board of trustees is currently comprised of one trustee, Adam Weinstein. In connection with the initial closing of the private offering, we expect our board of trustees to increase in size to seven trustees and each of the individuals above to be elected as a trustee.

Biographical Information

Trustee Nominees

The biographical information of our sole trustee and each of our trustee nominees, which are expected to be elected to our board of trustees in connection with the initial closing of our private offering is set forth below:

Non-Independent Trustees

Teddy Kaplan, Chief Executive Officer, President, and Trustee Nominee of the Company, Managing Director of New Mountain and NMNL Portfolio Manager, has served as our Chief Executive Officer and President since our formation in August 2024 and is expected to be elected as a trustee in connection with the initial closing of the private offering. He joined New Mountain in 2016 and currently serves as Portfolio Manager for NMNL. Prior to joining New Mountain, he was Managing Director of Angelo, Gordon & Co., where he was instrumental in the formation and management of Angelo, Gordon’s net lease real estate funds from 2006 to 2015. Mr. Kaplan was Co-Manager of Angelo Gordon’s first two net lease funds, with combined committed equity capital of approximately $720 million. He served on the investment committees of all Angelo Gordon net lease funds, including the firm’s third net lease fund, which had committed equity capital in excess of $1 billion. Prior to that, he was with W. P. Carey Inc. from 2003 to 2006, where he led the origination, underwriting, and financing of net lease real estate investments in a wide range of industries. Since 2003, Mr. Kaplan has originated, underwritten, and financed over $5 billion in net lease and other real estate transactions. Mr. Kaplan previously worked at Meyer, Duffy & Associates making private equity investments in growth and early-stage companies and at Brown Brothers Harriman in corporate and financial sponsors banking. Mr. Kaplan received his B.S. from the McIntire School of Commerce at the University of Virginia with a concentration in Finance in 1996 and his M.B.A. from Columbia Business School in 2003.

Adam B. Weinstein, Trustee of the Company, Managing Director of New Mountain, has served as a trustee since our formation in August 2024. Mr. Weinstein joined New Mountain in 2005 and currently serves as New Mountain’s Chief Operating Officer and Chief Financial Officer and helps to oversee and manage the Firm overall with the Founder/CEO. On a day-to-day basis, he helps to drive strategy, investment process, helps to oversee the team and steer the firm overall. In addition, he helps to oversee all non-investment team members including finance, operations, compliance, human resources, legal and administration across the firm and its business lines. He is involved with portfolio company oversight and business development/marketing, spending significant time with the Firm’s investors. He also serves as an Executive Vice President and is on the Board of Directors of New Mountain Finance Corporation, a publicly traded business development company (Ticker: NMFC). He previously worked at Deloitte & Touche, LLP, in that firm’s merger and acquisition and private equity investor services areas, with clients that included large and small blue chip private equity and venture capital firms. Mr. Weinstein currently serves on the Board of Grant Thornton. He is a New York State Certified Public Accountant and received his B.S., summa cum laude, from Binghamton University. He is involved and sits on the boards of various professional and philanthropic organizations.

Michael McCarthy, Trustee Nominee of the Company, Managing Director, Operations, of New Mountain, joined New Mountain in 2005. Mr. McCarthy focuses on firm operations and New Mountain Wealth Solutions. He previously worked in equity trading at Gartmore Separate Accounts, LLC and at Deutsche Bank in Derivative Operations. He received his B.S., cum laude, in Finance from Fairfield University in 2002. He is a CFA charterholder.

Independent Trustees

Sheila K. McGrath, Independent Trustee Nominee of the Company, is expected to be elected as a trustee in connection with the initial closing of the private offering. Ms. McGrath has more than 25 years of experience covering real estate investment trusts as an equity analyst. She has served on the board of directors of Alexandria Real Estate Equities, Inc. (NYSE: ARE), a publicly-traded real estate investment trust, since December 2023 and on the board of directors of Granite Pointe Mortgage Trust Inc. (NYSE: GPMT) since January 2023. Ms. McGrath was a senior managing director at Evercore ISI covering U.S. equity REITs, real estate operating companies, and Mexican real estate investment vehicles, or FIBRAs, from 2012 until 2022. Prior to joining Evercore ISI, she was managing director and sector head for REIT research at Keefe, Bruyette & Woods for five years and was a member of the firm's Research Review Committee and Leadership Committee. Between 1994 and 2007, Ms. McGrath covered real estate investment trusts and real estate operating companies as an equity research analyst at several firms, including Smith Barney and UBS. Ms. McGrath is an active member of the National Association of Real Estate Investment Trusts (NAREIT), including roles on the Advisory Board of Governors and Real Estate Investment Advisory Council (REIAC). She also serves on and was a founding member of the Advisory Board of Rutgers Business School’s Center for Women in Business (CWIB). Ms. McGrath received her B.A. in Economics from Lafayette College and her M.B.A. in Finance from Rutgers University.

Stuart B. Brown, Independent Trustee Nominee of the Company, is expected to be elected as a trustee in connection with the initial closing of the private offering. Mr. Brown is a global financial executive with a record of strategic transformation in diverse industries across economic cycles. In 2023, Mr. Brown founded Ellingwood Advisors LLC to serve as a consultant helping innovative and impactful start-ups mature into growth companies while also serving larger organizations with interim leadership roles. He has served on the Board of 4D Path, an early-stage healthcare technology company, since May 2023. Mr. Brown served as the Chief Financial Officer of Inari Agriculture from September 2020 to June 2023, as the Interim Chief Financial Officer of Casper Sleep (NYSE: CSPR) from April 2020 to September 2020, and as Executive Vice President and Chief Financial Officer of Iron Mountain (NYSE: IRM) from 2016 to 2020. Prior to joining Iron Mountain, from September 2011 to June 2016, Mr. Brown served as executive vice president and Chief Financial Officer of Red Robin Gourmet Burgers, Inc., a publicly held chain of casual dining restaurants. From October 2006 to September 2011, Mr. Brown served as Chief Financial Officer for DCT Industrial Trust Inc., a publicly held industrial REIT. Mr. Brown holds a bachelor’s degree in business administration degree and a master’s degree in accountancy from the University of Georgia.

Bruce D. Martin, Independent Trustee Nominee of the Company, is expected to be elected as a trustee in connection with the initial closing of the private offering. Mr. Martin is the Founder and Managing Member of Still Lake Capital, LLC, which acts as the general partner of Still Lake Value Partners, L.P., a roughly $50 million private limited partnership. Prior to founding Still Lake, Mr. Martin was the Managing Director, Executive Committee Member and Portfolio Manager at Angelo, Gordon & Co. from 1999 to 2016, where he was primarily responsible for the firm’s CLOs and other performing credit investment vehicles. Mr. Martin received his Bachelor of Arts, Major in Mathematics, from State University of New York at Binghamton and his Master of Business Administration from Northeastern University Graduate School of Business.

Keven J. Lindemann, Independent Trustee of the Company, is expected to be elected as a trustee in connection with the initial closing of the private offering. Mr. Lindemann currently serves as the Executive Director of the White Ruffin Byron Center for Real Estate at the University of Virginia, having previously served as the Executive-in-Residence from October 2023 to January 2024. He served as the Senior Director, Global Head of Real Estate at S&P Global Market Intelligence from 2019 to July 2023. Mr. Lindemann received his Bachelor of Arts, History from the University of Virginia and his Master of Business, Management, Finance and Real Estate from the University of Denver.

Executive Officers

Each officer holds office at the pleasure of our board of trustees until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal. The biographical information for each of our executive officers are set forth below. Mr. Kaplan’s biographical information is provided in the section of this Registration Statement on Form 10 entitled “Item 5 Trustees and Executive Officers - Trustee Nominees.”

Kellie Steele, Director Operations, has served as our Chief Financial Officer since our formation in August 2024. Ms. Steele joined New Mountain in 2015 and is primarily dedicated to NEWLEASE. Prior to joining New Mountain, she worked at Kayne Anderson Capital Advisors, where she was involved in the accounting and operations function for various investment strategies. She also worked at KPMG LLP, one of the Big Four accounting firms, where she gained experience in auditing and financial advisory services. Ms. Steele received her B.S., magna cum laude, in Accounting from Loyola Marymount University in 2011.

Leadership Structure and Oversight Responsibilities

Our board of trustees is responsible for supervising our business. However, pursuant to our Bylaws, our board of trustees may delegate some of its powers to one or more committees as deemed appropriate by our board of trustees, provided that each committee consists of at least a majority of independent trustees.

We expect our board of trustees to initially establish an audit committee (the “Audit Committee”), but may form additional committees in the future.

Audit Committee

The Audit Committee will be comprised of our four independent trustees. The Audit Committee will operate pursuant to its charter, which will be approved by our board of trustees. It is expected that an independent trustee will serve as the chairperson of the audit committee and qualify as an “audit committee financial expert” as that term is defined by the SEC. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of trustees in the absence of such designation. The charter sets forth the responsibilities of the Audit Committee, which include oversight of the following:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

The audit committee will adopt procedures for the processing of complaints relating to accounting, internal control and auditing matters. The audit committee will oversee the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints.

Corporate Governance

The individuals who serve as our executive officers have certain responsibilities arising from Maryland law and our Bylaws. These responsibilities include executing contracts and other instruments in our name and on our behalf and such other responsibilities as may be prescribed by our board of trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their responsibilities, but they are not required to devote all of their time to us.

Two-thirds of our board of trustees may change the number of trustees from time to time, provided that the total number is not less than three nor more than fifteen, unless our Bylaws are amended. Our Bylaws provide that a majority of our trustees must be independent trustees, except for a period of up to 60 days after the death, removal, resignation or other vacancy of an independent trustee pending the election of a successor independent trustee. Our Declaration of Trust defines “independent trustee” as a trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, or New Mountain or its affiliates, (b) whom our board of trustees affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the trustee independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time. We expect that four trustees will be determined by our board of trustees to be independent trustees, giving us a majority independent board of trustees.

For so long as New Mountain or its affiliate acts as investment adviser to us, New Mountain shall have the right to designate three trustees for election to our board of trustees. Furthermore, our board of trustees will be required to consult with New Mountain in connection with filling any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal for cause by shareholders in accordance with our Declaration of Trust).

Each trustee will serve until his or her resignation, removal, death, or adjudication of legal incompetence or the election and qualification of his or her successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed by the shareholders only for “cause,” and then only upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. For these purposes, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. A vacancy on our board of trustees resulting for any reason other than removal for “cause” by the shareholders, may be filled only by a vote of a majority of the remaining trustees; provided that any vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees. A vacancy on our board of trustees resulting from removal by the shareholders for “cause” or if there are no trustees may be filled only by the shareholders; provided, that if the trustee so removed was designated by New Mountain pursuant to our Declaration of Trust, then New Mountain will have the exclusive right to designate a successor trustee for election to our board of trustees.

Our board of trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, our board of trustees will supervise the relationship between us and the Adviser. Our board of trustees is empowered to approve the payment of compensation to trustees for services rendered to us.

Our board of trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. Our board of trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our board of trustees, including a majority of our independent trustees, intends to review our investment policies with sufficient frequency, and at least annually, to determine that they are in our best interest.

Code of Business Conduct and Ethics. We will adopt a Code of Business Conduct and Ethics that applies to all of our trustees, officers and employees (if any), and to all of the officers and employees of the Adviser, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions while they are performing services for us. Our Code of Business Conduct and Ethics, as it relates to those also covered by New Mountain’s code of conduct, operates in conjunction with, and in addition to, New Mountain’s code of conduct. Our Code of Business Conduct and Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics.

Corporate Governance Guidelines. We will also adopt corporate governance guidelines to advance the functioning of our board and the audit committee and to set forth the expectations of our board of trustees as to how it and any committees should perform its and their respective functions.

Item 6	Executive Compensation

(a) Compensation of Executive Officers

We are externally managed and have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. The Advisory Agreement provides that the Adviser is responsible for managing our investment activities, as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. We may reimburse the Adviser for services performed by our executive officers for our allocable portion of the compensation, benefits and related expenses (including travel expenses) paid by the Adviser (or its affiliates) to our executive officers (based on the percentage of time such individuals devote, on the Adviser’s estimated basis, to the business affairs of the Company and/or in acting on behalf of the Company).

A description of the Advisory Agreement and fees that we pay to the Adviser is found in “Item 7 Certain Relationships and Related Transactions, and Trustee Independence” below.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of trustees. Our independent trustees participate in the consideration of our board of trustee compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Trustee Compensation

We intend to compensate each of our non-employee trustees who are not affiliated with the Adviser or New Mountain with an annual retainer, which is expected to be at a market rate in an amount to be determined by our board of trustees, or committee thereof, at a later date, plus an additional annual retainer, which is expected to be at a market rate in an amount to be determined by the Board, or committee thereof, at a later date, for the chairperson of our Audit Committee. We do not intend to pay our trustees additional fees for attending board meetings, but we intend to reimburse each of our trustees for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our trustees who are affiliated with New Mountain, including the Adviser, will not receive additional compensation for serving on the board of trustees or committees thereof.

Item 7	Certain Relationships And Related Transactions, And Trustee Independence

(a) Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreement; Operating Partnership Agreement

We intend to enter into the Advisory Agreement with the Adviser, pursuant to which we pay a management fee. We have also entered into the Operating Partnership Agreement, pursuant to which the Special Limited Partner is entitled to receive the Performance Allocation. In addition, pursuant to the Advisory Agreement and the Operating Partnership Agreement, we reimburse the Adviser for certain expenses as they occur. See “Item 1 Business - Advisory Agreement.” The Advisory Agreement will be approved by our board of trustees, including our independent trustees.

Indemnification Agreements with Trustees and Officers

We intend to enter into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law and our Declaration of Trust. Each indemnification agreement provides that, to the maximum extent permitted by Maryland law and our Declaration of Trust, we shall indemnify the trustee or officer who is a party to the agreement, including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding. For more information, see “Item 12 Indemnification of Trustees and Officers” below.

Sale of Common Shares to NM Fund I

We were capitalized through the purchase by NM Fund I of 50 common shares for an aggregate purchase price of $1,000 on September 27, 2024. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

Potential Conflicts of Interest

Various potential and actual conflicts of interest may arise from the overall investment activities of New Mountain and its affiliates. The following briefly summarizes some of these conflicts but is not intended to be an exclusive list of all such conflicts. Any references to New Mountain in this section includes its affiliates, partners, members, shareholders, officers, directors and employees.

Valuation Matters

The fair market value of our investments or of property received in exchange for any of our investments will be determined by the Adviser (with the assistance of the Independent Valuation Advisor as described in this Registration Statement). Accordingly, the fair market value of an investment may not reflect the price at which the investment could be sold in the market, and the difference between fair market value and the ultimate sales price could be material. The valuation of such investments will be determined by the Adviser in accordance with procedures set forth in our valuation guidelines, as approved by our board of trustees. The valuation of investments will also affect the amount of management fees payable to the Adviser. The valuation of our investments will, in certain circumstances, also affect our ability to raise additional capital in the future. As a result, there may be circumstances in which the Adviser is incentivized to make more speculative investments, seek to deploy capital in investments at an accelerated pace and/or hold investments longer, which generally remains in the sole discretion of the Adviser in accordance with our valuation guidelines. As a result, there may be circumstances where the Adviser is incentivized to determine valuations that are higher than the actual fair value of investments.

The Adviser’s methodologies valuation may change over time and have subjective elements including as to interpreting whether to write down an investment. Although the Adviser will make valuation determinations in accordance with our valuation guidelines, the impact of such determinations on management fees and the performance participation interest payable to the Special Limited Partner, as applicable, creates incentives on the part of the Adviser to refrain from or delay in determining that an investment has been written down and to select and/or apply valuation methodologies in a manner that maximizes the amount of fees the Adviser receives. In addition, the management fee and/or performance participation interest terms of the Company could incentivize the Adviser to hold on to investments that are valued below cost and that have poor prospects for improvement, which determination generally remains in the sole discretion of the Adviser. As a result, the conflicts related to the valuation of investments may not be resolved in favor of investors in the Company. There can be no assurance that our valuation guidelines will address all of the necessary factors to do so, or completely eliminate all potential conflicts of interest in such determinations, or that any such conflicts will be resolved in favor of the Company or the shareholders.

There generally will be no retroactive adjustment in the valuation of any investments or the management fees paid to the Adviser and/or performance participation interest paid to the Special Limited Partner to the extent any valuation proves to not accurately reflect the realizable value of an asset in the Company, even if that retroactive adjustment would benefit the Company and/or shareholders.

Performance Participation Interest

The Special Limited Partner, an affiliate of New Mountain and the Adviser, has a performance participation interest in the Operating Partnership, which may create an incentive for the Adviser to make riskier or more speculative investments on behalf of the Company than would be the case in the absence of such performance-based compensation, although the commitment of capital by the NMC Holders should somewhat reduce this incentive. If distributions are made of property other than cash, the amount of any such distribution will be accounted for at the fair market value of such property as determined by the Adviser in accordance with the Company’s valuation procedures. An independent appraisal generally will not be required and is not expected to be obtained.

Other Fees

The Adviser and its affiliates may be entitled to receive transaction fees, break-up fees, advisory fees, monitoring fees and other similar fees in connection with actual and proposed investments. Shareholders generally will receive no benefit from such fees. For example, New Mountain may recommend certain service providers to one or more investments of the Company and enter into arrangements with such service providers whereby New Mountain receives referral fees to the extent such service providers are hired by other parties that arose out of New Mountain’s recommendation, and such fees will not be shared with the Company (and New Mountain will therefore have an incentive to recommend such service providers).

Moreover, New Mountain and its personnel can be expected to receive certain intangible and/or other benefits and/or perquisites arising or resulting from their activities on behalf of the Company which will not be shared with the Company. For example, airline travel or hotel stays incurred as Company expenses may result in “miles” or “points”, credit in loyalty/status programs or “cash back”, and such benefits and/or amounts will, whether or not de minimis or difficult to value, inure exclusively to New Mountain and/or such personnel (and not the Company and/or shareholders) even though the cost of the underlying service is borne by the Company.

Relationship with New Mountain and Other New Mountain Accounts; Allocation of Investment Opportunities

Our investment objectives, guidelines and strategy may sometimes overlap with those of existing Other New Mountain Accounts that are actively investing and with future Other New Mountain Accounts. However, the Adviser believes there will be sufficient investment opportunities for us within our investment guidelines because of the scale of the real estate market. This overlap will from time to time create conflicts of interest.

For example, New Mountain manages New Mountain Net Lease Partners II, L.P., a Delaware limited partnership (“NMNL II”), a private fund with the primary objective of capitalizing on current market opportunities to create a diversified portfolio of primarily long-term leased, operationally critical, single-tenant, non-investment grade, industrial and life science net lease real estate assets primarily located in North America. Subject to restrictions in the relevant agreements, New Mountain may raise Other New Mountain Accounts and such Other New Mountain Accounts may from time-to-time make investments that would be suitable for the Company. In particular, the investment objectives of NMNL II overlaps with those of the Company, and may (along with Other New Mountain Accounts) from time to time (or programmatically) invest alongside of (or in lieu of) the Company in one or more investment opportunities suitable for the Company. New Mountain may also establish one or more Other New Mountain Accounts with investment objectives similar to, or that overlap with the Company’s investment objectives (e.g., investment funds established primarily to invest within a particular sector or geography, or with different target returns than the Company, such as an investment fund focused primarily on net lease investments). For example, New Mountain may establish one or more investment funds or accounts with different target returns than the Company, such as an investment fund focused primarily on net lease real estate investments, one or more investment funds or accounts for the purpose of investing in and/or alongside one or more Other New Mountain Accounts (either on an ad hoc and/or programmatic basis), which may include the Company. New Mountain will allocate investment opportunities to the Company and Other New Mountain Accounts with overlapping objectives (such as the Other New Mountain Accounts described in the preceding sentence) in a manner New Mountain determines to be fair and reasonable or as otherwise permitted by the relevant agreements. As a result of the foregoing, the Company may participate in certain investment opportunities otherwise suitable for the Company to a lesser or extent, or not at all. For example, New Mountain may prioritize the allocation of investment opportunities to NMNL II. New Mountain will make such allocation determinations based on expectations that will, in certain circumstances, prove inaccurate. Such determinations are largely subjective and New Mountain will have significant latitude in making such determinations. Information unavailable to New Mountain, or circumstances not foreseen by New Mountain at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that New Mountain determines to be consistent with the return objectives of an Other New Mountain Account focused primarily on core real estate investments rather than the Company’s return objectives may ultimately generate an actual return that would have been appropriate for the Company. Conversely, an investment that New Mountain expects to be consistent with the Company’s return objectives may, in certain circumstances, fail to achieve them. In addition, there may be circumstances when New Mountain considers a potential investment on behalf of the Company, determines not to make such investment and an investment is eventually made by Other New Mountain Accounts. In these circumstances, another New Mountain client may benefit from research by the Company’s investment team and or from costs received by the Company in pursuing the potential investment, but will not be required to reimburse the Company for expenses incurred in connection with such investment.

The Company will invest from time to time (or programmatically) alongside one or more Other New Mountain Accounts in investments that are suitable for both the Company and such Other New Mountain Accounts. Participating in investments alongside such Other New Mountain Accounts will subject the Company to a number of risks and conflicts. For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (including with respect to price and timing) for the Company and such Other New Mountain Accounts may not be the same. Such considerations may result in the Company foregoing certain governance rights (such as board seats and/or budget approvals) that would otherwise be available, or investing in particular investments to a lesser degree than would otherwise be available in order to stay below certain ownership thresholds. Additionally, the Company and such Other New Mountain investments will generally have different investment periods or expiration dates and/or investment objectives (including return profiles) than New Mountain, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities and such differences may also impact the allocation of investment opportunities (including follow-on investments related to earlier investments made by the Company and such Other New Mountain Accounts). Such Other New Mountain Accounts may also have certain governance rights for legal, regulatory or other reasons that the Company will not have. As such, the Company and/or such Other New Mountain Accounts may dispose of any such shared investment at different times and on different terms, and investors therein may receive different consideration than is offered to the shareholders (e.g., some or all shareholders may receive cash whereas other shareholders and investors in Other New Mountain Accounts may be provided the opportunity to receive distributions in-kind in lieu thereof).

The Adviser has agreed, and may agree in the future, to address certain legal, tax, regulatory or other considerations applicable to certain shareholders or investors in co-investment funds or Other New Mountain Account that will impact the time and terms of investment and divestment determinations with respect to the Company and such co-investment funds and Other New Mountain Accounts in investment opportunities. For example, New Mountain may agree with investors in co-investment funds or Other New Mountain Accounts to qualify as a “venture capital operating company” within the meaning of United States Department of Labor regulations. Compliance with such arrangements may result in greater investment-related expenses (which may be borne in part by the Company, even if the expenses relate to compliance with such arrangements with investors in other investment vehicles) than would otherwise be the case. As a result, such investment vehicles may invest in and divest from certain investment opportunities alongside the Company at different times or on different terms (including different financing terms and/or by way of a syndication from the Company). In connection with the foregoing, New Mountain expects to negotiate or assign certain management rights with respect to an investment to such investment vehicle(s), as opposed to the Company and such investment vehicle(s) as a whole.

At times, a transaction counterparty will, in certain circumstances, require facing only one entity, which can be expected to result in, (i) if the Company is a direct counterparty to a transaction, the Company being solely liable with respect to its own share as well as Other New Mountain Accounts’ shares of any applicable obligations (without compensation), or (ii) if the Company is not the direct counterparty, the Company having a contribution obligation to the relevant Other New Mountain Account. Alternatively, a counterparty may agree to face multiple entities, which could result in the Company being jointly and severally liable alongside Other New Mountain Accounts for the full amount of the applicable obligations.

Likewise, for certain real estate debt and real-estate related securities hedging transactions, it can be expected to be advantageous for counterparties to trade solely with the Company. For these transactions, it is anticipated that the Company would then enter into back to back trade confirmations or other similar arrangements with the relevant Other New Mountain Accounts. The party owing under such an arrangement may not have resources to pay its liability, however, in which case the other party will bear more than its pro rata share of the relevant loss. In certain circumstances where the Company participates in an investment alongside any co-investment vehicle or Other New Mountain Account, the Company may bear more than its pro rata share of relevant expenses related to such investment, including, but not limited to, as the result of such Other New Mountain Account’s insufficient reserves to cover expenses. It is not expected that the Company or Other New Mountain Accounts will be compensated for agreeing to be primarily liable vis à vis a third-party counterparty. Moreover, in connection with the divestment of all or part of an investment, New Mountain will seek to track the ownership interests, liabilities and obligations of the Company and any Other New Mountain Accounts owning an interest in the investment, but it is possible that the Company and applicable Other New Mountain Accounts will, in certain circumstances, incur shared, disproportionate or crossed liabilities. Furthermore, depending on various factors including the relative assets, expiration dates, investment objectives and return profiles of each of the Company and such Other New Mountain Accounts, it is possible that one or more of them will have greater exposure to legal claims and that they will have conflicting goals with respect to the price, timing and manner of disposition opportunities.

Moreover, in connection with seeking financing or refinancing of our real estate investments, it may be the case that better financing terms are available when more than one investment provides collateral, particularly in circumstances where the investments are similar in nature. As such, rather than seeking such financing or refinancing on its own, an investment of the Company may enter into cross collateralization arrangements with another investment of the Company or investments of one or more Other New Mountain Accounts. While New Mountain would expect any such financing arrangements to generally be non-recourse to the Company and the Other New Mountain Accounts, as a result of any cross-collateralization, the Company could also lose its interests in otherwise performing investments due to poorly performing or non-performing investments of the Other New Mountain Accounts.

If the Company were to hold interests in an investment that are different than those held or sought to be held in the same investment by an Other New Mountain Account, New Mountain may be presented with decisions involving circumstances where the interests of such Other New Mountain Accounts are in conflict with those of the Company. Furthermore, it is possible the Company’s interest may be extinguished, pre-paid, subordinated or otherwise adversely affected by virtue of such Other New Mountain Accounts’ involvement and actions relating to its investment. In such circumstances, the Company may receive proceeds indirectly from an Other New Mountain Account, and therefore conflicts of interest may arise in connection therewith, although the Company will not be required to seek approval from the shareholders in order to effectuate such a transaction. These limitations may limit the scope of investment opportunities that would otherwise be available to the Company, including because New Mountain expects from time to time to forego investment opportunities in investments in which Other New Mountain Accounts may seek to invest in the future, although the Company may invest in such opportunities notwithstanding the interest of any Other New Mountain Accounts, and the potential that the Company’s interest is pre-paid or otherwise extinguished as described above. There can be no assurance that these circumstances will not have a material adverse impact on the Company or any of its investments. There may be circumstances where the Company makes an investment and, at or around the same time, a pre-existing interest in such investment held by an Other New Mountain Account (e.g., a debt interest) is paid off or otherwise extinguished (which may involve proceeds from the Company flowing indirectly to such Other New Mountain Account(s)). Under such circumstances, the interest of such Other New Mountain Account will not be deemed to be held “at the time of the Company’s investment” in such investment, and therefore such transactions shall not require the consent of the shareholders. Such transactions will nevertheless give rise to potential conflicts of interest and there can be no assurance that such potential conflicts will be resolved in a manner that is not materially adverse to the Company or such an investment.

For purposes of investments that the Adviser intends to make (or hold, if applicable) at the same time and on the same terms by the Company, co-investment vehicles or any Other New Mountain Accounts, New Mountain looks to the underlying real estate and real estate debt and real estate-related securities in which an investment is made (for example, the price thereof), and not any leverage that the Company or any Other New Mountain Account may have applied with respect to such investment at any level. It is likely that the Company will seek to use leverage for an investment as to which co-investment vehicles or Other New Mountain Accounts, do not seek to do so (e.g., due to the availability of a credit facility (or lack thereof)). As a result of the foregoing, the terms of the Company’s investments and the investment performance thereof may ultimately be materially different than the same with respect to co-investment vehicles (including committed co-investment vehicles) or any Other New Mountain Accounts.

There may be circumstances, including in the case where there is a seller who is seeking to dispose of a pool or combination of real estate assets, real estate-related securities or instruments, where the Company and Other New Mountain Accounts participate in a single or related series of transactions with a particular seller where certain of such assets, securities or instruments are specifically allocated (in whole or in part) to any of the Company and such Other New Mountain Accounts. Similarly, there may be circumstances where the Company and Other New Mountain Accounts are seeking to dispose of a pool or combination of real estate assets, real estate-related securities or instruments and participate in a single or related transactions with a particular buyer. The allocation of such specific items generally would be based on fair and reasonable allocation considerations, as determined by New Mountain. Also, a pool of real estate-related assets may contain both debt and equity instruments that New Mountain determines should be allocated to different funds. In such situations New Mountain would typically acquire (or sell) such pool or combination of assets for a single combined purchase price with no prices specified for individual assets, securities or instruments. Accordingly, New Mountain will have a conflict in establishing the specific prices to be paid for each real estate asset, real estate-related security or instrument by the Company and the applicable Other New Mountain Accounts. In some cases, a counterparty will require an allocation of value in the purchase or sale contract, though New Mountain could determine such allocation of value is not accurate and should not be relied upon. New Mountain will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third-party valuation reports. New Mountain will have no obligation to present such conflicts of interests to the Company when they arise, and New Mountain’s determination regarding such allocation of value will be binding on the Company and such Other New Mountain Accounts. There can be no assurance that an investment of the Company will not be valued or allocated a purchase or sale price that is higher or lower than it might otherwise have been allocated if such investment were acquired or sold independently rather than as a component of a portfolio shared with Other New Mountain Accounts. These conflicts related to allocation of portfolios will not necessarily be resolved in favor of the Company.

Other New Mountain Accounts as Shareholders

An Other New Mountain Account may hold interests in the Company and, although New Mountain controls such Other New Mountain Account, the beneficial owner or owners may be permitted to exercise such Other New Mountain Account’s voting rights in respect of the Company. In such a case the Other New Mountain Account will vote its interests in the Company in the manner directed by the beneficial owner or owners of such Other New Mountain Account and such Other New Mountain Account will not be considered an affiliate of New Mountain for purposes of the voting provisions of the Declaration of Trust.

In addition, the Adviser does not expect to impose default remedies under the Advisory Agreement on any Other New Mountain Account where New Mountain is in control of whether such Other New Mountain Account funds required capital contributions and/or other payments.

Minority Investors in New Mountain

Affiliates of Blackstone Inc. (“Blackstone”) acquired a passive minority interest in New Mountain Capital Group, L.P. and affiliated general partner vehicles in the beginning of the fourth quarter of 2018. Blackstone has no involvement in the day-to-day operations or investment decisions of the Adviser.

In addition, the Adviser has entered in an agreement with Blackstone Advisory Partners L.P., an affiliate of Blackstone (“BAP”), whereby BAP may, in consultation with the Adviser, refer prospective investors to the Company and certain other New Mountain funds and accounts. BAP is not entitled to receive any fees from the Adviser, its affiliates or any other person or entity in connection with such referrals.

Additionally, our real estate investments may enter into agreements regarding group procurement, benefits management, purchase of title and/or other insurance policies (which may include brokerage and/or placement thereof), with Blackstone, and our real estate investments may also participate in other operational, administrative or management related initiatives with Blackstone that the Adviser believes will benefit these participating investments. Some of these arrangements may result in commissions, discounts, rebates or similar payments to Blackstone, its affiliates, or Blackstone funds or accounts or their portfolio companies. Because such amounts are not received by the Adviser, any of their respective Affiliates or any employee of the foregoing, such amounts will not offset the management fee. Accordingly, neither the Company nor the shareholders will receive the benefit of any such amounts.

Allocation of Investment Opportunities

The Adviser expects to be presented with investment opportunities that fall within the investment objectives of the Company and Other New Mountain Clients, and in such circumstances, the Adviser shall allocate such opportunities among the Company and such and Other New Mountain Clients (including, without limitation, an allocation of 100% of such an opportunity to the Other New Mountain Clients, or 100% of such opportunity to the Company) in accordance with the Adviser’s Investment Allocation Policy and any accompanying procedures, which provides that the Adviser will allocate investment opportunities in good faith and on a basis that it determines, in its sole discretion and consistent with its fiduciary obligations, to be fair and reasonable taking into account all factors as the Adviser deems relevant, including the (i) rights of first offer in favor of certain clients; (ii) investment guidelines, goals or restrictions of the client; (iii) capacity of the client; (iv) existing allocation to similar strategies and the diversification objectives of the client; (v) tax considerations; (vi) legal or regulatory considerations; and (vii) other relevant business considerations deemed relevant by the Adviser in good faith and provided that the Adviser may, notwithstanding anything to the contrary in the Advisory Agreement, in its sole discretion offer to any Other New Mountain Account up to 5% of the amount to be invested by the Company in such opportunity.

As described above, up to 5% of the amount to be invested by the Company in any investment opportunity may, in the Adviser’s sole and absolute discretion, be allocated to any other New Mountain investment fund and/or managed account. New Mountain may form one or more Other New Mountain Account(s) for the benefit of one or more third party investors that will be entitled to all or a portion of such allocation with respect to any investment, alongside one or more New Mountain investment funds or managed accounts (including, potentially, the Company). Distributions to investors in any such Other New Mountain Account may be more economically favorable to the participants in such Other New Mountain Account than the Company’s shareholders. No such account or vehicle, including, for the avoidance of doubt, any Other New Mountain Account formed solely to participate as such a co-investor alongside one or more of the Company and/or Other New Mountain Account, will be considered a successor fund. No rights or benefits granted to an investor or Other New Mountain Account (or any investor in any such Other New Mountain Account) that participates as such a co-investor will be subject to any most-favored-nations provisions, including in cases where such investor or such Other New Mountain Account participates in all of the investments made by the Company or such investor or such Other New Mountain Account (or any investor in any such Other New Mountain Account) also invests in the Company. The participation of any such Other New Mountain Account alongside the Company will have the practical effect of enlarging the capital available to New Mountain for deployment in the Company’s investment program and will not be counted toward any limitation on aggregate commitments to the Company.

Financing; Debt Investments by Investors in Other New Mountain Accounts

New Mountain will take into account various facts and circumstances it deems relevant in selecting financing sources for the Company and/or its investments, including a potential lenders’ prior expression of an interest in evaluating financing opportunities, New Mountain’s prior experiences with such lender and such lender’s ongoing or prior commitment to the success of New Mountain and its funds, the timing and size of the potential lender’s loan amount, the availability of other sources of financing, the creditworthiness of the lender and such other factors deemed relevant by New Mountain under the circumstances. The cost of debt alone is not determinative. New Mountain may from time to time offer investors in Other New Mountain Accounts the opportunity to participate in financing arrangements with respect to the Company and or its investments (either on an ad hoc or a programmatic basis). New Mountain may be incentivized to accept less favorable financing terms from investors in Other New Mountain Accounts and other parties New Mountain has material relationships with than it would from others.

Allocation of Personnel; Outside Activities

The Adviser shall cause its personnel to devote such time as shall be reasonably necessary to conduct the business affairs of the Company in an appropriate manner. New Mountain personnel, including those responsible for the affairs of the Company, have commitments to, and will work on other projects unrelated to the Company, including Other New Mountain Accounts, and, in each case, their investments. Such personnel may also (i) serve as members of the boards of directors of various public and private companies and retain fees for such services for such person’s own account; (ii) engage in such civic, trade association (or similar organization), industry and charitable activities as such person shall choose; (iii) conduct and manage such person’s personal and family investment and related activities; and (iv) engage in any other activities not prohibited by the Advisory Agreement. Conflicts may arise as a result of such other activities and in allocating management time services and functions. The possibility exists that such companies could engage in transactions which would be suitable for the Company, but in which the Company might be unable to invest.

Also, New Mountain personnel are generally permitted to invest in alternative investment funds, private equity funds, venture capital funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments, (subject to New Mountain’s code of ethics requirements), some of which will involve conflicts of interests. Such personal securities transactions will, in certain circumstances, relate to real estate investments which can be expected to also be held or acquired by the Company or Other New Mountain Accounts, or otherwise relate to real estate investments in which the Company has or acquires a different principal investment which may give rise to conflicts of interest related to misaligned interests between the Company and such persons. There could be situations in which such other investment vehicles invest in the same investments as the Company and there could be situations in which such investment vehicles purchase real estate-related securities from, or sell real estate-related securities to, the Company. There can be no assurance that conflicts of interest arising out of such activities will be resolved in favor of the Company. Shareholders will not receive any benefit from any such investments, and the financial incentives of New Mountain personnel in such other investments could be greater than their financial incentives in relation to the Company, and may not receive notice should the Company make investments in which such persons hold indirect interests.

Additionally, certain personnel and other professionals of New Mountain have family members or relatives that are actively involved in industries and sectors in which the Company invests or has business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such personnel, other professionals, family members or relatives might be officers, directors, personnel or owners of real estate assets which are actual or potential investments of the Company or other counterparties of the Company and its investments and/or assets. Moreover, in certain instances, the Company or its investments may purchase or sell real-estate assets from or to, or otherwise transact with, real estate assets that are owned by such personnel, other professionals, family members or relatives or in respect of which such personnel, other professionals, family members or relatives have other involvement. These relationships have the potential to influence New Mountain, in deciding whether to select, recommend or create such service providers to perform services for the Company or an investment (the cost of which will generally be borne directly or indirectly by the Company or such investment, as applicable) and to incentivize New Mountain to engage such service provider over a third party. The fees for services provided by such service providers may or may not be at the same rate charged by other third parties and New Mountain undertakes no obligations to select service providers who may have lower rates. New Mountain undertakes no minimum amount of benchmarking. To the extent New Mountain does engage in benchmarking, it cannot be assured that such benchmarking will be accurate, comparable, or relate specifically to the assets or services to which such rates or terms relate. Whether or not New Mountain has a relationship or receives financial or other benefit from recommending a particular service provider, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost. To the extent New Mountain determines appropriate, conflict mitigation strategies may be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by New Mountain. The shareholders rely on New Mountain to manage these conflicts in its sole discretion.

Senior Advisors

Senior advisors of New Mountain (“Senior Advisors”) may be (or have the preferred right to be) investors in the Company or Other New Mountain Products. As described elsewhere herein, Senior Advisors will likely receive certain compensation, fees and/or income from one or more of the Company’s investments that will not be deemed to offset management fees. In certain instances, New Mountain has formal arrangements with Senior Advisors (which may or may not be terminable upon notice by any party), and in other cases the relationships are more informal. Senior Advisors are either compensated (including pursuant to retainers and expense reimbursement and, in any event, pursuant to negotiated arrangements which will not be confirmed as being comparable to the market rates for such services) by New Mountain, the Company and/or investments of the Company or otherwise uncompensated unless and until an engagement with an investment develops. Senior Advisors may be subject to contractual obligations to exclusively provide certain services to New Mountain. Senior Advisors may share office space with New Mountain employees and may have other indicia of a New Mountain employee (including, in certain cases, use of New Mountain email addresses and business cards, participation in New Mountain health plans and/or other similar benefits typically associated with employment). In addition, Senior Advisors may share in carried interests and/or other fees otherwise payable to New Mountain. Over time, certain existing and future employees of New Mountain (including senior New Mountain personnel) may transition to a Senior Advisor role. Such a transition would have the effect of shifting the burden of the compensation of such employees from New Mountain to the Company and/or its investments. There can be no assurance that any of the Senior Advisors will continue to serve in such roles and/or continue their arrangements with New Mountain, the Company and/or any investment throughout the term of the Company.

Risks Arising from Contractual Restrictions under M&A Documentation

While New Mountain has sought to, and will continue to seek to, resist, mitigate and manage contractual restrictions requested by current investment documentation or to be negotiated under future investment documents, New Mountain may have consequences that are adverse to the interests of the Company or its investments, such as, for example and without limitation, adversely affecting the ability of the Company to participate in certain sectors and/or geographies. It is possible that an Other New Mountain Account or a portfolio company thereof will enter into agreements that restrict the activities of the Company or the Company’s investments (e.g., non-competition agreements). Further, New Mountain may enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although may be intended to provide greater opportunities for the Company, may require the Company to share such opportunities or otherwise limit the amount of an opportunity the Company can otherwise take.

Diverse Shareholder Group

The shareholders are expected to be based in a wide variety of jurisdictions and take a wide variety of forms. The shareholders may have conflicting regulatory, investment, tax and other interests with respect to their investments in the Company. The conflicting interests of individual shareholders with respect to other shareholders and relative to investors in other investment vehicles may relate to or arise from, among other things, the nature of investments made by the Company and other such partnerships, the selection, structuring, acquisition and management of the investments, the timing of disposition of investments, internal investment policies of the Adviser and shareholders and target risk/return profiles of shareholders. As a consequence, conflicts of interest may arise in connection with the decisions made by the Adviser, including with respect to the nature or structuring of the Company’s investment that may be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations. In addition, the Company may make investments which have a negative impact on related investments made by the shareholders in separate transactions. In selecting and structuring the investments appropriate for the Company, the Adviser will generally consider the investment and tax objectives of the Company (and those investors in other investment vehicles managed or advised by the Adviser) as a whole, and not the investment, tax or other objectives of any shareholder individually. As a result of disparate tax considerations applicable to certain investors in the Company, but not other investors therein, not all such investors will participate in investments through the same investment structures and vehicles, and the securities indirectly held by such investors (or consideration ultimately distributed to such investors) may differ as a result of the foregoing, and there can be no assurance that the foregoing considerations will not impact (positively or negatively) the returns achieved by any investor, as compared to other investors. In addition, certain shareholders may also be shareholders in other New Mountain funds, including co-investment vehicles that may invest alongside the Company in one or more investments. It is also possible that the Company or the Company’s investment may be counterparties (such counterparties dealt with on an arm’s-length basis) or participants in agreements, transactions, or other arrangements with a shareholder or an affiliate of a shareholder. Such shareholders described in the previous sentence may therefore have different information about New Mountain and the Company than shareholders not similarly positioned.

Joint Venture Partners

In certain instances, the Adviser may seek to make investments involving one or more joint venture partners, and joint venture partners and other third parties may co-invest with the Company with respect to certain investments. There can be no assurance that New Mountain’s relationship with any existing joint venture partners will continue or that suitable joint venture partners will be found with respect to the Company’s investments. To the extent a dispute arises between New Mountain and such joint venture partners, the Company’s investments relating thereto may be affected.

Conflicts Due to Joint Ventures

The Adviser faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at the Company’s expense and adversely affect the value of the Company. The Company may enter into joint ventures with Other New Mountain Accounts. The Company’s Adviser may have conflicts of interest in determining which Other New Mountain Accounts should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with the Company’s business interests or goals. In addition, the Company’s Adviser may face a conflict in structuring the terms of the relationship between the Company’s interests and the interest of the affiliated co-venturer and in managing the joint venture. Because the Adviser and its affiliates will control both the affiliated co-venturer and, to a certain extent, the Company, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that the Company receives. In addition, the Company may assume liabilities related to the joint venture that exceeds the percentage of the Company’s investment in the joint venture.

Service Providers

The service providers, or affiliates thereof (including any administrators, lenders, brokers, attorneys, consultants, accountants, appraisers, valuation experts, tax advisors, servicers, asset managers and investment banking firms) of the Company, New Mountain or any of their affiliates may also provide goods or services to or have business, personal, political, financial or other relationships with New Mountain, the Adviser or their affiliates. Such service providers may be investors in the Company, investments of the Company and/or other New Mountain funds or accounts, affiliates of the Adviser and/or sources of investment opportunities and co-investors or counterparties therewith. New Mountain personnel (including senior executives, such as Mr. Kaplan) may also have direct or indirect ownership interests, or otherwise have an economic relationship or arrangement, with certain service providers or their affiliates. These relationships may influence the Adviser in deciding whether to select or recommend such a service provider to perform services for the Company or an investment or to have other relationships with New Mountain, and the Adviser or its affiliates or personnel may benefit from compensation provided to such service providers. Additionally, misconduct by service providers (such as the improper use or disclosure of confidential information which could result in litigation or serious financial harm by limiting the Company’s business prospects or future activities), which the Adviser may not be able to detect and prevent, could cause significant losses to the Company. For the avoidance of doubt, while New Mountain will generally seek to only provide Company information (including the names of shareholders) to service providers on a confidential basis, the confidentiality obligations of services providers are typically subject to certain exceptions (e.g., disclosures to their advisors, agents, regulators and/or self-regulatory bodies). See also “Minority Investors in New Mountain” above.

Benchmarking

The Adviser will make determinations of market rates (i.e., rates that fall within a range that the Adviser has determined is reflective of rates in the applicable real estate market and certain similar markets, though not necessarily equal to or lower than the median rate of comparable firms) based on its consideration of a number of factors, which are generally expected to include the Adviser’s experience with non-affiliated service providers, whether services are being provided at cost, as well as benchmarking data and other methodologies determined by the Adviser to be appropriate under the circumstances.

New Mountain Policies and Procedures

Policies and procedures implemented by New Mountain from time to time (including as may be implemented in the future) to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the synergies across New Mountain’s areas of operation or expertise that the Company expects to draw on for purposes of pursuing attractive investment opportunities. The shareholders rely on New Mountain to manage these conflicts in its sole discretion.

Data

New Mountain receives or obtains various kinds of data and information from the Company, Other New Mountain Accounts, their respective investments, and, at their election, certain shareholders in the Company and shareholders in Other New Mountain Accounts, and service providers, including but not limited to data and information relating to or created in connection with business operations, financial results, trends, budgets, plans, suppliers, customers, employees, contractors, environmental, social, and governance (“ESG”), carbon emissions and other metrics, some of which is sometimes referred to as alternative data or “big data.” New Mountain can be expected to be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes or identify specific investment, trading, or business opportunities, as a result of its access to (and rights regarding) this data and information from the Company, Other New Mountain Accounts, their investments, and, at their election, certain shareholders in the Company and shareholders in Other New Mountain Accounts. New Mountain has entered and will continue to enter into information sharing and use, measurement and other arrangements, which will give New Mountain access to (and rights regarding, including ownership and distribution rights over) data that it would not otherwise obtain in the ordinary course, with the Company, Other New Mountain Accounts, their investments, and, at their election, certain shareholders in the Company and shareholders in Other New Mountain Accounts, related parties and service providers. Although New Mountain believes that these activities improve New Mountain’s investment management and other business activities on behalf of the Company and Other New Mountain Accounts, information obtained from the Company and its investments, and, at their election, certain shareholders in the Company and shareholders in Other New Mountain Accounts, also provides material benefits to New Mountain, Other New Mountain Accounts or investments, typically without compensation or other benefit accruing to the Company, the shareholders or the investments of the Company. For example, information from an investment owned by the Company can be expected to enable New Mountain to better understand a particular industry and execute trading and investment strategies in reliance on that understanding for New Mountain and Other New Mountain Accounts that do not own an interest in the investment, typically without compensation or benefit to the Company or its investments. Further, data is expected to be aggregated across the Company, Other New Mountain Accounts and their respective investments. New Mountain is expected to serve as the repository for data described in this paragraph, including with ownership and distribution rights therein.

Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information, and regulatory limitations on the use of material nonpublic information, New Mountain is generally free to use and distribute data from the Company’s activities to assist in the pursuit of New Mountain’s various other activities, including but not limited to trading activities for the benefit of New Mountain or an Other New Mountain Account. For example, New Mountain’s ability to trade in securities of an issuer relating to a specific industry may, subject to applicable law, be enhanced by information of an investment of the Company in the same or related industry. Such trading or other business activities can be expected to provide a material benefit to New Mountain without compensation or other benefit to the Company or its shareholders.

The sharing and use of “big data” and other information presents potential conflicts of interest and the shareholders acknowledge and agree that any benefits received by New Mountain or its personnel (including fees (in cash or in-kind), costs and expenses) will not be subject to any management fee offset provisions or otherwise shared with the Company or its shareholders. As a result, New Mountain has an incentive to pursue investments that have data and information that can be utilized in a manner that benefits New Mountain or Other New Mountain Accounts.

Material, Non-Public Information; Access to Information

By reason of their responsibilities in connection with their other activities, certain New Mountain personnel or Senior Advisors may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. The Company will not be free to act upon any such information. Due to these restrictions, the Company may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold. Conversely, the Company may not have access to material non-public information in the possession of New Mountain which might be relevant to an investment decision to be made by the Company, and the Company may initiate a transaction or sell an investment which, if such information had been known to it, may not have been undertaken.

Information is expected to be shared between the Company and other New Mountain affiliates to enhance synergies and enable the Company to capitalize on attractive real estate investment opportunities (including opportunities relating to investments in real estate companies in which Other New Mountain Accounts have or may acquire an interest), subject to compliance with applicable law and regulation regarding the sharing of information and New Mountain’s policies and procedures related thereto. Further, policies and procedures implemented by New Mountain from time to time (including as may be implemented in the future) to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions may reduce the synergies across New Mountain’s areas of operation or expertise that the Company expects to draw on for purposes of pursuing attractive investment opportunities.

However, there can be no assurance that a violation of such policies and procedures will not occur and, in the event any unlawful trading was to occur, the Company, the Adviser and their affiliates could be exposed to liability.

Other Considerations

No Independent Advice

The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by New Mountain and are not the result of arm’s-length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.

Certain Business Relationships

Certain of our current trustees and officers are directors, officers or employees of the Adviser.

Trustee Independence

Our Declaration of Trust defines an “independent trustee” as a trustee (a) who is not an officer or employee of the Company, any subsidiary of the Company, or New Mountain or its affiliates, (b) whom our board of trustees affirmatively determines has no material relationship with the Company and (c) who otherwise satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.

(b) [Reserved]

(c) Promoters and Certain Control Persons

The Adviser may be deemed a promoter of the Company. We expect to enter into the Advisory Agreement with the Adviser. The Adviser, for its services to us, will be entitled to receive the management fee in addition to the reimbursement of certain expenses. We also expect to enter into the Operating Partnership Agreement, pursuant to which the Special Limited Partner will be entitled to receive a performance participation allocation. Further, under the Advisory Agreement and Declaration of Trust, we expect, to the extent permitted by applicable law, to indemnify the Adviser and certain of its affiliates. See “Item 1 Business.”

(d) Smaller Reporting Company

See “Item 2 Financial Information” and “Item 4 Security Ownership of Certain Beneficial Owners and Management” for information about our ownership.

Item 8	Legal Proceedings

Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal and regulatory proceedings in the ordinary course of business.

Item 9  Market Price Of And Dividends On The Registrant’s Common Equity And Related Shareholder Matters

Market Information

Our common shares will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) and Regulation D. See “Item 10 Recent Sales of Unregistered Securities” for more information. There is no public market for our common shares currently, nor can we give any assurance that one will develop.

Because our common shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our common shares may not be sold or transferred (i) except as permitted under our Declaration of Trust and (ii) unless the common shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the shares unless and until we accept their repurchase or transfer request. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

As of September 30, 2024, there was one holder of record of our common shares.

Net Asset Value Calculation and Valuation Guidelines

Our board of trustees, including a majority of our independent trustees, has adopted valuation guidelines to be used by the Adviser and the Independent Valuation Advisor in connection with determining the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in arm’s-length transactions between a willing buyer and a willing seller in possession of all material information about our investments. Periodically, our board of trustees, including a majority of our independent trustees, will review the appropriateness of our valuation procedures. From time to time, our board of trustees, including a majority of our independent trustees, may adopt changes to the valuation guidelines if it reasonably believes a change is appropriate for the determination of NAV.

The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we expect to adopt a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. The Adviser will determine the fair value of our net lease investments and associated financing on a monthly basis, which valuations will be reviewed and confirmed for reasonableness by the Independent Valuation Advisor on a quarterly basis. The Adviser may seek input from the Independent Valuation Advisor and/or retain additional third-parties to assist with the valuation of certain investments, including, without limitation, our other real estate-related investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are generally consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.

Independent Valuation Advisor

With the approval of our board of trustees, including a majority of our independent trustees, we expect to engage Kroll to serve as the Independent Valuation Advisor with respect to our net lease investments and associated financing. The Independent Valuation Advisor will review internal valuations of our net lease properties prepared by the Adviser. The Adviser, with the approval of our board of trustees, including a majority of our independent trustees, may engage additional independent valuation advisors in the future as our portfolio grows. While the Independent Valuation Advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by the Adviser for our property as set forth in our valuation guidelines, the Independent Valuation Advisor is not responsible for, and does not calculate, our NAV. The Adviser is ultimately and solely responsible for the determination of our NAV.

The Independent Valuation Advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of trustees, including a majority of our independent trustees. The Independent Valuation Advisor will discharge its responsibilities in accordance with our valuation guidelines.

We have agreed to pay fees to the Independent Valuation Advisor upon its delivery to us of its review reports. We have also agreed to indemnify the Independent Valuation Advisor against certain liabilities arising out of this engagement. The compensation we pay to the Independent Valuation Advisor will not be based on the estimated values of our investments.

Our board of trustees will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities prepared by the Adviser as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated by the Adviser.

The Independent Valuation Advisor and certain of the independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal management and real estate valuation advisory services to New Mountain and its affiliates, Other New Mountain Accounts and their portfolio entities and affiliates and other related parties, and have received, and are expected to continue to receive, fees in connection with such services. The Independent Valuation Advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for New Mountain and its affiliates, Other New Mountain Accounts and their portfolio entities and affiliates and other related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the Independent Valuation Advisor or the applicable appraiser as certified in the applicable appraisal report.

Valuation of Investments

Consolidated Net Lease Investments

For the purposes of calculating our monthly NAV, any newly acquired net lease investments will initially be valued at cost, which we expect to represent fair value at that time, subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a net lease investment qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations.

Following the initial closing, our net lease investments will be valued by the Adviser on a monthly basis based on current material market data and other information deemed relevant, which valuations will be reviewed and confirmed for reasonableness by the Independent Valuation Advisor on a quarterly basis. Beginning in 2026, each net lease investment will be valued by an independent third-party appraisal firm annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Each third-party appraisal is performed in accordance with the Uniform Standards of Professional Appraisal Practice, or the similar industry standard for the country where the property appraisal is conducted, and reviewed by the Independent Valuation Advisor for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated range of gross market value of the net lease investment. Concurrent with the appraisal process, the Adviser values each net lease investment and, taking into account the appraisal, among other factors, determines the appropriate valuation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute) or similar designation or, for international appraisals, a public or other certified expert for real estate valuations. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation guidelines.

Although quarterly reviews of each of our net lease investment valuations will be performed by the Independent Valuation Advisor, such reviews are based on asset- and portfolio-level information provided by the Adviser, including historical or forecasted operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures, the then-most recent annual third-party appraisals, if applicable, and any other information relevant to valuing the real estate property, which information will not be independently verified by the Independent Valuation Advisor.

The Adviser will monitor our net lease investments for events that the Adviser believes may be expected to have a material impact on the most recent estimated values of such net lease investment, and will notify the Independent Valuation Advisor of such events. If, in the opinion of the Adviser, an event becomes known to the Adviser (including through communication with the Independent Valuation Advisor) that is likely to have any material impact on previously provided estimated values of the affected net lease investments, the Adviser may adjust the valuation of such investment, subject to the review and confirmation for reasonableness of the Independent Valuation Advisor. If deemed appropriate by the Adviser or the Independent Valuation Advisor, any necessary adjustment will be determined as soon as practicable.

Annual appraisals may also trigger an adjustment in the value of a net lease investment when received. For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly-owned property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by the Adviser or the Independent Valuation Advisor which may impact more than a specific net lease investment. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.

The Adviser’s valuation of each other investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by the Independent Valuation Advisor or appraised.

In general, we expect that any adjustments to appraised values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Adviser. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to shareholders whose shares are repurchased or new purchasers of our common shares, depending on whether our published NAV per share for such class is overstated or understated.

Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the net lease investment), irrespective of any property level financing that may be in place. We expect to use the income capitalization approach (direct capitalization or discounted cash flows) as the primary methodology to value properties, and we generally expect to use the direct capitalization method as opposed to the discounted cash flow method. In the direct capitalization method, a capitalization rate is applied to the forward 12 months net operating income of each property to derive fair market value. In the discounted cash flow methodology a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted average cost of capital for the subject property. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value net lease investments include sales comparisons and replacement cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject net lease investment to similar, recently sold net lease investments in the surrounding or competing area.

The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals are performed by independent third-party appraisal firms and reviewed by the Independent Valuation Advisor, the Adviser’s determination of the appropriate valuations for our net lease investments based on the range of values provided in such reports and any subsequent updates to the valuation of our net lease investments made by the Adviser involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our net lease investments.

In conducting their investigations and analyses, the Independent Valuation Advisor and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical or forecasted operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; (v) the credit strength of the tenant; and (vi) any other information relevant to valuing the real estate property. Although the Independent Valuation Advisor may review information supplied or otherwise made available by us for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and will not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to, or otherwise to be reviewed by or discussed with, the Independent Valuation Advisor, the Independent Valuation Advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and the Adviser, and will rely upon the Adviser to advise the Independent Valuation Advisor promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.

In performing their analyses, the Adviser, the Independent Valuation Advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, the Independent Valuation Advisor and other independent third-party appraisal firms will assume that we have clear and marketable title to each net lease investment valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, the Independent Valuation Advisor’s review, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect the Independent Valuation Advisor’s review and conclusions. The Independent Valuation Advisor’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of our net lease investments may not reflect the price at which the net lease investments could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.

Pursuant to our valuation services agreement with the Independent Valuation Advisor, each individual appraisal report for our net lease investments will be addressed solely to us to assist the Adviser in calculating our NAV. The appraisal reports relating to our net lease investments will not be addressed to the public, will not contain any conclusion regarding our NAV and may not be relied upon by any other person to establish an estimated value of our common shares and will not constitute a recommendation to any person to purchase or sell any common shares. In preparing appraisal reports, independent third-party appraisal firms will not be requested to solicit third-party indications of interest for our common shares or any of our net lease investments in connection with possible purchases thereof or the acquisition of all or any part of us.

Unconsolidated Net Lease Investments Held Through Joint Ventures

Unconsolidated net lease investments held through joint ventures generally will be valued in a manner that is consistent with the guidelines described above for consolidated net lease investments. Once the value of a net lease investment held by the joint venture is determined by an appraisal and we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture would then be determined by the Adviser using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated net lease investments held in a joint venture that acquires multiple net lease investments over time may be valued as a single investment.

Valuation of Associated Financing

For net least investments, the Adviser will value, with review and confirmation for reasonableness by the Independent Valuation Advisor, the financing associated with such investments using widely accepted methodologies specific to the financing, which may include changes in interest rates, spreads, loan tests and metrics, risk ratings, and anticipated liquidation timing and proceeds, among others.

Other Real Estate-Related Debt Investments

In general, other real estate-related investments will be valued by the Adviser based on market quotations or at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

Readily available market quotations

Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, brokers. When reliable market quotations for such investments are available from multiple sources, the Adviser will use commercially reasonable efforts to use two or more quotations and will value such investments based on the average of the quotations obtained. However, to the extent that one or more of the quotations received is determined in good faith by the Adviser to not be reliable, the Adviser may disregard such quotation if the average of the remaining quotations is determined in good faith to be reliable by the Adviser. Securities that are traded publicly on an exchange or other public market (stocks, exchange traded derivatives and securities convertible into publicly-traded securities, such as warrants) will be valued at the closing price of such securities in the principal market in which the security trades.

No readily available market quotations

If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).

Certain investments, such as mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations.

The initial value of preferred equity and private company investments will generally be the acquisition price of such investment. Each such investment will then be valued by the Adviser within the first three full months after we make such investment and no less frequently than quarterly thereafter. The Adviser may utilize generally accepted valuation methodologies, which may include, but are not limited to, the market approach, cost approach and income approach, to value such preferred equity or private company investments. These methodologies generally include inputs such as the multiples of comparable companies, the value and performance of underlying assets, select financial statement metrics, the stock price of the investment, volatility, strike price, risk-free interest rate, dividend yield and expected term, as applicable. For each month that the Adviser does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment. The Independent Valuation Advisor will generally review and confirm the reasonableness of the valuation of our private company investments without readily available market quotations upon the Adviser’s initial quarterly valuation of such investment and each month thereafter.

Liabilities

We will include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the Adviser, any accrued performance participation allocation to the Special Limited Partner, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Our debt will be valued in accordance with GAAP. For purposes of calculating our NAV, the organization and offering expenses and certain operating expenses paid by the Adviser through the first anniversary of the initial closing of the private offering will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs. The Adviser’s valuation of certain net lease investment liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will generally be reviewed for reasonableness by the Independent Valuation Advisor on a quarterly basis.

NAV and NAV Per Share Calculation

Our NAV will be calculated for each of our classes by the Adviser, which is solely responsible for calculating our NAV, and overseeing the process around the calculation of our NAV. We will disclose the transaction price for each class when available directly to financial intermediaries.

Each class will have an undivided interest in our assets and liabilities. In accordance with the valuation guidelines, the Adviser calculates our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our net lease investments based in part upon individual appraisal reports provided periodically by third-party independent valuation firms (if applicable), as finally determined and updated monthly by the Adviser, with review and confirmation for reasonableness by the Independent Valuation Advisor on a quarterly basis, and (2) our other assets and liabilities. Because management fees and the performance participations allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our share classes may differ. Operating Partnership units will be valued in the same fashion. Our valuation procedures include the following methodology to determine the monthly NAV of our Operating Partnership and the units. Our Operating Partnership has classes of units that are each economically equivalent to our corresponding classes of shares.

Accordingly, on the last day of each month, the NAV per Operating Partnership unit of such units equals the NAV per share of the corresponding class. To the extent our Operating Partnership has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of our Operating Partnership on the last calendar day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit on such day.

Our NAV for each class of shares will be based on the NAVs of our investments, the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including the allocation/accrual of any performance participation to the Special Limited Partner). At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation is available generally within 15 calendar days after the end of the applicable month. We will provide notice of the transaction price directly to the financial intermediaries that participate in our private offering, who, in turn, will communicate such transaction price to applicable investors in accordance with the financial intermediary’s policies and/or procedures.

Changes in our monthly NAV include, without limitation, accruals of our net portfolio income, interest expense, the management fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly NAV also include material non-recurring events, such as capital expenditures and material acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any other liabilities, the Adviser incorporates any class-specific adjustments to our NAV, including additional issuances and repurchases of our common shares and accruals of management fees and the performance allocation. At the close of business on the date that is one business day after each record date for any declared distribution, our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our shareholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.

The combination of the Class A NAV, Class F NAV, Class I NAV and Class E NAV equals the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities. The value of our interest in the Operating Partnership is equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, real estate debt and other securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance participation allocation and the expenses attributable to its operations). The Adviser calculates the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.

Net portfolio income and unrealized/realized gains on assets and liabilities for any month is allocated proportionately among the share classes according to the NAV of the classes at the beginning of the month.

Relationship between NAV and Our Transaction Price

Purchases and repurchases of our common shares are not made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price will equal our prior month’s NAV. The transaction price will be the price at which we repurchase shares and the price at which we offer shares. Although the transaction price will generally be based on our prior month’s NAV per share, such prior month’s NAV may be significantly different from the current NAV per share of the applicable class of shares of beneficial interest as of the date on which your purchase or repurchase occurs.

In addition, we generally do not expect to change the transaction price from the prior month’s NAV, but may offer shares at a price that we believe reflects the NAV per share of such shares more appropriately than the prior month’s NAV per share (including by updating a previously available offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. In cases where our transaction price is not based on the prior month’s NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time. The Adviser may determine whether a material change has occurred to our NAV per share since the end of the prior month and whether to set a transaction price that differs from the previous month’s NAV per share, and in such cases, has discretion over what such transaction price will be.

To obtain information regarding our transaction price, shareholders should contact their investment professionals.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of shareholders whose shares are repurchased, existing shareholders or new purchasers of our common shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Item 1A Risk Factors - Risks Related to the Private Offering and Our Organizational Structure - Valuations and appraisals of our net lease investments and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value,” “Item 1A Risk Factors -  Risks Related to the Private Offering and Our Organizational Structure - Our NAV per share amounts may change materially if the appraised values of our net lease investments materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month” and “Item 1A Risk Factors - Risks Related to the Private Offering and Our Organizational Structure - It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”

Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our board of trustees at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of trustees may suspend the offering and/or our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to modify or suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a shareholder would be able to realize the NAV per share for the class of shares a shareholder owns if the shareholder attempts to sell its shares;

•	a shareholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	our common shares would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or

•	the NAV per share would equate to a market price of an open-ended real estate fund.

Distribution Policy

We expect to pay regular monthly distributions commencing with the first full calendar month after the initial closing of the private offering. Any distributions we make will be at the discretion of our board of trustees, considering factors such as our earnings, cash flow, capital needs and general financial condition. As a result, our distribution rates and payment frequency may vary from time to time. Share repurchases under our share repurchase plan are effectuated as of the opening of the last calendar day of each month and we intend to declare monthly distributions with a record date as of the close of business of the last calendar day of each month. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

Our board of trustees’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. See “Item 11 Description of Registrant’s Securities to be Registered - Distribution Policy.”

Item 10	Recent Sales Of Unregistered Securities

We were capitalized through the purchase by NM Fund I of 50 common shares for an aggregate purchase price of $1,000 on September 27, 2024. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under the continuous offering and NM Fund I is our only shareholder.

Item 11	Description Of Registrant’s Securities To Be Registered

Description of Shares of Beneficial Interest

General

We were formed as a statutory trust under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust, Bylaws and certain policies adopted by our board of trustees. The following summary of the terms of our shares of beneficial interest is a summary of all material provisions concerning our shares of beneficial interest and you should refer to the Maryland Statutory Trust Act (the “MSTA”) and our Certificate of Trust, our Declaration of Trust, our Bylaws and certain policies adopted by our board of trustees for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust, our Declaration of Trust, our Bylaws and certain policies adopted by our board of trustees.

Under our Declaration of Trust, we have authority to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share, including unlimited shares classified as Class A shares, unlimited shares classified as Class E shares, unlimited shares classified as Class F shares, and unlimited shares classified as Class I shares and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share.

Common Shares

Subject to the restrictions on ownership and transfer of our shares of beneficial interest set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, the holders of common shares are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restriction on ownership and transfer of our shares of beneficial interest, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of trustees (or a duly authorized committee of our board of trustees acting within the parameters set by our board of trustees in accordance with our Bylaws) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of the private offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new common shares that we issue.

Our Declaration of Trust also contains a provision permitting our board of trustees, without any action by our shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued common shares or preferred shares from time to time and set or change the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of common shares or preferred shares.

We will generally not issue certificates for our common shares. Common shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer.

Class A Shares

Class A shares are generally available for purchase (i) in the initial closing of the private offering only by investors that subscribed for, or clients of a financial intermediary that in the aggregate subscribed for, shares with aggregate proceeds to the Company of at least $50 million and (ii) by certain Anchor Investors who purchase Class A shares in the initial closing of the private offering, in our sole discretion.

Class F Shares

Class F shares are generally available for purchase only by (i) existing limited partners of NM Fund I that participate by exchanging their investment in NM Fund I to an investment in the Company in the initial closing of the private offering, (ii) certain other investors, or clients of financial intermediaries, who participate in the initial closing of the private offering, and (iii) officers, directors and employees of New Mountain and its affiliates that are not eligible to purchase Class E shares.

Class I Shares

Class I shares are generally available for purchase by all investors in the private offering.

Class E Shares

Class E shares are generally available for purchase only by (i) the Company’s officers and trustees, (ii) certain officers, directors and employees of New Mountain and its affiliates, and (iii) officers, directors and employees of New Mountain invested in the general partner of NM Fund I who are exchanging their interests in NM Fund I to an investment in the Company. Holders of the Class E shares are entitled to receive distributions at the same rate applicable to other classes of our common shares, except with regard to deductions based on class-specific fees and expenses. The Class E shares are not subject to management fees payable to the Adviser or the performance participation payable to the Special Limited Partner. Holders of the Class E shares are entitled to the same voting rights as holders of other classes of our common shares.

Other Terms of Common Shares

Each Class A share, Class F share and Class E share held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional share) with an equivalent NAV on the earliest of (i) a listing of the Class I shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets, other than in connection with a Conversion Event. In addition, immediately before any liquidation, dissolution or winding up, each share will automatically convert into a number of Class I shares (including any fractional share) with an equivalent NAV as such share.

Preferred Shares

Our Declaration of Trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred shares so issued. Because our board of trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of common shares.

If we ever created and issued preferred shares with a distribution preference over common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of trustees has no present plans to issue any preferred shares, but may do so at any time in the future without shareholder approval.

Repurchases

Our Declaration of Trust provides that we may, at the sole discretion of our board of trustees, repurchase all of a shareholder’s shares, without the consent of such shareholder, at a price per share equal to the repurchase price under our share repurchase plan at the time the repurchase is effected if continued ownership by the shareholder may be harmful or injurious to our business or reputation or the business or reputation of the board of trustees, New Mountain or any of their affiliates, or may subject us or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures.

We may also repurchase a shareholder’s common shares if the shareholder fails to maintain a minimum account balance.

Meetings and Special Voting Requirements

Under the MSTA and our Declaration of Trust and Bylaws, we are not required to, and do not anticipate, holding an annual meeting each year. Special meetings of shareholders may be called only by a majority of our trustees, a majority of our independent trustees or our chief executive officer, president or chair of our board of trustees. Special meetings of shareholders may be called by shareholders only for the purpose of removing trustees and filling any resulting vacancy, or electing trustees in the event that there are no trustees, and will be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws.

The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on any matter at the meeting will constitute a quorum (unless our board of trustees, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.

Under our Declaration of Trust, subject to certain exceptions, shareholders generally are entitled to vote at a duly held meeting at which a quorum is present only on (1) amendments to our Declaration of Trust that the board of trustees determines would, viewed as a whole, materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (2) a merger, consolidation, conversion (other than a Conversion Event), or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (3) removal of a trustee for cause and the election of a successor trustee as provided in our Declaration of Trust, (4) the dissolution of the Company to the extent specifically provided by the terms of any class or series of common shares or preferred shares as set forth in our Declaration of Trust, (5) in the event that there are no trustees, the election of trustees and (6) such other matters that our board of trustees have submitted to our shareholders for approval or ratification. The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than the removal of a trustee). Shareholders have the power to remove a trustee from our board of trustees for “cause,” and then only by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Shareholders are not entitled to exercise any appraisal rights or the rights of an objecting shareholder.

Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at our principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by our board of trustees. No shareholder will be entitled to the information described in § 12-305(b) of the MSTA.

Restrictions on Ownership and Transfer

For purposes of this section only, “shares” refers collectively to our common shares and our preferred shares. Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless our board of trustees otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common shares or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of trustees.

Subject to certain limitations, our board of trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our board of trustees may determine. Prior to the granting of any exemption, the board of trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the board of trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception. In connection with the Formation Transactions, our board of trustees is expected to grant limited exemptions to certain persons who directly or indirectly own our common shares, including trustees, officers and shareholders controlled by them or trusts for the benefit of their families.

Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our shares which, if effective, would result in a violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the event causing the shares to be held in trust did not involve the purchase of shares at market price, as defined in our Declaration of Trust, the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission or other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and any other amounts received by the trustee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee and any other amounts received by the trustee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, if the event that resulted in the shares being transferred to the trust did not involve a purchase of such shares at market price, the market price on the day of the event that resulted in the transfer to the trust and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any other amounts held by the trustee with respect to such shares to the charitable beneficiary. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed by the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

Every owner of more than 5% of our outstanding shares during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of trustees, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of the owner, the number of shares of each class and series of our shares beneficially owned and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.

Number of Trustees; Vacancies on Board of Trustees; Removal of Trustees

Our Declaration of Trust provides that the number of our trustees may be established only by our board of trustees pursuant to our Bylaws. Our Bylaws provide that two-thirds of our board of trustees may change the number of trustees from time to time, provided that the total number is not fewer than three nor more than fifteen, unless we amend our Bylaws. For so long as New Mountain or its affiliate acts as investment adviser to us, New Mountain shall have the right to designate three trustees for election to our board of trustees. Furthermore, our board of trustees will be required to consult with New Mountain in connection with filling of any vacancies created by the removal, resignation, retirement or death of any trustee (other than in connection with a removal for cause by shareholders in accordance with our Declaration of Trust).

Any vacancy on our board of trustees (other than a vacancy resulting from shareholder removal for cause of a trustee) may be filled only by a vote of a majority of the remaining trustees (subject to New Mountain’s right to designate three trustees for election to our board of trustees); provided, that any vacancy among our independent trustees may be filled only by a vote of a majority of the remaining independent trustees. Vacancies resulting from shareholder removal of a trustee can be filled only by the election by shareholders; provided, that if the trustee so removed was designated by New Mountain pursuant to our Declaration of Trust, then New Mountain will have the exclusive right to designate a successor trustee for election to our board of trustees. Any trustee elected to fill a vacancy will serve until a successor is duly elected and qualifies.

Any trustee may resign at any time and may be removed for “cause” by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Amendment to Our Declaration of Trust and Bylaws

Except as provided by our Certificate of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by the board of trustees, without any action by our shareholders. Amendments to our Declaration of Trust that the board of trustees determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (a) Section 7.1 (Authorized Shares) of our Declaration of Trust or (b) Section 2-605 of the Maryland General Corporation Law (both of which shall not require approval of any shareholder), must be approved by the board of trustees and shareholders by a majority of the votes cast on the matter.

Our board of trustees will have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws.

Conversion Event

Our board of trustees may determine, without any action by the shareholders, that we will conduct a public offering as a non-listed REIT subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007. In connection with such determination and the conduct of such public offering, our board of trustees may (a) amend our Declaration of Trust, (b) cause us to merge with or into or convert into another entity, (c) consolidate with one or more other entities into a new entity or (d) transfer all or substantially all of our assets to another entity (in each case, a “Conversion Event”). Pursuant to our Declaration of Trust, our board of trustees may take all actions that are required to effect a Conversion Event without any action by the shareholders.

Advance Notice of Trustee Nominations and New Business

We are not required to hold an annual meeting of shareholders and do not intend to hold annual meetings. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that the meeting has been called for the purpose of electing trustees and filling the resulting vacancy, by a shareholder who is a shareholder of record at the record date set by our board of trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving the advance notice required by the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the Bylaws.

Effect of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws

Certain provisions of Maryland law, our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for shareholders or otherwise be in their best interest.

Distribution Policy

We intend to declare monthly distributions based on record dates established by our board of trustees (or a duly authorized committee of our board of trustees acting within the parameters set by our board of trustees in accordance with our Bylaws) and to pay such distributions on a monthly basis (presently expected to commence upon the first full month following the initial closing of the private offering). Our distribution policy will be set by our board of trustees and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. As portfolio and market conditions change, the rate of distributions on our shares and our distribution policy could change. For a discussion of factors that may cause our current distributable income (and therefore the distribution rate) to vary, see “Item 1A Risk Factors.” You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date. In connection with a distribution to our shareholders, our board of trustees approves a monthly distribution for a certain dollar amount per share for each class of our shares.

Distributions will be made on all classes of our common shares at the same time. The per share amount of distributions on Class A shares, Class F shares, Class I shares and Class E shares will likely differ because of different allocations of class-specific management fees and performance participation allocations. We expect to use the “record share” method of determining the per share amount of distributions on Class A shares, Class F shares, Class I shares and Class E shares, although our board of trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific management fees and performance participation allocations for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common shares by the per share amount of any class-specific management fees and performance participation allocations allocable to such class.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our shareholders. See the “Certain U.S. Tax Considerations—REITs in General—Requirements for Qualification as a REIT” and “Certain U.S. Tax Considerations—Annual Distribution Requirements Applicable to REITs” sections of this Registration Statement. Generally, income distributed to shareholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of trustees, in accordance with our earnings, cash flows and general financial condition. Our board of trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, in order to qualify as a REIT. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund distributions from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds (including from sales of our common shares or Operating Partnership units to New Mountain or its affiliates), the sale of our assets, and repayments of our real estate debt investments, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in Class E shares or Class E units and the Special Limited Partner elects to receive distributions on its performance participation interest in Class E units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate debt investments, marketable securities and other short-term investments. Funding distributions from borrowings, offering proceeds, the sale of our assets, and repayments of our real estate debt investments will result in us having less funds available to acquire properties or other investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.

Our board of trustees may delegate to a committee of trustees the power to fix the amount and other terms of a distribution at a rate or in a periodic amount or within a designated range determined by our board of trustees. In addition, if our board of trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of trustees may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

Distribution Reinvestment Plan

We intend to adopt a distribution reinvestment plan, whereby shareholders can elect to have their cash distributions reinvested in Class I shares commencing with any distribution paid on or after July 1, 2025. Any cash distributions attributable to the Class I shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our Class I shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See the “Certain U.S. Tax Considerations” section of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.

The per share purchase price for Class I shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Class I shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as Class I shares purchased in the private offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the distribution reinvestment plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.

Account Statements

Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.

Item 12	Indemnification of Trustees and Officers

The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member, are not liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Advisory Agreement or otherwise as our investment adviser of the Company.

Declaration of Trust

To the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify each Covered Person, including any individual or entity who, while serving as the Covered Person and, at our request, serves or has served any other enterprise in any management or agency capacity, against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, the Company shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason of such status, provided that, in the case of a Covered Person, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. The Company is not required to indemnify or advance funds to any person entitled to indemnification under our Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by our board of trustees or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company.

The Company may, with the approval of our board of trustees, provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Company as a Covered Person or any employee or agent of the Company or any predecessor of the Company. Except that no preliminary determination of the ultimate entitlement to indemnification shall be required for the payment or reimbursement of expenses, any indemnification or payment or reimbursement of the expenses permitted by our Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.

Indemnification Agreements

We intend to enter into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law and our Declaration of Trust. Each indemnification agreement provides that, to the maximum extent permitted by Maryland law and our Declaration of Trust, we shall indemnify the trustee or officer who is a party to the agreement, including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding.

Advisory Agreement

To the fullest extent permitted by law, the Company will indemnify the Adviser and the Adviser’s officers, managers, partners, agents, employees, controlling persons and members and any other person or entity affiliated with the Adviser, including without limitation its general partner or managing member (collectively, the “Indemnified Parties”), and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Company. However, the Indemnified Parties shall not be entitled to indemnification in respect of, any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Advisory Agreement.

Item 13	Financial Statements And Supplementary Data

Set forth below is an index to our consolidated financial statements attached to this Registration Statement.

Pro Forma Combined Consolidated Financial Statements of New Mountain Net Lease Trust (Unaudited)
Introduction to Pro Forma Combined Consolidated Financial Statements	F-2
Pro Forma Combined Consolidated Balance Sheet as of September 30, 2024	F-4
Notes to Pro Forma Combined Consolidated Balance Sheet	F-5
Pro Forma Combined Consolidated Statement of Income for the nine months ended September 30, 2024	F-7
Pro Forma Combined Consolidated Statement of Income for the year ended December 31, 2023	F-8
Notes to Pro Forma Combined Consolidated Statements of Income	F-9

Historical Financial Statement of New Mountain Net Lease Trust
Report of Independent Registered Public Accounting Firm	F-11
Balance Sheet as of September 30, 2024	F-12
Notes to the Financial Statement	F-13

Financial Statements of the Seed Portfolio
Independent Auditor’s Report	F-16
Combined Statements of Revenues and Certain Operating Expenses for the nine months ended September 30, 2024 (Unaudited) and year ended December 31, 2023	F-18
Notes to Combined Statements of Revenues and Certain Operating Expenses	F-19

ITEM 14	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 15	Financial Statements And Exhibits

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement is listed under “Item 13 Financial Statements and Supplementary Data.”

(b) Exhibits

3.1*	Certificate of Trust of the Company, dated August 5, 2024
3.2*	Declaration of Trust of the Company
3.3*	Form of Amended and Restated Declaration of Trust of the Company
3.4*	Form of Bylaws of the Company
4.1*	Form of Distribution Reinvestment Plan of the Company
4.2*	Form of Share Repurchase Plan of the Company
10.1*	Form of Advisory Agreement
10.2*	Form of Indemnification Agreement by and between the Company and its trustees and officers
10.3*	Form of Limited Partnership Agreement of NEWLEASE Operating Partnership, LP
21.1*	Subsidiaries of the Company

*	Previously filed.

Historical Financial Statement of New Mountain Net Lease Trust
Report of Independent Registered Public Accounting Firm	F-10
Balance Sheet as of September 30, 2024	F-11
Notes to the Financial Statement	F-12

Financial Statements of the Seed Portfolio
Independent Auditor’s Report	F-15
Combined Statements of Revenues and Certain Operating Expenses for the nine months ended September 30, 2024 (Unaudited) and year ended December 31, 2023	F-17
Notes to the Combined Statements of Revenues and Certain Operating Expenses	F-18

Introduction to Pro Forma Combined Consolidated Financial Information

The following unaudited pro forma combined consolidated financial information of New Mountain Net Lease Trust (“our”, “us”, “we”, the “Trust”, the “Company” or “NEWLEASE”) gives effect to the application of the estimated net proceeds of the initial closing of the Company’s private offering (the “Offering”) and the following anticipated transactions (the “Formation Transactions”):

•	New Mountain Finance Advisers, L.L.C. (the “Adviser”) determined the net asset value of the Seed Portfolio (as defined below) as of September 30, 2024 (the “Seed Portfolio Fair Value”), and the Company’s board of trustees engaged CBRE Capital Advisors, Inc. (“CBRE”) to provide a fairness opinion with respect to such valuation. CBRE’s fairness opinion was obtained on October 30, 2024, and delivered to the Company’s board of trustees.

•	New Mountain Net Lease Partners, L.P. (“NM Fund I”) will contribute 100% of the common stock of New Mountain Net Lease Partners Corporation, a Maryland corporation (the “Existing REIT”), which prior to such contribution indirectly owned a fully invested and financed, granularly diverse portfolio of seasoned, stabilized, net leased industrial assets comprising nearly 15.5 million square feet and a weighted average remaining lease term (WALT) of 15.1 years (the “Seed Portfolio”), to us in exchange for a number of the Company’s common shares equal to the Seed Portfolio Fair Value, divided by $20.00 (the “REIT Contribution”).

•	Substantially concurrently with the REIT Contribution, the Existing REIT will (1) redeem all outstanding shares of preferred stock in accordance with their terms and (2) file articles of conversion to convert to a Delaware limited partnership (the “OP Conversion”);

•	In connection with the OP Conversion, the Existing REIT will change its name to NEWLEASE Operating Partnership LP (after such conversion and name change, referred to as, the “Operating Partnership”).

•	NM Fund I will then distribute in kind our common shares that it receives in connection with the REIT Contribution to its existing partners in proportion to their ownership in NM Fund I immediately prior to the Formation Transactions, who will have the opportunity to elect to have their common shares repurchased by us. To the extent the net proceeds in the initial closing of the Offering are not sufficient to repurchase all such common shares from existing NM Fund I partners who elect to have their shares repurchased, NM Fund I (or an alternative investment vehicle thereof) will continue to directly own a portion of our common shares. In accordance with the terms of our share repurchase plan, to the extent such holders request we repurchase their common shares, we intend to use the net proceeds from subsequent closings in our private offering to repurchase any such shares.

The Existing REIT and NEWLEASE are currently under common control of New Mountain. The assets and liabilities in the pro forma financial statements are presented at historical carrying amounts. The management control previously exercised by New Mountain Net Lease GP, L.L.C. (“NMNL Fund I GP”), in its capacity as the general partner of NM Fund I, which in turn owned 100% of the interest of, and controlled, the Existing REIT will transition following the Formation Transactions, as the Adviser, which is an affiliate of NMNL Fund I GP, will maintain consistent oversight and operational management through the terms of the Advisory Agreement.

The following unaudited pro forma combined consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, and is being provided pursuant to Regulation S-X because the Formation Transactions include probable significant acquisitions that have not yet been consummated.

The Offering

Under our Declaration of Trust, we have authority to issue an unlimited number of common shares, including unlimited shares classified as Class A shares, unlimited shares classified as Class F shares, unlimited shares classified as Class E shares and unlimited shares classified as Class I shares, and an unlimited number of shares classified as preferred shares.

The unaudited pro forma combined consolidated financial information is based on the historical financial statements of the Company and the Seed Portfolio to reflect the planned investment by the Company and the expected effects of the Offering and related Formation Transactions described above. The transaction accounting adjustments have been described below and within the notes to the unaudited pro forma combined consolidated financial information.

The unaudited pro forma combined consolidated balance sheet of the Company as of September 30, 2024 gives effect to the Formation Transactions as if they had occurred on September 30, 2024. The unaudited pro forma combined consolidated statements of operations of the Company for the nine months ended September 30, 2024 and the year ended December 31, 2023 give effect to the Formation Transactions as if they had occurred on January 1, 2024, and January 1, 2023, respectively. These unaudited pro forma combined consolidated financial information should be read in conjunction with the Balance Sheet as of September 30, 2024, of the Company and the notes thereto included herein and the Combined Statements of Revenues and Certain Operating Expenses of the Seed Portfolio for the nine months ended September 30, 2024 (Unaudited) and year ended December 31, 2023, and the related notes thereto prepared in accordance with Rule 3-14 of Regulation S-X included herein.

The unaudited pro forma combined consolidated financial information is for information purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the combined Company would have reported had the Formation Transactions occurred as of the dates set forth in this unaudited pro forma combined consolidated financial information.

The unaudited pro forma combined consolidated financial information should be read in conjunction with the accompanying notes and “Item 1A Risk Factors” of this Registration Statement.

New Mountain Net Lease Trust

PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of September 30, 2024

(unaudited and dollar amount in thousands)

	New Mountain Net Lease Trust Historical (A)	Seed Portfolio (B)	Transaction Accounting Adjustments (C)	New Mountain Net Lease Trust Pro Forma
ASSETS
Real estate, at cost:
Land and improvements	$-	$178,887	$-	$178,887
Building and improvements	-	1,176,085	-	1,176,085
Intangible assets	-	46,801	-	46,801

Total	-	1,401,773	-	1,401,773
			-
Less accumulated depreciation and amortization	-	(142,597)	-	(142,597)
Real estate, net:		1,259,176	-	1,259,176

Cash and cash equivalents	1	1,821	-	1,822
Restricted cash	-	201	-	201
Tenant and other receivables	-	9,109	-	9,109
Straight line receivable	-	57,262	-	57,262
Other assets, net		188		188

Total assets	$1	$1,327,757	$-	$1,327,758

LIABILITIES AND EQUITY
Mortgages payable, net	$-	$822,006	$-	$822,006
Revolving credit facility	-	88,000	7,530	95,530
Accounts payable and accrued expenses	-	12,568	3,262	15,830
Other liabilities, net	-	1,201	-	1,201

Total liabilities	-	923,775	10,792	934,567

Shareholders’ equity	1	340,607	(10,792)	329,816
Non-controlling interest in consolidated subsidiaries	-	63,375	-	63,375

Total equity	1	403,982	(10,792)	393,191

Total liabilities and shareholders’ equity	$1	$1,327,757	$-	$1,327,758

See accompanying notes to the unaudited pro forma combined consolidated financial information.

NOTES TO THE PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET (UNAUDITED)

Note 1. Adjustments to Unaudited Pro Forma Combined Consolidated Balance Sheet

The adjustments to the unaudited pro forma combined consolidated balance sheet as of September 30, 2024, are as follows (dollars in thousands):

(A)	Represents NEWLEASE, a Maryland statutory trust that was formed on August 5, 2024 to acquire and hold commercial real properties that are primarily subject to absolute net leases. Prior to September 30, 2024, NEWLEASE had no corporate activity since its formation other than the issuance of 50 common shares of beneficial interest (par value $0.01 per share) for a total of $1 on September 27, 2024.

(B)	Represents the unaudited historical balance sheet of the Seed Portfolio. NEWLEASE will record the assets, liabilities, and results of operations at their historical carryover basis.

(C)	Reflects adjustments to the matters below:

Revolving credit facility and Line of Credit

The revolving credit facility included in the Seed Portfolio will be repaid in connection with the Formation Transactions and the Company is expected to negotiate a new revolving credit facility for approximately $88 million with a term of one year and an interest rate of daily simple Secured Overnight Financing Rate plus 2.75%.

The Operating Partnership is expected to enter into an uncommitted revolving loan agreement with NM Partners Manager Holdings, L.P., a Delaware limited partnership and an affiliate of the Adviser, which will provide for a discretionary and uncommitted credit facility in a maximum aggregate principal amount of $50.0 million (the “Line of Credit”). In connection with the completion of the Formation Transactions, the Company expects to borrow approximately $7.5 million primarily to fund repurchases of common shares held by existing partners of NM Fund I who elect to have their common shares repurchased by us and for general corporate purposes. The Line of Credit has a maturity date of December 31, 2027. Borrowings under the Line of Credit will bear interest at a rate equal to Daily SOFR plus 2.35%. The Line of Credit contains customary events of default. As is customary in such financings, if an event of default occurs under the Line of Credit, the lender may accelerate the repayment of amounts outstanding under the Line of Credit and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

Accounts payable and accrued expenses

Reflects the expected organization and offering expenses payable by NEWLEASE, which includes approximately $2.5 million incurred through September 30, 2024. The organization and offering expenses are not the responsibility of NEWLEASE until the Formation Transactions and the initial closing of the Offering have been completed. Upon completion of the Formation Transactions and the initial closing of the Offering, the offering costs are expected to be offset against the proceeds from the Offering and will impact shareholders’ equity while the organization costs will impact the income statement.

Shareholders’ equity

The presentation above assumes (i) the issuance of an aggregate of approximately 27,307,734.25 common shares of the Company, consisting of 831,571.40 Class A shares, 6,287,641.75 Class F shares and 20,188,521.10 Class E shares to be issued to NM Fund I in consideration for the REIT Contribution, (ii) the issuance of an additional 13,151,717.95 common shares of the Company, consisting of 8,215,703.00 Class A shares, 4,893,014.95 Class F shares, 500 Class I shares and 42,500 Class E shares, to investors in the initial closing of the Offering and (iii) the repurchase by us of an aggregate of approximately 13,528,237.50 common shares, consisting of 13,518,889.15 Class E shares and 9,348.35 Class A shares, from existing partners of NM Fund I who elect to have their common shares repurchased. Following the completion of the Formation Transactions and each of the issuances and related repurchases outlined in (i) – (iii) in the prior sentence, the presentation assumes the Company will have an aggregate of 26,931,214.70 common shares outstanding, consisting of 6,712,131.95 Class E shares, 9,037,926.05 Class A shares, 11,180,656.70 Class F shares and 500 Class I shares. The allocation of each class of the Company’s common shares described herein is based on a variety of factors, including but not limited to, the Company’s ability to raise funds, elections by existing partners of NM Fund I to have their common shares repurchased by the Company and any final adjustments to the NAV of the Seed Portfolio, among others. Class A shares are generally available for purchase in the initial closing of our private offering only by investors that subscribed for, or clients of a financial intermediary that in the aggregate subscribed for, shares with aggregate proceeds to the Company of at least $50 million. Class F shares are generally available for purchase only by (i) existing limited partners of NM Fund I that participate by exchanging their investment in NM Fund I to an investment in the Company in the initial closing of our private offering, (ii) certain other investors, or clients of financial intermediaries, who participate in the initial closing of our private offering, and (iii) officers, directors and employees of New Mountain and its affiliates that are not eligible to purchase Class E shares. Class I shares are generally available for purchase by all other investors in this offering following the initial closing of this offering. Class E shares are generally available for purchase only by (i) the Company’s officers and trustees, (ii) certain officers, directors and employees of New Mountain and its affiliates, and (iii) officers, directors and employees of New Mountain invested in the general partner of NM Fund I who are exchanging their interests in NM Fund I to an investment in the Company. Shareholders’ equity of $393,191 includes (i) an assumption that limited partners of NM Fund I will elect to retain $142 million of their existing investment and (ii) an election to retain an investment of at least $133 million in Class E shares from NMC Holders, which, prior to the completion of the Formation Transactions, was invested through an investment in the general partner of NM Fund I. The number of common shares to be issued to NM Fund I is based on the Seed Portfolio Fair Value, which for purposes of this pro forma balance sheet is assumed to be $546,155, divided by $20.00. The Seed Portfolio Fair Value is comprised of $580,345 of investments valued at fair value, $5,187 of cash and receivables valued at cost, and $39,377 of entity level debt and accrued liabilities.

The Adviser’s valuation of the Seed Portfolio is based on fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation approaches. GAAP establishes a hierarchy that prioritizes inputs used to measure fair value. The three levels of inputs are as follows:

Level 1- Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2- Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly, valued using inputs other than quoted prices;

Level 3- Prices or valuation that requires inputs that are both significant to the fair value measurement and unobservable.

Fair value is a market-based measurement, based on assumptions of prices and inputs considered from the perspective of a market participant as of the measurement date, rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The inputs used to measure fair value may fall into different levels. In all instances when the inputs fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level of input that is significant to the fair value measurement in its entirety. As such, a Level III fair value measurement may include inputs that are both observable and unobservable. Gains and losses for such assets categorized within Level III may include changes in fair value that are attributable to both observable inputs and unobservable inputs.

Investments are valued through a multi-step valuation process, as they do not have quotations that are readily available through exchanges, pricing services, brokers, or dealers, by reviewing the market net lease cap rates, the credit of each underlying tenant, the local real estate market fundamentals, the market mortgage rate, the terms of the underlying loan agreements (inclusive of any prepayment penalties), and the term remaining on the lease to determine the appropriate cap rate for each transaction. The inputs into the determination of fair value require significant judgment or estimation by management and consideration of factors specific to each investment. Changes in the observability of valuation inputs may result in the transfer of certain investments within the fair value hierarchy from period to period.

The following table summarizes the levels in the fair value hierarchy (amounts in thousands):

	Total	Level I	Level II	Level III
Investments	$580,345	$-	$-	$580,345

The unobservable inputs used in the fair value measurement of the Company’s Level III investments were as follows:

	Fair Value	Approach	Unobservable Input	Range
Investments	$580,345	Income Approach	Capitalization Rates	5.45% - 7.10%

Additionally, the Company engaged an independent, third-party advisor, which reviewed the Seed Portfolio Fair Value and provided an opinion that the Seed Portfolio Fair Value was fair to the Company from a financial point of view.

Non-controlling interest in consolidated subsidiaries

Non-controlling Interest represents equity interest in the underlying properties that is held by entities affiliated with New Mountain and is not impacted by the Formation Transactions. The unaudited pro forma combined consolidated balance sheet consolidates all majority-owned properties, including those in which New Mountain Net Lease Trust does not have 100% equity interest. The portion of equity that is not owned by NEWLEASE is reflected as non-controlling interest.

New Mountain Net Lease Trust

PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2024

(unaudited and dollar amount in thousands)

	New Mountain Net Lease Trust Historical	Seed Portfolio Historical (AA)	Transaction Accounting Adjustments (BB)	New Mountain Net Lease Trust Pro Forma
REVENUES:
Rental revenue	$-	$80,802	$-	$80,802
Property operating revenue	-	841	-	841

Total Revenues	-	81,643	-	81,643

EXPENSES:
Property operating expense	-	538	-	538
Depreciation and amortization	-	-	27,848	27,848
General and administrative	-	-	1,851	1,851
Management fee	-	-	2,956	2,956
Performance participation allocation	-	-	4,743	4,743

Total Expenses	-	538	37,398	37,936

Interest expense	-	-	(29,223)	(29,223)
Organizational expense	-	-	(25)	(25)
Unrealized foreign currency (loss)	-	-	(252)	(252)

Net income (loss)	-	81,105	(66,898)	14,207

Net income attributable to non-controlling interests	-	-	(4,627)	(4,627)

Net income (loss) attributable to shareholders	$-	$81,105	$(71,525)	$9,580

Weighted average shares outstanding - basic and diluted				26,931,215
Earnings per share - basic and diluted				$0.36

See accompanying notes to the unaudited pro forma combined consolidated financial information.

New Mountain Net Lease Trust

PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2023

(unaudited and dollar amount in thousands)

	New Mountain Net Lease Trust Historical	Seed Portfolio Historical (AA)	Transaction Accounting Adjustments (BB)	New Mountain Net Lease Trust Pro Forma
REVENUES:
Rental revenue	$-	$107,476	$-	$107,476
Property operating revenue	-	751	-	751

Total Revenues	-	108,227	-	108,227

EXPENSES:
Property operating expense	-	803	-	803
Depreciation and amortization	-	-	37,131	37,131
General and administrative	-	-	2,468	2,468
Management fee	-	-	3,712	3,712
Performance participation allocation	-	-	2,005	2,005

Total Expenses	-	803	45,316	46,119

Interest expense	-	-	(38,620)	(38,620)
Organizational expense	-	-	-	-
Unrealized foreign currency (loss)	-	-	(232)	(232)

Net income (loss)	-	107,424	(84,320)	23,104

Net income attributable to non-controlling interests	-	-	(6,064)	(6,064)

Net income (loss) attributable to shareholders	$-	$107,424	$(90,384)	$17,040

Weighted average shares outstanding - basic and diluted				26,931,215
Earnings per share - basic and diluted				$0.63

See accompanying notes to the unaudited pro forma combined consolidated financial information.

NOTES TO THE PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Note 1. Adjustments to Unaudited Pro Forma Combined Consolidated Statement of Operations

The adjustments to the unaudited pro forma combined statement of operations for the nine months ended of September 30, 2024 and the year ended December 31, 2023, are as follows (dollars in thousands):

(AA) Represents the Seed Portfolio financial information prepared under Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended.

(BB)  Reflects adjustments to the matters below:

Depreciation and amortization

Depreciation and amortization adjustments are based on building cost at acquisition and intangible assets. Intangible assets include tenant improvement allowance, lease costs, legal and marketing costs, above or below market lease value, and lease in place value. Generally, buildings are depreciated on a straight-line basis over a 40-year period and intangibles are depreciated based on useful life. The below table provides additional details.

Building and Intangibles	Depreciation or Amortization Basis	Depreciation or Amortization Range (in months)
Building	Useful life of building	228 - 528
Building improvements	Useful life of improvements	60 - 480
Tenant improvement allowance	Life of lease	133 - 268
Lease costs	Life of lease	132 - 267
Legal and marketing costs	Life of lease	132 - 267
Above or below market lease value	Life of lease	144 - 267
Lease in place value	Life of lease	132 - 267
Loan costs	Life of loan	60 - 120

General and administrative

General and administrative expenses are corporate-level expenses that relate mainly to our compliance and administration costs, including legal fees, audit fees, tax fees, valuation fees, board of trustees fees and other professional fees. The pro forma adjustment reflects expected ongoing general and administrative expenses for NEWLEASE.

Management fee

Management fees are earned by the Adviser for providing services pursuant to the advisory agreement between us and the Adviser or its affiliate (the “Advisory Agreement”). The pro forma adjustment reflects the management fees that would have been paid for the nine months ended September 30, 2024 and the year ended December 31, 2023, assuming the below share class allocation and adjusted quarterly NAV balances during the periods presented. Assuming a $539.0 million NAV, the pro forma management fees would have been $1,011 each quarter and $4,044 annually.

Share Class	Shares Outstanding (in thousands)	Management Fee Percentage
Class A	9,038	1.00%
Class F	11,181	1.00%
Class I	500	1.25%
Class E	6,712	0.00%

Net income attributable to non-controlling interests

Non-controlling Interest represents equity interest in the underlying properties that is held by entities affiliated with New Mountain. The unaudited pro forma combined consolidated statement of operations consolidates all majority-owned properties, including those in which New Mountain Net Lease Trust does not have 100% equity interest. The portion of equity that is not owned by NEWLEASE is reflected as non-controlling interest as an adjustment to net income (loss).

Performance participation allocation

In connection with the Formation Transactions, NEWLEASE Special Limited Partner LP will receive a performance participation allocation from the Operating Partnership equal to 12.5% of the Total Return with respect to Class I units, 5% of the Total Return with respect to Class A units and 10% of the Total Return with respect to Class F units, in each case subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (each term as defined in the Operating Partnership’s limited partnership agreement). The pro forma adjustment reflects the performance participation allocation that would have been paid for the nine months ended September 30, 2024 and the year ended December 31, 2023 assuming the below unit allocation and total return for the periods presented.

Unit Class	Units Outstanding (in thousands)	Performance Participation Allocation Percentage
Class A	9,038	5.0%
Class F	11,181	10.0%
Class I	500	12.5%
Class E	6,712	0.0%

Interest expense

Adjustment reflects (i) interest expense associated with the new revolving credit facility of $88 million, which is expected to bear an interest at a floating rate equal to the Secured Overnight Financing Rate, plus 2.75%, (ii) the Line of Credit with NM Partners Manager Holdings, L.P. assuming outstanding principal amount of $7.5 million, which is expected to bear interest at a rate equal to Daily SOFR plus 2.35%, and (iii) interest expense associated with the $836 million of fixed rate property level debt, which has interest rates that range from 3.1% to 6.2% and weighted average of 3.9%.

Organizational expense

Adjustment to reflect organizational expenses associated with the Formation Transactions.

Unrealized foreign currency (loss)

The Company owns one property in Canada that is subject to a mortgage in Canadian dollars. The mortgage is translated to US dollars and a gain or loss is recorded based changes to the foreign currency exchange rate. The Company also maintains bank accounts in Canadian dollars and pays expenses in Canadian dollars which result in small foreign currency gains or losses.

Weighted average shares outstanding

The presentation above assumes (i) the issuance of an aggregate of approximately 27,307,734.25 common shares of the Company, consisting of 831,571.40 Class A shares, 6,287,641.75 Class F shares and 20,188,521.10 Class E shares to be issued to NM Fund I in consideration for the REIT Contribution, (ii) the issuance of an additional 13,151,717.95 common shares of the Company, consisting of 8,215,703.00 Class A shares, 4,893,014.95 Class F shares, 500 Class I shares and 42,500 Class E shares, to investors in the initial closing of the Offering and (iii) the repurchase by us of an aggregate of approximately 13,528,237.50 common shares, consisting of 13,518,889.15 Class E shares and 9,348.35 Class A shares, from existing partners of NM Fund I who elect to have their common shares repurchased. Following the completion of the Formation Transactions and each of the issuances and related repurchases outlined in (i) – (iii) in the prior sentence, the presentation assumes the Company will have an aggregate of 26,931,214.70 common shares outstanding, consisting of 6,712,131.95 Class E shares, 9,037,926.05 Class A shares, 11,180,656.70 Class F shares and 500 Class I shares. The allocation of each class of the Company’s common shares described herein is subject to change and is based on a variety of factors, including but not limited to, the Company’s ability to raise funds, elections by existing partners of NM Fund I to have their common shares repurchased by the Company and any final adjustments to the NAV of the Seed Portfolio, among others. To the extent the net proceeds in the initial closing of the Offering are not sufficient to repurchase all such common shares from existing NM Fund I partners who elect to have their shares repurchased, NM Fund I (or an alternative investment vehicle thereof) will continue to directly own a portion of our common shares. The actual number of shares will be calculated by using the Seed Portfolio Fair Value, which will be determined prior to the completion of the Formation Transactions.

Earnings per share

The Company's earnings per share ("EPS") amounts have been computed based on the weighted-average number of shares of common stock outstanding for the period. Basic EPS is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period of computation. Diluted EPS is computed by dividing net income (loss) by the weighted average number of shares of common stock assuming all potential shares had been issued, and its related net impact to net assets accounted for, and the additional shares of common stock were dilutive. Diluted EPS reflects the potential dilution, using the as-if-converted method for convertible debt, which could occur if all potentially dilutive securities were exercised. For the nine months ended September 30, 2024 and the year ended December 31, 2023 basic and diluted EPS are the same.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of New Mountain Net Lease Trust

Opinion on the Financial Statement

We have audited the accompanying balance sheet of New Mountain Net Lease Trust (the “Company”) as of September 30, 2024, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of September 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

New York, New York

October 16, 2024

We have served as the Company’s auditor since 2024.

New Mountain Net Lease Trust

BALANCE SHEET

September 30, 2024
Assets
Cash	$1,000
Total assets	$1,000
Liabilities	-
Commitments and contingencies (see Note 3)
Shareholder’s equity
Common shares of beneficial interest (par value $0.01 per share, unlimited number of shares authorized, 50 issued and outstanding)	1
Additional paid-in capital	999
Total equity	1,000
Total liabilities and shareholder’s equity	$1,000

The accompanying notes are an integral part of the financial statement.

NOTES TO THE FINANCIAL STATEMENT

Note 1. Business and Organization

New Mountain Net Lease Trust (the “Trust” or “NEWLEASE”), is a Maryland statutory trust that was formed on August 5, 2024 to acquire and hold commercial real properties that are primarily subject to triple net leases. Unless the context otherwise requires, all references to “we”, “us”, the “Company” and “our” refer to NEWLEASE.

On or around January 2, 2025, the Trust plans to complete a recapitalization transaction, whereby it is expected to complete the following anticipated transactions (the “Formation Transactions”):

•	New Mountain Finance Advisers, L.L.C. (the “Adviser”) will determine the net asset value of the Seed Portfolio (as defined below) as of September 30, 2024 (the “Seed Portfolio Fair Value”), and the Company’s board of trustees will engage CBRE Capital Advisors, Inc. (“CBRE”) to provide a fairness opinion with respect to such valuation.

•	New Mountain Net Lease Partners, L.P. (“NM Fund I”) will contribute 100% of the common stock of New Mountain Net Lease Partners Corporation, a Maryland corporation (the “Existing REIT”), which prior to such contribution indirectly owned a portfolio of stabilized, net leased industrial assets comprising nearly 15.5 million square feet and a weighted average remaining lease term (WALT) of 15.1 years (the “Seed Portfolio”), to us in exchange for a number of the Company’s common shares equal to the Seed Portfolio Fair Value, divided by $20.00 (the “REIT Contribution”).

•	Substantially concurrently with the REIT Contribution, the Existing REIT will (1) redeem all outstanding shares of preferred stock in accordance with their terms and (2) file articles of conversion to convert to a Delaware limited partnership (the “OP Conversion”);

•	In connection with the OP Conversion, the Existing REIT will change its name to NEWLEASE Operating Partnership LP (after such conversion and name change, referred to as, the “Operating Partnership”).

•	NM Fund I will then distribute in kind our common shares that it receives in connection with the REIT Contribution to its existing partners in proportion to their ownership in NM Fund I immediately prior to the Formation Transactions, who will have the opportunity to elect to have their common shares repurchased by us. To the extent the net proceeds in the initial closing of the Offering are not sufficient to repurchase all such common shares from existing NM Fund I partners who elect to have their shares repurchased, NM Fund I (or an alternative investment vehicle thereof) will continue to directly own a portion of our common shares.

The Existing REIT elected and has qualified to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with the first taxable year of the Existing REIT (the Trust’s predecessor for U.S. federal tax purposes) ending December 31, 2018, and each year since, and intends to continue to make such an election.

On September 27, 2024 (date of initial capitalization), the Trust was capitalized with a $1,000 investment by NM Fund I. As of October 16, 2024, the Trust has neither purchased nor contracted to purchase any investments.

Note 2. Basis of Presentation

The Trust’s balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates. The statements of income, change in shareholder’s equity, and cash flows have not been presented because NEWLEASE had not commenced operations between the September 27, 2024 (the “Capitalization Date”) and September 30, 2024 and there has been no activity between August 5, 2024 (the “Formation Date”) and September 30, 2024.

Advanced Organization and Offering Costs and Certain Operating Expenses

The Adviser has agreed to advance organization and offering costs (including legal, accounting and other expenses attributable to the organization) and certain operating expenses, excluding certain investment-related expenses and financing expenses, on behalf of the Trust through the first anniversary of the initial closing of the Trust’s private offering (the “Anniversary Date”). The Trust will reimburse the Adviser for all such advanced expenses ratably over the 60-month period following the Anniversary Date. After the Anniversary Date, the Trust will reimburse the Adviser for any organization and offering costs associated with the private offering that it incurs on the Trust’s behalf when incurred. As of September 30, 2024, the Adviser has incurred organization and offering expenses on the Trust’s behalf of $2.5 million. These organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Trust’s liability until the Formation Transactions close. When recorded by the Trust, organization expenses will be expensed as incurred, and offering expenses will be charged to equity. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.

Note 3. Commitments & Contingencies

As of September 30, 2024, the Trust is not subject to any litigation nor is the Trust aware of any litigation threatened against it.

Note 4. Related Party Transactions

Due to Affiliate

The Trust will reimburse the Adviser for all expenses it pays on behalf of the Trust. Between September 27, 2024 (Capitalization Date) through September 30, 2024, the Trust has not incurred or reimbursed the Adviser for such expenses.

Management Fee

We will pay the Adviser a management fee equal to (1) 1.25% of NAV for Class I shares and (2) 1.00% of NAV for the Class A shares and Class F shares, in each case, per annum payable monthly. Additionally, to the extent that the Operating Partnership issues Operating Partnership units to parties other than the Trust, the Operating Partnership will pay the Adviser a management fee equal to (1) 1.25% of the NAV of the Operating Partnership attributable to Class I units not held by the Trust and (2) 1.00% of NAV of the Operating Partnership attributable to Class A units and Class F units not held by the Trust, in each case per annum payable monthly. Notwithstanding the foregoing, we will not pay the Adviser a management fee on Class E shares or Class E units, and as a result, it is a class specific expense.

Performance Participation Allocation

So long as the Advisory Agreement has not been terminated (including by means of non-renewal), NEWLEASE Special Limited Partner LP, a Delaware limited partnership and an affiliate of the Adviser (the “Special Limited Partner”), will hold a performance participation interest that entitles it to receive an allocation equal to 12.5% of the Total Return with respect to Class I units, 5% of the Total Return with respect to Class A units and 10% of the Total Return with respect to Class F units, subject to a 5% Hurdle Amount and a High Water Mark with respect to such class of units, with a Catch-Up (as such terms are defined in the limited partnership agreement of the Operating Partnership). Such allocation will be made quarterly and accrue monthly. Under the limited partnership agreement, the performance participation interest will not be paid on Class E units, and as a result, it is a class-specific expense.

Note 5. Shareholder’s Equity

NEWLEASE was capitalized on September 27, 2024 with the issuance of 50 common shares of beneficial interest ($0.01 par value per share) for a total of $1,000.

Note 6.   Economic Dependency

The Trust is dependent on the Adviser and its affiliates for certain services that are essential to it, including the sale of the Trust’s common shares, origination, acquisition and disposition decisions, and certain other responsibilities. In the event that the Adviser and its affiliates are unable to provide such services, the Trust would be required to find alternative service providers.

Note 7. Subsequent Events

The Trust has evaluated subsequent events through October 16, 2024, the date the financial statement was available to be issued. No subsequent events were noted that required adjustments to or disclosures in the Trust’s financial statement.

INDEPENDENT AUDITOR’S REPORT

To New Mountain Net Lease Partners Corporation:

Opinion

We have audited the Combined Statement of Revenues and Certain Operating Expenses of the Seed Portfolio for the year ended December 31, 2023, and the related notes (the “Historical Summary”).

In our opinion, the accompanying Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Historical Summary for the year ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Historical Summary section of our report. We are required to be independent of the Seed Portfolio and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations under Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended (for inclusion in the Registration Statement on Form 10 of New Mountain Net Lease Trust) and is not intended to be a complete presentation of the Seed Portfolio’s revenues and expenses. As a result, the Historical Summary may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Historical Summary

Our objectives are to obtain reasonable assurance about whether the Historical Summary as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Historical Summary.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the Historical Summary, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Historical Summary.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Seed Portfolio’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Historical Summary.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Seed Portfolio’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

New York, New York

October 16, 2024

Seed Portfolio

COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

(dollar amount in thousands)

	Nine Months Ended September 30, 2024 (unaudited)	Year Ended December 31, 2023
Revenues:
Rental revenue	$80,802	$107,476
Property operating revenue	841	751
Total Revenues	81,643	108,227
Certain Operating Expenses:
Property operating expenses	538	803
Total Certain Operating Expenses	538	803
Revenues in Excess of Certain Operating Expenses	$81,105	$107,424

See accompanying notes to the combined statements of revenues and certain operating expenses.

Seed Portfolio

Notes to the Combined Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2024 (unaudited) and the Year Ended December 31, 2023

(dollar amounts in thousands)

Note 1. Business and Organization

New Mountain Net Lease Trust (the “Trust” or “NEWLEASE”), is a Maryland statutory trust that was formed on August 5, 2024 to acquire and hold commercial real properties that are primarily subject to triple net leases. Unless the context otherwise requires, all references to “we”, “us”, the “Company” and “our” refer to NEWLEASE.

On or around January 2, 2025, the Trust plans to complete a recapitalization transaction, whereby it is expected to complete the following anticipated transactions (the “Formation Transactions”):

•	New Mountain Finance Advisers, L.L.C. (the “Adviser”) will determine the net asset value of the Seed Portfolio (as defined below) as of September 30, 2024 (the “Seed Portfolio Fair Value”), and the Company’s board of trustees will engage CBRE Capital Advisors, Inc. (“CBRE”) to with the goal of providing a fairness opinion with respect to such valuation.

•	New Mountain Net Lease Partners, L.P. (“NM Fund I”) will contribute 100% of the common stock of New Mountain Net Lease Partners Corporation, a Maryland corporation (the “Existing REIT”), which prior to such contribution indirectly owned a portfolio of stabilized, net leased industrial assets comprising nearly 15.5 million square feet and a weighted average remaining lease term (WALT) of 15.1 years (the “Seed Portfolio”), to us in exchange for a number of the Company’s common shares equal to the Seed Portfolio Fair Value, divided by $20.00 (the “REIT Contribution”).

•	Substantially concurrently with the REIT Contribution, the Existing REIT will (1) redeem all outstanding shares of preferred stock in accordance with their terms and (2) file articles of conversion to convert to a Delaware limited partnership (the “OP Conversion”);

•	In connection with the OP Conversion, the Existing REIT will change its name to NEWLEASE Operating Partnership LP (after such conversion and name change, referred to as, the “Operating Partnership”).

•	NM Fund I will then distribute in kind our common shares that it receives in connection with the REIT Contribution to its existing partners in proportion to their ownership in NM Fund I immediately prior to the Formation Transactions, who will have the opportunity to elect to have their common shares repurchased by us. To the extent the net proceeds in the initial closing of the Offering are not sufficient to repurchase all such common shares from existing NM Fund I partners who elect to have their shares repurchased, NM Fund I (or an alternative investment vehicle thereof) will continue to directly own a portion of our common shares.

The Seed Portfolio is not a legal entity but rather a combination of certain real estate entities and operations, as described below. Operations of the portfolio have been combined as each of the properties that comprise the Seed Portfolio are under common control.

At September 30, 2024 and December 31, 2023, the Seed Portfolio was a fully invested and financed, granularly diverse portfolio of seasoned, stabilized, net leased industrial assets with nearly 15.4 million square feet across 166 industrial properties leased to 33 tenants. The Company is not aware of any other material factors related to its real estate operation that would cause the Historical Summary (as defined below) not to be indicative of future operating results. As of September 30, 2024, all 33 tenants leasing these 166 properties were in compliance with their leases.

Note 2. Basis of Presentation

The accompanying combined statements of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summary is not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred, have been excluded. Such items include depreciation, amortization, interest expense (based on anticipated changes to the mortgages payable and revolving credit facility upon the completion of Formation Transactions), legal fees, general and administrative expenses, and unrealized FX gains and losses. Revenue includes contractual base and other rent pursuant to the lease agreements, tenant expense reimbursements, amortization of above-below market value leases and other revenue derived from the operation of the real estate asset. The expenses presented are the direct expenses associated with operating and maintaining the real estate asset and are recognized as incurred.

The accompanying Historical Summary have been prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”). All significant intercompany balances and transactions have been eliminated in the Historical Summary from real estate operations.

Although NEWLEASE will indirectly acquire less than 100% of the equity interests in certain properties, the Historical Summary presents 100% of the revenues and expenses for real estate operations of each asset. The following tables set forth the percentage ownership interest that NEWLEASE expects to acquire for each property upon the completion of the Formation Transactions.

Property Assets	Type	NEWLEASE Ownership
Property 1 - Macedon, NY	Industrial	100%
Property 2 - Homer, LA	Industrial	100%
Property 3 - Rhinelander, WI	Industrial	100%
Property 4 - Columbus, GA	Industrial	100%
Property 5 - Bristol, PA	Industrial	100%
Property 6 - Marshall, MN	Industrial	100%
Property 7 - West St. Paul, MN	Industrial	100%
Property 8 - Rapid City, SD	Industrial	100%
Property 9 - Storm Lake, IA	Industrial	100%
Property 10 - Port Huron, MI	Industrial	100%
Property 11 - Dubuque, IA	Industrial	100%
Property 12 - Ypsilanti, MI	Industrial	100%
Property 13 - Mississauga, ON	Industrial	100%
Property 14 - Newburgh, NY	Industrial	100%
Property 15 - West Point, IA	Industrial	100%
Property 16 - Twin Oaks, PA	Industrial	100%
Property 17 - Pierre, SD	Industrial	100%
Property 18 - Grayling, MI	Industrial	100%
Property 19 - Belding, MI	Industrial	100%
Property 20 - Shelby, MI	Industrial	100%
Property 21 - Winnipeg, MB	Industrial	100%
Property 22 - Chatham, ON	Industrial	100%
Property 23 - Lake Ozark, MO	Industrial	100%
Property 24 - Omaha, NE	Industrial	100%
Property 25 - Fairport, NY	Industrial	100%
Property 26 - Menomonee Falls, WI	Industrial	100%
Property 27 - Ann Arbor, MI	Industrial	100%
Property 28 - Mesa, AZ	Industrial	100%
Property 29 - Ann Arbor, MI	Industrial	100%
Property 30 - Elgin, IL	Industrial	100%
Property 31 - Laconia, NH	Industrial	100%
Property 32 - Allenton, WI	Industrial	100%

Property 33 - Niagara Falls, NY	Industrial	100%
Property 34 - Woburn, MA	Industrial	100%
Property 35 - St. Louis, MO	Industrial	100%
Property 36 - St. Louis, MO	Industrial	100%
Property 37 - West Memphis, AR	Industrial	100%
Property 38 - Ashland, VA	Industrial	100%
Property 39 - Winchester, KY	Industrial	100%
Property 40 - Florence, SC	Industrial	100%
Property 41 - North Charleston, SC	Industrial	100%
Property 42 - Marshville, NC	Industrial	100%
Property 43 - Bessemer, AL	Industrial	100%
Property 44 - Chickamauga, GA	Industrial	100%
Property 45 - Jonesboro, AR	Industrial	100%
Property 46 - Monroe, NC	Industrial	100%
Property 47 - Lexa, AR	Industrial	100%
Property 48 - Jefferson, AR	Industrial	100%
Property 49 - Tulsa, OK	Industrial	100%
Property 50 - Blytheville, AR	Industrial	100%
Property 51 - Asheboro, NC	Industrial	100%
Property 52 - Smyrna, TN	Industrial	100%
Property 53 - Mobile, AL	Industrial	100%
Property 54 - St Joseph, MI	Industrial	100%
Property 55 - Monette, AR	Industrial	100%
Property 56 - Neenah, WI	Industrial	100%
Property 57 - Joliet, IL	Industrial	100%
Property 58 - Saraland, AL	Industrial	100%
Property 59 - Cedar Rapids, IA	Industrial	100%
Property 60 - St. Gabriel, LA	Industrial	100%
Property 61 - Pasadena, TX	Industrial	100%
Property 62 - Watertown, WI	Industrial	100%
Property 63 - Ontario	Industrial	100%
Property 64 - Mitchellville, IA	Industrial	100%
Property 65 - Bremen, GA	Industrial	100%
Property 66 - Bondurant, IA	Industrial	100%
Property 67 - Mitchellville, IA	Industrial	100%
Property 68 - Los Angeles, CA	Industrial	100%
Property 69 - Visalia, CA	Industrial	100%
Property 70 - Gainesville, FL	Industrial	100%
Property 71 - Gainesville, FL	Industrial	100%
Property 72 - Gainesville, FL	Industrial	100%
Property 73 - Gainesville, FL	Industrial	100%
Property 74 - Gainesville, FL	Industrial	100%
Property 75 - Gainesville, FL	Industrial	100%
Property 76 - Gainesville, FL	Industrial	100%
Property 77 - Gainesville, FL	Industrial	100%
Property 78 - Springville, AL	Industrial	100%
Property 79 - Tampa, FL	Industrial	100%
Property 80 - Tampa, FL	Industrial	100%
Property 81 - Eutaw, AL	Industrial	100%
Property 82 - Denver, CO	Industrial	100%
Property 83 - St. Louis, MO	Industrial	100%
Property 84 - Taylorsville, NC	Industrial	100%
Property 85 - Broken Arrow, OK	Industrial	100%
Property 86 - Union Gap, WA	Industrial	100%
Property 87 - Denver, PA	Industrial	100%
Property 88 - Cleveland, TN	Industrial	100%

Property 89 - St. Charles, IL	Industrial	100%
Property 90 - Chicago Height, IL	Industrial	100%
Property 91 - Warwick, RI	Industrial	100%
Property 92 - Addison, IL	Industrial	100%
Property 93 - Bensenville, IL	Industrial	100%
Property 94 - Hayesville, OH	Industrial	100%
Property 95 - Eden Prairie MN	Industrial	100%
Property 96 - Earth City, MO	Industrial	100%
Property 97 - Morristown, TN	Industrial	100%
Property 98 - Morristown, TN	Industrial	100%
Property 99 - Morristown, TN	Industrial	100%
Property 100 - Clinton, TN	Industrial	100%
Property 101 - Gainesville, GA	Industrial	80%
Property 102 - Yaphank, NY	Industrial	80%
Property 103 - Athens, AL	Industrial	80%
Property 104 - Montgomery, AL	Industrial	80%
Property 105 - Columbus, GA	Industrial	80%
Property 106 - Fort Walton, FL	Industrial	80%
Property 107 - Cullman, AL	Industrial	80%
Property 108 - Decatur, AL	Industrial	80%
Property 109 - Bessemer, AL	Industrial	80%
Property 110 - Foley, AL	Industrial	80%
Property 111 - Pelham, AL	Industrial	80%
Property 112 - Opelika, AL	Industrial	80%
Property 113 - Huntsville, AL	Industrial	80%
Property 114 - Gardendale, AL	Industrial	80%
Property 115 - Birmingham, AL	Industrial	80%
Property 116 - Tuscaloosa, AL	Industrial	80%
Property 117 - Gadsden, AL	Industrial	80%
Property 118 - Pensacola, FL	Industrial	80%
Property 119 - Sheffield, AL	Industrial	80%
Property 120 - Anniston, AL	Industrial	80%
Property 121 - Dothan, AL	Industrial	80%
Property 122 - Albertville, AL	Industrial	80%
Property 123 - Rome, GA	Industrial	80%
Property 124 - Jasper, AL	Industrial	80%
Property 125 - Mobile, AL	Industrial	80%
Property 126 - Daphne, AL	Industrial	80%
Property 127 - Spencer, IN	Industrial	80%
Property 128 - Beaverton, OR	Industrial	80%
Property 129 - Seattle, WA	Industrial	80%
Property 130 - San Jose, CA	Industrial	80%
Property 131 - Verona, MS	Industrial	50%
Property 132 - Auburn, IN	Industrial	50%
Property 133 - Santa Teresa, NM	Industrial	50%
Property 134 - Ft Wayne, IN	Industrial	50%
Property 135 - Portland, OR	Industrial	50%
Property 136 - Corry, PA	Industrial	50%
Property 137 - Rockford, IL	Industrial	80%
Property 138 - Philadelphia, PA	Industrial	80%
Property 139 - Rockford, IL	Industrial	80%
Property 140 - San Diego, CA	Industrial	80%
Property 141 - San Diego, CA	Industrial	80%
Property 142 - Springfield, OH	Industrial	80%
Property 143 - Ypsilanti, MI	Industrial	80%
Property 144 - West Mifflin, PA	Industrial	80%

Property 145 - Rome, GA	Industrial	67%
Property 146 - Payson, UT	Industrial	67%
Property 147 - Houston, TX	Industrial	70%
Property 148 - Lakeland, FL	Industrial	70%
Property 149 - Dallas, TX	Industrial	70%
Property 150 - Winter Haven, FL	Industrial	70%
Property 151 - Rancho Cordova, CA	Industrial	80%
Property 152 - Auburn, CA	Industrial	80%
Property 153 - Salinas, CA	Industrial	80%
Property 154 - Yuba City, CA	Industrial	80%
Property 155 - Chico, CA	Industrial	80%
Property 156 - Livermore, CA	Industrial	80%
Property 157 - Redding, CA	Industrial	80%
Property 158 - Santa Rosa, CA	Industrial	80%
Property 159 - Sonora, CA	Industrial	80%
Property 160 - Modesto, CA	Industrial	80%
Property 161 - Lodi, CA	Industrial	80%
Property 162 - Sacramento, CA	Industrial	80%
Property 163 - Vacaville, CA	Industrial	80%
Property 164 - Sacramento, CA	Industrial	80%
Property 165 - Olive Branch, MS	Industrial	80%
Property 166 - Elkhart, IN	Industrial	80%

Note 3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates are based on historical experience and other assumptions which management believes are reasonable. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates and related disclosures as experience develops or new information becomes known. Actual results could differ from those estimates.

Revenue Recognition

Management has determined that predominantly all of the Company’s leases with its various tenants are operating leases. In accordance with ASC 842, the Company recognizes minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases on a straight-line basis over the term of the related leases when collectability is probable and records amounts expected to be received in later years as deferred rent receivable. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

Note 4. Revenues

Substantially all of the Company’s tenants are subject to absolute net leases whereby the tenant is directly responsible for minimum monthly rent and actual property operating expenses incurred, including property taxes, insurance and maintenance. In addition, the Company’s tenants are typically subject to future rent increases based on fixed amounts or, in limited cases, increases in the consumer price index. Two of the Company’s properties are subject to leases under which it retains responsibility for specific costs and expenses of the property, which are reflected in the accompanying Historical Summary. The Company’s leases typically provide the tenant one or more multi-year renewal options to extend their leases, subject to generally the same terms and conditions, including rent increases, consistent with the initial lease term.

Rental revenue is comprised of the following:

	Nine Months Ended September 30, 2024 (unaudited)	Year Ended December 31, 2023
Base rent	$72,523	$94,974
Straight-line rent	8,165	12,388
Amortization of below market lease value	114	114
	$80,802	$107,476

The following table separately presents the aggregate operating revenues and expenses for the wholly owned assets and the less than wholly owned assets. Revenues related to properties that are less than 100% owned are consolidated in the Historical Summary.

	Nine Months Ended September 30, 2024 (unaudited)		Year Ended December 31, 2023
	100% Owned	Less Than 100% Owned	100% Owned	Less Than 100% Owned
Revenues:
Rental revenue	$35,983	$44,819	$47,815	$59,661
Property operating revenue	841	-	751	-
	$36,824	$44,819	$48,566	$59,661

The following table is an unaudited schedule of future undiscounted cash flow under non-cancelable operating leases in effect at September 30, 2024:

2024 (3 months)	$21,934
2025	88,824
2026	90,638
2027	92,490
2028	94,381
2029	96,356
Thereafter	1,004,556
$1,489,179

Thirty-five of the thirty-seven leases are structured as absolute net leases whereby the tenant is responsible for, and directly pays, all property level expenses including property taxes, insurance, utilities, and operating expenses. For deals structured as absolute net leases, we do not include property income or expenses related to items paid directly by our tenants.

Concentration of Credit Risk

As of September 30, 2024 and December 31, 2023, the Company’s portfolio is leased to 33 tenants across various industries. The tenants lease a variety of industrial building sub-types across 36 US states, and one province in Canada. The following tenant contributed more than 10% of contractual base rents:

	Nine Months Ended September 30, 2024 (unaudited)	Year Ended December 31, 2023
PCI Pharma Services	8,629	11,317

Note 5. Commitments and Contingencies

Litigation and Regulatory Matters

The Company is a party to certain legal actions arising in the normal course of business. Management does not expect there to be adverse consequences from these actions that would be material to the Company’s Historical Summary.

Indemnifications

In the normal course of business, the Company enters contracts that contain a variety of representations and warranties, and which provide general indemnifications. In addition, the Company has agreed to indemnify its officers, directors, employees, agents or any person who serves on behalf of the Company from any loss, claim, damage, or liability which such person incurs by reason of his performance of activities of the Company, to the fullest extent permitted by applicable law. Based on experience, the Company expects the risk of loss related to its indemnifications to be remote.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances, or petroleum product releases, at its properties. The owner may be liable to governmental entities or to third parties for property damage, and for investigation and cleanup costs incurred by such parties in connection with any contamination. Generally, the Company’s tenants must comply with environmental laws and meet any remediation requirements. In addition, leases typically impose obligations on tenants to indemnify the Company from any compliance costs the Company may incur as a result of environmental conditions on the property caused by the tenant. However, if a lease does not require compliance, or if a tenant fails to or cannot comply, the Company could be forced to pay these costs. Management is unaware of any environmental matters that would have a material impact on the Company’s Historical Summary.

Note 6. Subsequent Events

Management has evaluated subsequent events through October 16, 2024, the date the Historical Summary was available to be issued. No subsequent events were noted that required adjustments to or disclosures in the Historical Summary.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

New Mountain Net Lease Trust

By:	/s/ Teddy Kaplan
Name: Teddy Kaplan
Title: Chief Executive Officer and President

Date: January 16, 2025